Eagle Global Advisors, L.L.C.
CODE OF CONDUCT
AND
REGULATORY COMPLIANCE MANUAL
Copy date: September 14, 2018
Steven Russo
Chief Compliance Officer

THIS MANUAL IS THE PROPERTY OF EAGLE GLOBAL ADVISORS, LLC (“EAGLE,” THE “COMPANY” OR THE “FIRM”) AND MUST BE RETURNED TO THE COMPANY SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE COMPANY TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES. THIS MANUAL IS NOT A FULL OPERATIONS PROCEDURES MANUAL. IT IS INTENDED TO GIVE SUFFICIENT INFORMATION AND GUIDANCE SUCH THAT AN EMPLOYEE MAY GAIN A BROAD UNDERSTANDING OF THE REGULATORY RULES AND REQUIREMENTS THAT EAGLE IS SUBJECT TO. CIRCUMSTANCES VARY AND PRACTICES EVOLVE. TO RETAIN FLEXIBILITY AND RELEVANCE, NEW POLICIES, GUIDANCE AND AMENDMENTS MAY BE PROMULGATED BY EMAIL OR EVEN VERBALLY BEFORE ULTIMATELY BEING INCORPORATED INTO THIS MANUAL. SUCH COMMUNICATIONS SHOULD BE CONSIDERED TO BE AS VALID AND BINDING AS THE FORMAL GUIDANCE CONTAINED IN THIS MANUAL. WHERE THE INFORMATION OR GUIDANCE HEREIN DOES NOT APPEAR TO ADDRESS YOUR PARTICULAR SITUATION YOU SHOULD CONSULT WITH EAGLE’S CHIEF COMPLIANCE OFFICER.

Table of Contents

I.	DUTY TO SUPERVISE	4

II.	CLIENT AND INVESTOR COMPLAINTS	7

III.	NEW ACCOUNTS AND SUITABILITY	9

IV.	EIAP AND EIA II FUNDS	11

V.	MARKETING AND PERFORMANCE REPORTING	13

VI.	CUSTODY AND SAFEKEEPING OF ACCOUNTS	26

VII.	PROXY VOTING PROCEDURES	33

VIII.	PORTFOLIO MANAGEMENT AND REVIEWS	42

IX.	TRADING AND THE ALLOCATION OF SECURITIES	44

X.	SOFT DOLLAR POLICIES AND PROCEDURES	52

XI.	BEST EXECUTION	55

XII.	VALUATION PROCEDURES	59

XIII.	INSIDER TRADING POLICY AND PROCEDURES	63

XIV.	POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS	67

XV.	CODE OF ETHICS FOR ALL EMPLOYEES	72

XVI.	SOCIAL MEDIA POLICY	84

XVII.	IDENTITY THEFT PREVENTION	85

XVIII.	RECORDKEEPING AND RETENTION	90

XIX.	WRITTEN DISCLOSURES AND FILINGS	101

XX.	BUSINESS RECOVERY PLAN	107

XXI.	PRIVACY OF CONSUMER FINANCIAL INFORMATION AND CYBER SECURITY	108

XXII.	ANTI-MONEY LAUNDERING	114

XXIII.	THIRD PARTY SUPERVISION	118

XXIV.	MAINTENANCE OF CODE OF CONDUCT AND REG. COMPLIANCE MANUAL	119

EXHIBIT A		121

EXHIBIT B		122

EXHIBIT C		127

EXHIBIT D		128

EXHIBIT E		129

EXHIBIT F		131

EXHIBIT G		133

EXHIBIT H		135

EXHIBIT I		137

I.	DUTY TO SUPERVISE

Section 203(e) of the Investment Advisers Act of 1940 (the Advisers Act) states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in egregious cases, revoke the registration of the investment adviser for a failure to properly supervise its Employees. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

Eagle’s Partners recognize their duty to supervise the actions of its Employees. This Manual assists the Partners in carrying out this task by providing guidance in completing advisory activities and setting forth the ethical issues to be considered by the Company. In developing these policies and procedures, Eagle considered numerous risks associated with its duty to supervise. This analysis included risks such as:

●	Employee activities are not adequately monitored;
●	Eagle does not establish an adequate separation of functions; and
●	Employees engage in activities that violate Eagle’s internal policies and procedures.

Eagle has established the following policies and procedures to implement and monitor Eagle’s supervisory system.

Policy

The following Employees with supervisory responsibilities will reasonably supervise the activities of their subordinate Employees:

Supervisor:	Area of Responsibility:	Qualifications[1]:

Steven Russo	Strategic Planning	Series 7, 65
Partner, Chief Compliance	Discretionary Account Activities
Officer (“CCO”)	Supervision of Associated Persons
Acceptance of Client Accounts
Investment Advisor Activity
Operational Activities
Record Maintenance and Retention
Multi-State Registration
Marketing
Compliance Program

Thomas Hunt III	Marketing Activities	Series 65
Partner	Accounting, Financial Activities
Acceptance of Client Accounts

Eddie Allen	Acceptance of Client Accounts	Series 7, 63
Partner	Client Relations
Business Development

David Chiaro	MLP Products	Series 65
Partner

Jorene Williams	Portfolio Administration
Corporate Actions and Reorganizations

John Gualy	Trading Activities	Series 7, 65
Partner	Client Relations
Acceptance of Client Accounts
Research Services

Shelley Milloway	Fund Administration

Selena Gonzalez	Trading Activities

Procedures

Supervision over certain responsibilities is generally delegated to various Employees within Eagle. Such delegation of responsibilities must occur to ensure that Eagle provides clients with a high level of service. Eagle operates within a well-defined supervisory structure that outlines the responsibilities of its Employees and the individuals to whom they report.

1 The Qualifications listed are not requirements of the Investment Advisers Act of 1940. However, state investment adviser representative licensing requirements are satisfied by the Series 65 as well as by various combinations of other Series. Note: Series 7 designation is included for historical purposes only.

Eagle expects that its Employees will report to their supervisors any issues arising in which they may be unfamiliar or may otherwise require the assistance and judgment of supervisory personnel. Employees must also report any activities that run contrary to the Code of Conduct and that may adversely affect the reputation of Eagle. All activities reported by Employees shall be done anonymously in order to protect the reputations of the Employees involved. Eagle shall fully review the matter and implement any necessary corrective or disciplinary action. Eagle requires the full commitment of its Employees to the tenets set forth in the Code of Conduct; Employees that elect to ignore and/or violate the tenets shall be disciplined as such including the possible termination of their association with Eagle. Employees with supervisory responsibilities are required to supervise the activities of their subordinates and report any material issues to their direct supervisor and/or CCO.

Notwithstanding the foregoing, nothing in this Manual prohibits any employee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the SEC, FINRA, any other self-regulatory organization or any other state or federal regulatory authority, regarding a possible securities law violation.

Branch Office Supervision

Eagle maintains a remote office in Dallas, Texas, from which certain marketing and client relations activities are conducted, and in New York, New York, where certain MLP analyst and portfolio management activities are conducted. The CCO is responsible for supervising employees at both remote locations. The CCO or designee (a partner) makes periodic site visits to remote locations. All site visits are documented by the CCO and employees at the Dallas and New York locations are subjected to the same supervisory oversight and procedures as employees located in the Houston, Texas office. The same oversight will be provided for any remotes offices added in the future.

II.	CLIENT AND INVESTOR COMPLAINTS

From time-to-time, Eagle may receive complaints from Clients regarding its investment advisory services or related matters. Eagle will strive to respond promptly and appropriately to all such complaints, and will consider whether corrective actions should be taken in order to prevent additional problems. In developing these policies and procedures, Eagle considered the material risks associated with its response to Client complaints, such as:

•	Complaints are not reported to the CCO;
•	Verbal complaints are not addressed with the same level of diligence as written complaints;
•	Complaints are not addressed in a timely manner; and
•	Eagle does not document Client complaints, or its response to such complaints.

Eagle has established the following policies and procedures to mitigate these risks.

With respect to client complaints, any complaint directed to or uncovered by the CCO or his designee will be entered as a matter of record and will be kept in the corporate office. The CCO or his designee shall be responsible for maintaining a record of all client complaints and the disposition of same. The CCO or his designee will have the absolute right to determine the disposition of all client complaints.

If necessary, the Form ADV of the Company and or Form U-4 of the advisory representative will be amended.

For purposes of this section, “Client” shall include any person other than a broker or dealer with whom the Company has engaged, or has sought to engage, in the investment advisory activities, and “complaint” includes any written grievance by a client involving the Company or a person associated with the Company.

Policy

Eagle shall investigate and respond to all client and investor complaints in a timely manner.

EMPLOYEES ARE PROHIBITED FROM RESPONDING TO CLIENT OR INVESTOR COMPLAINTS WITHOUT THE APPROVAL OF THE CCO.

Procedures

1.	Eagle shall maintain all written complaints in the designated Client Complaint File.

2.

Any statement alleging any specific, inappropriate conduct on the part of Eagle constitutes a complaint. A client complaint must be initiated by the client and must involve a grievance expressed by the client. It may be difficult to judge whether or not a communication from a client constitutes a “complaint”. A mere statement of dissatisfaction from a client about an investment or about investment performance in most cases does not constitute a complaint. All questions regarding whether a complaint has been made should be brought to the attention of the CCO.

3.	The Client Complaint File shall include the written complaint submitted by the advisory client and all correspondence to and from the client in response to the complaint.

4.	Special procedures must be followed anytime a complaint is received from a client or investor, whether it is received orally or in writing. These procedures are outlined below:

●	Immediately notify the CCO, who at his discretion may notify ACA and/or outside counsel;
●	If the complaint was delivered orally, write a short memorandum describing the complaint based on facts obtained from knowledgeable Employees;
●

Make every effort to settle the complaint, taking into account the advice of ACA and/or outside counsel. Any offers of settlement or actual settlements must be made only with the knowledge, participation, and written approval of the CCO; and

●	Create a written record of the complaint, including all correspondence and memoranda and file this record in the Client Complaint File.

Regulatory Inquiries

All regulatory inquiries whether written or oral are to be directed to the attention of the CCO or his designee, for response. Further, all responses and other correspondence will be handled by the CCO, or his designee, or legal counsel for the Company, and the representative will make no statements on behalf of the Company, to any person in a regulatory agency, unless specifically authorized to do so by the Company

Responsibilities

The CCO shall be responsible for resolving all issues derived from client or investor complaints.

III.	NEW ACCOUNTS AND SUITABILITY

Policy

All new accounts opened with the Company will require the Company’s acceptance of such account. Acceptance will be acknowledged by the designated person’s signing of all Subscription Agreements and/or New Account Forms. In developing these policies and procedures, Eagle considered the material risks associated with its account opening and closing processes. This analysis included risks such as:

●	Clients’ investment objectives and restrictions are not adequately documented and reviewed;
●	Clients invest in portfolios that are inappropriate for their needs and objectives;
●	Clients are not provided with the Company’s disclosure documents; and
●	Investor subscription and withdrawal activity is handled incorrectly.

Eagle has established the following guidelines to mitigate these risks.

SEPARATE ACCOUNTS

Procedures

Eagle has established the following guidelines to monitor Eagle’s policy with respect to its account opening and closing procedures.

All portfolio managers will review each client’s investment objectives. These objectives and needs will be evaluated with respect to each client’s circumstances and financial condition. Investments will not be allowed nor recommended which are not compatible with the objectives and desires of each client.

Factors to be utilized in determining such objectives and desires will be: (a) client’s relative financial position; (b) income and type of employment; (c) risk tolerance (d) time horizon; (e) investment objective; and (e) client’s ability to hold an investment, long term.

The Company will provide the client with Part 2 of Form ADV. The Company will also obtain all supporting documents necessary to set up the account, including trading authorization/power of attorney, advisory agreement, margin agreement (if applicable), trading restrictions, authorization to withdraw advisory fees, solicitation disclosures, etc. The Company will confirm that all parties to the account for whom advisory services are being provided have signed the advisory agreement. No advice may be given until the advisory agreement, with supporting documents have been completed and signed by a Partner of the Firm and reviewed by the CCO or his designee for any exceptions to the Company account criteria.

Each investment advisory client must complete an advisory agreement setting forth the fee schedule, manner, and terms of compensation of the Company. In addition, the advisory agreement shall disclose situations in which the client has granted the Firm discretion in the selection of brokers and trading. Eagle defines a discretionary account as an account where the holder has given the Company full authority to buy and sell securities. However, that authority may come with client-imposed restrictions. Examples of client-imposed restrictions include holding specific securities for reason of sentimental attachment, restricted asset allocations and securities, requiring a high cash balance, and limiting Eagle’s ability to sell securities due to tax concerns.

Each investment advisory client who elects to designate a broker/dealer should provide the Company with a letter of instruction, or similar form, designating the broker/dealer for the company to execute its advisory instruction. The Company in turn will disclose to the client that in designating a specific broker/dealer for execution, the client may not be getting the best execution or the same execution as the Company’s other clients.

Responsibility

Client accounts will be reviewed by the CCO, Partner of the Firm or his designee, no less than annually to assist in detecting and preventing violations of, and achieving compliance with applicable laws, regulations and rules.

WRAP AND SUB-ADVISED ACCOUNTS

Depending on the relationship, Eagle will maintain a master investment advisory agreement with the sponsor or adviser and, in limited circumstances, an investment advisory agreement with the client. Generally, if Eagle maintains an investment advisory agreement with the client, Eagle will be responsible for delivering the ADV Part 2.

Clients obtained through wrap program sponsors and sub-advised accounts typically have directed-brokerage relationships.

IV.	EIAP and EIA II FUNDS

Subscription Procedures

Investor accounts must be opened and closed in accordance with the following procedures, which have been developed in an attempt to minimize the operational and compliance risks associated with the account opening and closing process.

Prior to the dissemination of any EIAP or EIAP II Fund (all shall collectively be referred to herein as the “Funds”) offering materials, Eagle must possess a pre-existing and substantive relationship with the prospective investor. All offering materials distributed must be numbered and logged prior to distribution.

The new Investor must complete a Subscription Agreement, which Eagle will maintain in its records. Prior to accepting a new Investor the CCO or the Senior Operations and Compliance Manager must verify the status of the new Investor by reviewing the information provided by the Investor in the Subscription agreement. When Investors make additional subscriptions to the Funds they must complete the Additional Subscription Form certifying that they continue to meet the qualifications necessary to invest in the Funds.

New Investors must attest to their eligibility to participate in “new equity issues” as defined by FINRA Rule 5130.

Eagle will monitor the subscription and transfer of cash into the Fund’s account, but will not accept subscriptions on behalf of the Funds. All payments must be wired to the Funds’ custodian. A designee of the PM for the Private Funds will reconcile wires received by the custodian against approved subscriptions.

The CCO or Partner overseeing the Funds will document any provisions outlined by an Investor in a “side letter” or “most-favored nation letter.” Furthermore, the CCO and Partner overseeing the Funds will ensure that Eagle maintains compliance with such side letter provisions and makes any additional required disclosures that may be prudent given the existence of certain side letter provisions.

Responsibility

Subscription documents relating to the Funds are reviewed and counter-signed by the Partner overseeing the Funds or his designee.

Withdrawal Procedures

Requests for withdrawals, in accordance with the Funds’ offering documents, will be confirmed by letter to the Investor, prior to granting such withdrawal. Eagle’s Partner overseeing the Fund must sign to indicate acceptance of the withdrawal. All transfers of cash will be performed via electronic wire directly from the custodian to the Investor.

Investors will receive withdrawal funds in accordance with the holdback terms and conditions in the Funds’ offering documents.

Responsibility

Withdrawal requests relating to the Funds are reviewed by the Partner overseeing the Funds or his designee.

V.	MARKETING AND PERFORMANCE REPORTING

In developing these policies and procedures, Eagle considered the material risks associated with the marketing of its advisory services and private funds. This analysis included risks such as:

●	Advertisements include content specifically prohibited by federal securities laws;
●	Advertisements include content that is false or misleading;
●	Advertisements include false claim of compliance with GIPS;
●	The use or marketing materials is not subject to sufficient oversight or review;
●	Marketing materials contain Client names without Clients’ prior written consent;
●	Eagle makes a public offering of a private fund;
●	Eagle markets a private fund to prospective investors who are ineligible to invest in the fund;
●	Articles published by third parties contain false or misleading information about Eagle;
●	Copies of marketing materials are not retained after distribution;
●	Eagle pays a solicitor with which it does not have a written agreement containing all required components; and
●	Eagle does not retain solicited Clients’ signed acknowledgement of receipt of Part 2 of Eagle’s Form ADV or the solicitor’s separate disclosure document.

Eagle has established the following guidelines to mitigate these risks.

All marketing materials produced by Eagle shall be reviewed for conformity to applicable rules and regulations promulgated under state and Federal Securities Laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in their entirety by this marketing policy. Eagle has established this policy to help promote compliance with applicable rules and regulations.

In general, all marketing materials will be considered advertisements. Eagle is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading.

Global Investment Performance Standards

Eagle claims compliance with the Global Investment Performance Standards® (“GIPS”) as adopted by the CFA Institute Board of Governors. As such, it will follow all relevant GIPS requirements, including (but not limited to):

●	Claims of GIPS Compliance
●	Definition of the Firm
●	Composite Creation
●	Calculation Methodology
●	Required Disclosures
●	Maintenance of Supporting Documentation
●	Presentation and Reporting
●	Verification

In order to ensure compliance with GIPS, Eagle obtains an annual verification from an independent third party. In addition to this verification, all marketing materials are reviewed for GIPS compliance by the Chief Compliance Officer or designee, according to the GIPS Supervisory Procedures outline below.

Procedures

1.	All marketing materials produced by Eagle must be submitted to and approved by the CCO prior to dissemination. The CCO will signify his approval by initialing and dating each approved marketing piece.

2.	New or revised marketing pieces are sent to ACA for review and approval. The CCO grants final approval to use the marketing piece

3.

All marketing pieces are reviewed and approved quarterly by the CCO. Marketing materials with intra-quarter changes to performance figures only, shall not be required to be reviewed on an ongoing basis after an initial review by ACA and/or the CCO.

3.	Eagle will retain copies of the approvals received from the CCO and/or ACA.

4.	Eagle will retain copies of all marketing pieces utilized by individuals marketing Eagle’s services.

5.

In the event that Eagle becomes aware of an article, story, etc. written by a third-party that contains erroneous information about Eagle, the CCO shall notify the third-party in writing of the error and maintain documentation of the written notification. Neither Eagle nor any individual or entity acting on its behalf shall reprint and distribute the erroneous information as part of Eagle’s marketing efforts.

6.

In the event that Eagle becomes an advisor or co-advisor to a mutual fund, all advertising and marketing materials will be approved using the procedures above and include an additional step of gaining approval from the mutual fund’s distributor.

Books and Records

In its books and records, Eagle will maintain copies of all marketing materials. These materials may include (this list is not intended to be exhaustive):

●	Brochures
●	Newsletters
●	Web Site
●	Article Reprints
●	Press Related Marketing Materials

●	Letters to Current or Prospective Clients
●	Responses to RFP’s
●	Consultant Questionnaires
●	Presentations developed for Seminars or client Meetings
●	E-mails

Responsibility

The CCO will generally be responsible for overseeing the marketing process and ensuring that only approved materials are distributed to prospective clients.

GIPS Supervisory Procedures:

The Firm has engaged a third party performance consultant to be responsible for maintaining the company’s GIPS compliance, with oversight by the CCO or designee. The CCO or designee meets with the consultant at least annually to review the company’s policies and procedures and verify the firm’s performance results. During these meetings, or through conference calls and emails, the performance disclosures and footnotes are updated and reviewed.

Investment discretion

Investment discretion is defined as having the decision-making authority to buy and sell securities for an account without constraints. Eagle deems full investment discretion for an account when it has the client’s permission to buy and sell securities for an account without consideration of tax consequences, low cost-basis stock, income requirements or client mandated purchases, sells, or required holdings.

Composite definitions

A listing of the various composites and the definitions are described in the GIPS Verification Report, which is updated quarterly.

Inclusion of new accounts into a composite

A new account will be included in a particular composite or composites if the account is fully discretionary, pays a fee, meets the minimum asset composite size, and properly represents the intended strategy. When all four of these requirements are met the account will enter the composite after the first full calendar quarter during which the requirements were met.

Closed accounts

A closed account will be included in a composite for all prior quarters that it qualified for the composite and up until the last full calendar quarter that the account was under Eagle’s management. It will not be included in any future quarters.

Accrued interest and dividend income

Accrual accounting is used for fixed income securities. Cash-basis accounting is used for equity securities.

Market valuation of investment securities

Eagle utilizes trade-date accounting for market valuation of investment securities. All securities in every portfolio are valued at least monthly.

Method for computing time-weighted portfolio returns

Eagle uses the Axys portfolio management systems method for computing time-weighted portfolio returns. The method is the Modified Dietz Method. Time-weighted returns are computed monthly and then the monthly returns are geometrically linked to form quarterly returns.

Calculation of total returns

Eagle uses time weighted total returns calculated monthly and linked geometrically for quarterly results.

Cash allocation method

For multiple asset class portfolios, the cash will be allocated equally among the asset classes at the beginning of the quarter that the performance will be calculated. The cash percentage return will be based on the quarterly return of 90 day Treasury bill. For example if an account has $90,000 in cash and assets in domestic equity, international equity and fixed income, then the cash will be allocated $30,000 to each of the asset classes for performance calculations. This method has been used for all prior performance periods and will be used going forward.

Capital inflows and outflows

A portfolio is valued monthly or if a cash flow deemed large occurs during the month. A large cash flow is a flow that is equal to or greater than 25% of the portfolio or of a single asset class in a multiple asset class portfolio.

Method for computing composite returns

Eagle uses the asset-weighted method of computing composite returns. Returns within the composites are weighted by beginning-of-period asset values.

Use of benchmarks for performance comparison

For the domestic composite Eagle will use the S&P 500 Index as the primary benchmark. The S&P 500 is defined as a market-weighted index covering 500 stocks, generally mid cap and large cap that are considered to be widely held.

For the international composite Eagle will use the MSCI EAFE index as the primary benchmark. The MSCI EAFE index is defined as a market capitalization weighted index composed of a selection of stocks from 21 developed markets, but excludes those from the U.S. and Canada.

For the global composite Eagle will use the MSCI World index as the primary benchmark. The MSCI World index consists of approximately 1,600 securities across 23 markets. MSCI attempts to capture approximately 85% of the market capitalization in each country.

For the master limited partnership composite Eagle will use the Alerian MLP Index (AMZX) or the Alerian Large Cap MLP Index as the primary benchmark depending on the strategy.

For the bond composite index Eagle will use the Barclay’s Intermediate Government Credit index (“BIGC” as the primary benchmark. The BIGC is defined as an index which features a blend of U.S. Treasury, government-sponsored (U.S. agency and supranational), mortgage and corporate securities limited to a maturity of no more than ten years.

Portability

Eagle will follow the GIPS standards on portability of performance results. Performance results from our prior affiliation may be included as supplemental information.

Private Offering of the Private Funds

Eagle takes its obligations under Section 4(2) of the Securities Act very seriously, and has implemented policies and procedures designed to prevent any general solicitation or advertising of the Private Funds. This manual does not address all possible situations. Any questions regarding the marketing of the Private Funds should be referred to the CCO.

Prohibited Selling Activities for the Private Funds

Eagle’s employees must never engage in a general solicitation or general marketing of the Private Funds. Prohibited selling activities include, but are not limited to:

●	Any advertisement, notice, article, or other communication published in a newspaper, on the internet, or in a magazine, including specialized trade publications, or broadcast on television or radio;

●	Seminars or meetings where the attendees were invited by general advertising or general solicitation; and

●	Solicitations of leads provided by family members, friends, Clients, Investors, and others where Eagle has not yet established a substantive, pre-existing relationship.

Permissible Selling Activities for the Private Funds

The following types of selling activities are generally acceptable, so long as they are not otherwise inconsistent with the Regulation D safe harbor:

●

Informing prospective investors with whom Eagle does not have a substantive pre-existing relationship that the Company sponsors private funds (not identified by name), which are available to suitably accredited investors;

●	Providing prospective investors with whom Eagle does not have a substantive pre-existing relationship with general information about the Company’s investment strategies; and

Using questionnaires to obtain sufficient information for Eagle to evaluate a prospective Investor’s sophistication and financial circumstances. Any such questionnaire should not reference any specific private fund being offered by the Company. Although the receipt and review of a questionnaire allows Eagle to establish a substantive relationship, the relationship must also be pre-existing at the time of the solicitation. The Company should wait a reasonable period of time completion of the questionnaire before soliciting a prospective Investor.

Issuer Disqualification

Paragraph (d) of Rule 506 under Regulation D prohibits issuers from relying on Regulation D if any of the following individuals or entities (“covered persons”) have been found to have engaged in securities-related misconduct described by the Rule and be deemed a “bad actor”:

●	The issuer, or any director, executive officer, or other officer of the issuer who is participating in the offering;

●	Any affiliated issuer;[2]

●	Any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities;

●	The issuer’s investment manager, general partner or managing member;

●	Any promoter connected with the issuer in any capacity at the time of such sale, or any other person paid for the solicitation of purchasers; and

●	Any general partner, managing member, director, executive officer, or other officer participating in the offering of any such investment manager or solicitor.

Paragraph (d) of Rule 506 includes an extensive list of misconduct that could cause an individual or entity to be considered a “bad actor.” The definition above may include third parties, such as independent fund directors, placement agents, or 20%+ owners of a private fund within the “bad actor” definition. The CCO is responsible for taking and documenting reasonable steps to ensure that none of the individuals and entities listed above have been found to have engaged in disqualifying conduct. Eagle’s annual Code of Ethics questionnaire includes plain-English

2            Depending on the relevant facts and circumstances, the SEC could take the position that (a) an investment manager’s private funds, and (b) any issuer in which the private funds hold a 20% or greater voting interest, are affiliated issuers.

questions that are intended to determine whether any Employee could be considered a “bad actor.” In addition, the CCO requires that any covered persons (as defined above) submit the Bad Actor Certification in Exhibit M annually. If Eagle has reason to suspect that an individual or entity covered by Paragraph (d) of Rule 506 might be deemed a “bad actor,” the CCO will take any additional steps that are reasonably necessary to make a factual inquiry into the potential issue.

Tracking Offering Documents and Fund Marketing Materials

Eagle will closely monitor and document the distribution of the private fund PPMs and marketing materials. Current versions of the private fund offering documents are kept by CCO or designee. Eagle will maintain a log to track the distribution of such materials. Eagle will only provide PPMs and marketing materials to prospective Investors that the Company reasonably believes are qualified to invest based on a substantive, pre-existing relationship.

Eagle will not include PPMs, subscription agreements, or other fund marketing materials on the Company’s website unless the materials are on a password-protected portion of the site and are marked, “Specimens for Informational Use Only. Not for Distribution. Please contact Eagle Global Advisors at 713-952-3550 for additional information regarding an investment in the fund.” Publicly accessible portions of Eagle’s website must not contain any reference to the private funds.

Gross-of-Fees Performance Advertisements

Since 1986, the SEC’s Division of Investment Management has issued several no-action letters that qualified the prohibition against gross-of-fees performance advertisements contained in the Clover no-action letter.

Custodial Fees

In a no-action letter issued to the Investment Company Institute (publicly available August 24, 1987) the SEC’s Division of Investment Management permitted the advertisement of performance figures that did not reflect the deduction of custodial fees.

One-on-One Presentations

In a second no-action letter issued to the Investment Company Institute (often referred to as ICI II, publicly available September 23, 1988) the Division of Investment Management permitted the use of performance figures that were gross of advisory fees in “one-on-one” presentations to certain prospective clients such as wealthy individuals, pension funds, and other institutions who have sufficient assets to justify the cost of the presentation. A one-on-one presentation may involve more than one prospective Client if the presentation is private in nature and the prospects have ample opportunity to ask questions and discuss fee arrangements.3

3            A private presentation to four individuals who already know one another would likely be considered “one-on-one,” but a seminar that invited participants through a general solicitation would not. Questions about whether a presentation is “one-on-one” should be directed to the CCO.

Any advertisements that contain gross-of-fee performance figures must be accompanied by the following written disclosures:

●	The performance figures advertised do not reflect the deduction of investment advisory fees;

●	The prospective client’s return will be reduced by advisory fees and any other expenses incurred in the management of the account;

●	The investment advisory fees are described in Part 2 of Form ADV; and

●	A representative example showing the effect that an advisory fee, compounded over a period of years, will have on the total value of a client’s portfolio.

Any one-on-one presentation materials that include gross-of-fees performance figures must include the preceding disclosures.

Model Fee Deductions

In a no-action letter issued to J.P. Morgan Investment Management, Inc. (publicly available May 7, 1996) the Division of Investment Management permitted advisers to advertise performance figures that reflect the deduction of the highest advisory fee paid by any client invested in the applicable strategy, as opposed to the actual advisory fees paid by each client.

Side-by-Side Presentations

In a no-action letter issued to the Association for Investment Management and Research (publicly available December 18, 1996) the Division of Investment Management permitted the distribution of advertisements that show gross-of-fees performance figures beyond a one-on-one setting, so long as net-of-fees performance figures are presented with equal prominence in a format that facilitates easy comparison. Any such advertisements must include sufficient disclosures to prevent the presentation from being misleading.

Eagle intends to follow the criteria outlined in the above no-action letters, where applicable, when including gross-of-fees performance information in its marketing materials.

Testimonials and Partial Client Lists

Rule 206(4)-1(a)(1) prohibits investment advisers from distributing advertisements that include testimonials, which are generally understood to include any statement that endorses the adviser or refers to a favorable investment experience with the company.

In a no-action letter issued to Cambiar Investors, Inc. (publicly available August 28, 1997), the Division of Investment Management noted that client lists are not testimonials, and may generally be included in advertisements. However, an adviser’s inclusion of partial client lists in advertisements must not be false or misleading. To ensure that an adviser does not advertise partial client lists in a false or misleading manner, the Eagle should:

●	Not use performance-based criteria when determining which clients to include in the list;

●	Disclose, on any advertisement that includes a partial client list, the criteria used to determine which clients to include in the list; and

●

Include a disclaimer on any advertisement that includes a partial client list stating, “It is not known whether the listed clients approve or disapprove of Eagle Global or the advisory services provided.”

In order to protect client confidentiality, it is critically important that no client ever be identified in any publicly distributed document without the client’s express written consent.

Media Communications

Any media inquiries should be promptly forwarded to the CCO. All Employees, other than Eagle’s Partners, must obtain pre-clearance from the CCO prior to communicating with the media. If pre-clearance is granted, Employees must adhere to the following standards:

●	Never mention or discuss the private funds, even indirectly;
●	Be careful to avoid disclosing any non-public information, including information about clients, investors, positions, or trading strategies;
●	Do not make false or misleading statements or omit any material information;
●	Avoid the use of superlatives such as best, worst, most, least, highest, lowest, always, never, etc.
●	Clearly distinguish between facts and opinions;
●	Make it clear when a personal opinion may not reflect Eagle’s position;
●	Do not make forecasts about anticipated performance;
●	Only make forecasts about economic or market trends where there is a reasonable basis for such forecasts;
●	All discussions, including those regarding positions or investment strategies, should be balanced by descriptions of any applicable risks or drawbacks; and
●	Be aware of the financial sophistication of the information’s ultimate recipient.

Employees should be extremely careful when discussing any specific investment or issuer during an interview. If the Employee does engage in such discussions, he or she should consult with the CCO about the potential need to disclose to the interviewer, as applicable:

●	Whether the Employee or Eagle have an interest in securities of the issuer, as well as the nature of the interest (equity, debt, options, long or short positions, etc.);

●

Whether the Employee or Eagle beneficially own more than 1% of the issuer’s voting securities (calculations should be based on Eagle’s holdings as of the end of the most recent month, or as of the end of the second most recent month if fewer than 10 calendar days have passed since the end of the month);

●	Any material conflict of interest involving the Employee or Eagle and the issuer; and

●

The general valuation methods used to determine any price target discussed in the interview. An Employee must have a reasonable basis for any price targets that are presented, and must present the risks that a price target will not be achieved in a balanced manner.

During the interview, the Employee should request a copy of any media presentation that includes or references the interview. This also applies to Eagle’s Partners who are not required to obtain pre-clearance. In general, television and radio broadcasts may be presented as transcripts or in the native format. Upon receipt, the media presentation should be provided to the CCO, who will maintain a copy in the same manner that an advertisement would be maintained. The CCO will review media presentations and associated documentation as necessary.

Solicitors

Rule 206(4)-3 under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring Clients, only if pursuant to a written agreement. The Rule requires, among other things, that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule. It is Eagle’s policy that when utilizing solicitors as part of its marketing efforts, Eagle endeavors to comply with the cash solicitation rule under the Advisers Act.

The cash solicitation rule, however, does not apply to an adviser’s cash payment to a person who is solely compensated for referring investors to invest in private funds managed by the adviser. In an interpretive letter issued to Mayer Brown LLP on July 15, 2008, the SEC staff indicated that referral of investors to private funds is not subject to the cash solicitation rule. Nonetheless, Eagle obtains from all clients as well as investors in private funds an acknowledgement that the investor has received the required solicitor’s separate written disclosure document and EGA’s Form ADV Part 2A before or at the time of signing an advisory or subscription agreement.

Internal and Unaffiliated Solicitors

Rule 206(4)-3 under the Advisers Act prohibits solicitation payments to any solicitor unless the following conditions are met:

1.	The investment adviser (i.e. Eagle) is registered under the Advisers Act;

2.	The solicitor is not a person

a.	subject to a Commission order issued under section 203(f) of the Advisers Act, or
b.	convicted within the previous ten years of any felony or misdemeanor involving conduct described in section 203(e)(2)(A)-(D) of the Advisers Act, or
c.	who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of section 203(e) of the Advisers Act, or
d.	is subject to an order, judgment or decree described in section 203(e)(4) of the Advisers Act;

3.	Such cash fee is paid pursuant to a written agreement to which the adviser is a party; and

4.

The status of such solicitor as a partner, officer, director or employee of such investment adviser or other person, and any affiliation between the investment adviser and such other person, is disclosed to the client at the time of the solicitation or referral.

Unaffiliated Solicitors

Rule 206(4)-3(a)(2)(iii)(A) prohibits a registered investment adviser from paying fees to an unaffiliated solicitor4 for client referrals unless the following requirements are met:

1.

Eagle will only pay cash fee, directly or indirectly, to a solicitor pursuant to a written agreement. Eagle is strictly prohibited from making any indirect payments to marketing intermediaries such as pension consultants for the referral of Clients to Eagle.

2.	The written agreement between Eagle and the solicitor shall require the following conditions:

a.	Description of the solicitation activities to be engaged in by the solicitor on behalf of Eagle and the compensation to be received;
b.	An undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with Eagle’s instructions and the provisions of the Advisers Act and the Rules thereunder;
c.	An undertaking that the solicitor is not a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii);
d.	An undertaking to complete a verification letter on an annual basis (see Exhibit F); and
e.

An undertaking by the solicitor to, at the time of any solicitation activities, provide the client with a current copy of Eagle’s Part 2 of Form ADV and a separate written disclosure document (provided that the solicitor is not an Employee, or otherwise affiliated with Eagle).

3.

The unaffiliated solicitor’s separate written disclosure document must be provided to the prospective client at the time of solicitation. The disclosure document must contain the following information:

a.	The name of the solicitor;
b.	The name of Eagle;
c.	The nature of the relationship, including any affiliation, between the solicitor and Eagle;

[4]

This requirement does not apply to a solicitor who is (A) a partner, officer, director or employee of the investment adviser or (B) a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with such investment adviser.

d.	The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor;
e.	The amount, if any, the client will be charged in addition to the advisory fee; and
f.	The client’s signature, as an acknowledgment of receipt by the prospective clients.

The SEC staff has, by no-action letter, permitted investment advisers (in lieu of their solicitors) to deliver copies of the investment advisers’ Form ADV and the solicitors’ separate written disclosure statements to prospective clients and, in the case of mass mailings and advertisements, to make such deliveries only when such prospective clients express interest in the investment advisers’ services (as opposed to at the time of solicitation). See, e.g., AMA Investment Advisers, Inc. (available October 28, 1993); Moneta Group Investment Advisors, Inc. (available October 12, 1993) (cash solicitation arrangement with professional associations and credit unions); E. F. Hutton & Company, Inc. (available September 27, 1987). The SEC has also permitted the investment advisers’ Form ADV (or substitute brochure) to be delivered within one business day of the referral when, in the interest of administrative efficiency copies of the Form ADVs were maintained at a central office (as opposed to a branch office). See Charles Schwab & Co., Inc. (available April 29, 1998). The SEC has said that the solicitor’s separate written disclosure statements can be delivered (and the required signed and dated client acknowledgment of receipt obtained) electronically consistent with the guidelines presented in the SEC’s May 1996 release on the use of electronic media. See Securities Act Release No. 7288 (May 9, 1996).

4.

Eagle must collect a signed and dated acknowledgement from the client that they received the solicitor’s separate written disclosure document and Eagle’s Part 2 of Form ADV. Eagle must receive the acknowledgment prior to, or at the time of, entering into the advisory agreement with the client. In order to ensure compliance with this procedure, Eagle may require Clients to sign and date the solicitor’s separate written disclosure document which will evidence the client’s receipt of the solicitor’s separate written disclosure document as well as Part 2 of Eagle’s Form ADV.

5.	Eagle shall maintain originals and/or copies of all solicitor documents in the respective client files.

6.	Eagle shall require its solicitors to complete the Solicitors Verification Letter included as Exhibit F on an annual basis.

Responsibility

The CCO or his designee will oversee Eagle’s solicitation arrangements, including the establishment of new relationships. The CCO or his designee shall determine the eligibility of the solicitors, and he will ensure that each solicitor complies with the terms of the written agreement with Eagle. The CCO will ensure that all of the appropriate solicitation documentation exists to ensure compliance with the cash solicitation rule.

Consultants receiving compensation for introducing Eagle to third party financial services companies will not be subject to Eagle’s policies and procedures with respect to solicitors, nor Rule 206(4)-3 under the Advisers Act.

VI.	CUSTODY AND SAFEKEEPING OF ACCOUNTS

In developing these policies and procedures, Eagle considered numerous risks associated with the Custody Rule and the protection of client funds and securities, such as:

●	Eagle inadvertently obtains custody of Client assets;
●	The Company owns the general partner of a private fund but does not meet the requirements of the Custody Rule
●	Eagle is unaware that certain practices require a surprise asset verification; and
●	The Company is unaware that certain practices can give an adviser custody of Client assets, such as direct debit billing.

Eagle has established the following policies and procedures to mitigate these risks.

Background

Definition of Custody

Rule 206(4)-2 under the Advisers Act (the “Custody Rule”) imposes certain requirements on registered investment advisers that have custody of client funds or securities. The rule defines custody as holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

●	Actual possession of client funds or securities;

●	Any arrangement (including a general power of attorney) under which an adviser is authorized or permitted to withdraw client funds or securities upon instruction to a custodian;

●

Any capacity (such as general partner of a limited partnership, a comparable position for another type of pooled investment vehicle, or a trustee of a trust) that gives an adviser or any supervised person legal ownership of, or access to, client funds or securities; and

●	Custody by a related person in connection with advisory services provided to the adviser’s clients.

General Requirements for Advisers with Custody

An investment adviser with custody of client funds or securities must implement certain procedures to safeguard those assets. The requirements imposed by the Custody Rule generally apply only to those assets over which an adviser has custody, rather than all of the assets under the adviser’s management. The Custody Rule requires an adviser with custody to:

●	Provide information in Part 1A of Form ADV about its custodial arrangements;

●	Maintain the clients’ assets at a Qualified Custodian in the clients’ names, or in the adviser’s name as agent or trustee for the clients;

●

Upon opening or changing an account on behalf of a client, notify the client in writing of the account’s custodian, the custodian’s address, and the manner in which the client’s assets are maintained;[5]

●	Have a reasonable basis, after “due inquiry,” to believe that the Qualified Custodian sends account statements to clients at least quarterly;[6],[7] and

●	Arrange for an independent public accountant to conduct a surprise verification of assets at least annually, unless an exception is available.

Advisers with Fee Debiting Authority

Investment advisers that have custody of client assets solely because of their ability to deduct advisory fees need not arrange for surprise asset verifications covering those assets.8

Privately Offered Pooled Investment Vehicles

An investment adviser to a privately offered pooled investment vehicle that is audited by an independent public accountant need not:

●	Notify clients or investors about changes to the vehicle’s custodial arrangements;

●	Ensure that a Qualified Custodian is sending account statements to the investors; or

●	Arrange for a surprise asset verification of the vehicle’s assets.

5         An adviser that is required to provide written notices about account openings or changes made on behalf of clients, and that separately sends its own account statements to the affected clients, must include language in the adviser’s written notice and subsequent account statements urging the affected clients to compare the adviser’s statements to those issued by the custodian.

6         The SEC has not prescribed a specific method for conducting “due inquiry.” However, the Commission indicated that receiving and, on a sample basis, testing the integrity of the addresses on duplicate statements received from a custodian would be considered due inquiry. Conversely, the Commission indicated that simply accessing account statements on a custodian’s website would not be considered due inquiry.

7         Account statements for a privately offered pooled investment vehicle must be delivered to the vehicle’s underlying investors unless the vehicle is audited and the audits are distributed to investors in accordance with paragraph (b)(4) of the Custody Rule.

8         If an adviser has fee debiting authority over assets held by a Qualified Custodian that is a related person then the exception from the surprise verification requirement is only available if the custodian can be shown to be “operationally independent” from the adviser, as described in Operationally Independent Affiliates section of the Manual.

However, these exceptions to the Custody Rule’s requirements are only available if:

●	The independent public accountant is registered with, and subject to regular inspection by, the PCAOB;

●	The audits are conducted annually in accordance with generally accepted accounting principles;

●	The audited financial statements are distributed to all investors within 120 days of the vehicle’s fiscal year end;[9] and

The vehicle is audited upon liquidation, and the audit is distributed to all investors promptly after its completion.

Policy

Eagle will not take or maintain physical custody of any client assets, and will conduct all business operations in such a way that all client cash and investments will be preserved in the safekeeping of independent qualified custodians. Clients’ custodians will generally be banks, trust companies or broker-dealers unaffiliated with Eagle.

Procedures

Inadvertent Receipt of Securities and Investment Checks

A.	Securities

Upon inadvertent receipt of securities from a client, the CCO is to be notified promptly and an entry made in a log maintained for that purpose. If the securities are delivered by the client, in person, Employees may prepare a transmittal letter and accompany the client to the custodian for the purpose of depositing the securities to the client’s account.

For securities received by mail the CCO is to be notified, a log entry made, and the securities returned to the client by overnight mail. That mailing should include a transmittal letter and envelope addressed directly to the custodian. In no instance may Eagle fail to return the securities to the client within three (3) business days of Eagle’s receipt of the securities.

B.	Investment Checks

Client investment checks made payable to Eagle or affiliates may not be accepted. The CCO should be notified, the check logged, and returned by overnight mail to the client along with instructions (and a pre-paid envelope) to make the replacement check payable to the client’s account at the custodian.

9         A fund of funds, which is defined as a pooled investment vehicle that invests 10% or more of its assets in unaffiliated pooled investment vehicles, may distribute its audited financial statements within 180 days of its fiscal year end.

The Company shall evidence the preceding requirements by logging all checks received into the Checks Received and Forwarded Folder. The CCO or his designee shall review the log whenever such activity occurs to determine that all checks received are being forwarded to the proper recipient as required herein and evidence such review by initialing the folder.

In the event a client inadvertently forwards a check or security to the Company, the check or security shall be promptly forwarded on the date of receipt to the CCO, or his designees Jorene Williams or Patricia Finney, for proper handling and forwarding. No other Employees shall hold a client’s check or security overnight.

C.	Wires

To the extent a client bank wire is received by the Company, which is not properly payable to the Company (for example, the payment of an advisory fee), the Company shall return the wire to the client no later than 5:00 P.M. of the business day following receipt of the wire. In the case of a bank wire made payable to the Company, instead of to the appropriate recipient, such transaction will be returned to sender with correct wire transfer instructions, to the extent known.

The Company shall evidence the preceding requirements by logging all such wire received into the Checks Received and Forwarded Folder. The CCO or his designee shall review the log whenever such activity occurs to determine that all such wires received are being forwarded to the proper recipient as required herein and evidence such review by initialing the blotter.

D.	Client Assets Received from Third Parties

In an SEC staff letter issued to the Investment Adviser Association on September 20, 2007, the Division of Investment Management noted that it would not recommend enforcement action against an adviser that promptly forwarded inadvertently received funds or securities to the appropriate client or Qualified Custodian, rather than certain senders. For example, a class action settlement inadvertently delivered to an adviser could be forwarded to the appropriate client or custodian, rather than being returned to the settlement administrator. An investment adviser relying on this SEC staff letter must adopt and implement policies and procedures to:

●	Promptly identify inadvertently received client assets;

●	Promptly identify the client or former client to whom such assets are attributable;

●	Promptly, but in any case within five business days following receipt, forward the assets to the client, former client, a Qualified Custodian, or the original sender, as appropriate; and

●

Maintain and preserve appropriate records of all inadvertently received client assets, including a written explanation of whether and when the assets were forwarded to the client, former client, Qualified Custodian, or original sender, as applicable.

If Eagle inadvertently obtains custody of client assets from a third party, receipt of these assets must be logged and the CCO must be promptly notified. The CCO will determine whether to return the assets to the sender, forward them to the client, or forward them to the client’s qualified custodian. Eagle will also inform the sender, in writing, of the proper place to send assets for that client.

Custody

The following arrangements may result in Eagle obtaining custody of client assets:

●	Direct Debit Billing

The Clients of Eagle who are directly billed receive monthly statements from their respective qualified custodians that include all the required information. Eagle conducts due inquiry to confirm that such Client are receiving monthly statements by obtaining copies of statements sent to Clients. The controls Eagle has implemented over the fee billing process are described later in this section.

●	Administrative Manager and Investment Adviser to a Limited Partnership (“LP”) or Limited Liability Company (“LLC”)

The MLP Funds are subject to an annual audit, and the Funds will distribute audited financial statements to all beneficial owners within 120 days of the end of their fiscal year. Audits will be conducted by a PCAOB-registered and inspected auditor.

Eagle prohibits its employees from serving as trustee for Client accounts. Any exceptions to this policy must be approved in writing by the CCO.

Distributions From, and Contributions To, the Private Funds

Eagle may authorize the distribution of capital from a Private Fund, and associated changes to Investors’ ownership interests, for numerous reasons, including:

●	Meeting Investors’ redemption requests;

●	Paying management or incentive fees; and

●	Paying legal, accounting, administrative, or other expenses properly attributable to the fund.

Any contributions to, distributions from, or reallocations of a Private Fund’s capital will be made in accordance with the following procedures:

●

Only a Partner may sign to authorize distributions from a Private Fund. The Partners will only approve distributions for fees or expenses that are permitted by a Private Fund’s operating agreement and PPM. Along with the signed authorization, Eagle will retain invoices, calculations, and any other documentation substantiating the reasons for the distribution;

●	Any expenses shared by more than one Private Fund will be allocated evenly between the Private Funds;

●	The PM for the Private Funds or his designee will maintain documentation of any capital contribution or distribution;

●	The PM for the Private Funds or his designee will maintain capital allocation spreadsheets for each fund; and

●

The PM for the Private Funds or his designee reconciles all actual contributions, distributions, and reallocations against all authorized contributions, distributions, and reallocations on a monthly basis. Any exceptions disclosed by a reconciliation must be promptly brought to the attention of the PM for the Private Funds.

Reconciliation of Client Accounts

Eagle reconciles custodial records with Eagle’s portfolio accounting system on at least a monthly basis. The Portfolio Administrator reviews exception reports and will work with Clients’ custodians to resolve any discrepancies, and will promptly notify a Partner of any material discrepancies.

The Funds’ are reconciled in a similar manner to separately managed accounts. The Managed Funds Administrator tracks capital account cash balances on a daily basis. A reconciliation to the Fund’s custodial records is performed on a monthly basis. All reconciliations are documented through spreadsheets and no management or incentive fees are charged prior to quarter-end reconciliation.

Management and Performance Fee Billing

Eagle has implemented the following procedures to ensure that advisory fees are debited correctly:

●

The Managed Funds Administrator calculates the management and performance fee for the Funds. The PM for the Funds checks that the fees are calculated correctly and in accordance with the Funds’ offering materials.

●	Each PM will ensure that management fees for the separately managed accounts assigned to them are calculated correctly.

●	Fee schedules may only be changed with a Client’s written consent.

●	Fees are based on account values as described in each Client’s investment advisory agreement.

•

The Administrative Assistants prepare invoices and the Head Administrator debits fees for Fidelity accounts only. The PMs and Head Administrator reviews the Administrative Assistants’ fee billing activities.

The Funds’ performance fees will be charged in accordance with Rule 205-3 under the Advisers Act. Registered investment advisers may be permitted to charge performance fees in other limited circumstances. Contact the CCO if you have any questions about any Client’s or Investor’s eligibility to pay performance fees.

VII.	PROXY VOTING PROCEDURES

I.	Introduction

Eagle has adopted and implemented policies that the Adviser believes are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with its fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. The Adviser’s authority to vote the proxies of its clients is established by their advisory contracts or similar documentation. These proxy policies reflect the Securities and Exchange Commission (“SEC”) requirements governing Adviser and the long-standing fiduciary standards and responsibilities for ERISA accounts set out in the Department of Labor Bulletin 94-2 C.F.R. 2509.94-2 (July 29, 1994).

In developing these policies and procedures, Eagle considered numerous risks associated with the proxy voting process. This analysis includes risks such as:

●	Eagle lacks written proxy voting policies and procedures;
●	Proxies are not voted in Clients’ best interests;
●	Conflicts of interest between Eagle and a Client are not identified or resolved;
●	Proxy voting records, Client requests for proxy voting information, and Eagle’s responses to such requests, are not properly maintained;
●	Eagle lacks policies and procedures regarding Clients’ participation in class action lawsuits; and
●	Eagle lacks procedures to ensure it is voting the correct number of proxies.

Eagle has established the following guidelines as an attempt to mitigate these risks.

Overview

The Adviser manages its clients’ assets with the overriding goal of seeking to provide the greatest possible return to such clients consistent with governing laws and the investment policies of each client. In pursuing that goal, the Adviser seeks to exercise its clients’ rights as shareholders of voting securities to support sound corporate governance of the companies issuing those securities with the principle aim of maintaining or enhancing the companies’ economic value.

The exercise of shareholder rights is generally done by casting votes by proxy at shareholder meetings on matters submitted to shareholders for approval (for example, the election of directors or the approval of a company’s stock option plans for directors, officers or employees). The Adviser is adopting the formal written guidelines described in detail below and will utilize such guidelines in voting proxies on behalf of its clients. These guidelines are designed to promote accountability of a company’s management and board of directors to its shareholders and to align the interests of management with those of shareholders.

In seeking to ensure a level of consistency and rationality in the proxy voting process, the guidelines contained in these policies are designed to address the manner in which certain matters that arise regularly in proxies will generally be voted. However, the Adviser takes the view that these guidelines should not be used as mechanical instructions for the exercise of this important shareholder right. Except in the instance of routine matters related to corporate administrative matters which are not expected to have a significant economic impact on the company or its shareholders (on which the Adviser will routinely vote with management), the Adviser will review each matter on a case-by-case basis and reserve the right to deviate from these guidelines when they believe the situation warrants such a deviation. In addition, no set of guidelines can anticipate all situations that may arise. In special cases, the Proxy Administrator (the person specifically charged with the responsibility to review and vote proxies on behalf of the Adviser’s clients) may seek insight from the Adviser’s analysts, portfolio managers, and from internal research on how a particular proxy proposal will impact the financial prospects of a company, and vote accordingly. The Proxy Administrator may also rely upon third-party analysis from ISS ProxyExchange as an aide in the decision-making process. The guidelines are just that: guidelines rather than hard and fast rules, simply because corporate governance issues are so varied.

Proxy Policy

Eagle’s policy is to vote all proxies that it receives for accounts that have designated voting rights to the Company unless an exception exists.

Proxy Procedures

The Proxy Administrator is responsible for ensuring that proxies are voted pursuant to Eagle policy and Proxy Voting Guidelines as set forth below.

Exceptions

●

Where proxies are received late (i.e., less than one day prior to meeting date) Eagle will vote the proxy. However, the vote may not be counted by ProxyEdge or Broadridge. Eagle does not receive confirmation that the vote is counted.

●	When proxies are received outside of the time frame deemed necessary to obtain any necessary research they may not be voted.
●

Certain securities or specific classes may be subject to share blocking procedures that differ between custodians. It is Eagle’s policy to vote “take no action” on such securities and where no such voting option is available it is Eagle’s policy not to vote.

Proxy Voting Services and Reconciliation

Eagle votes proxies through Governance Analytics for its Mutual Fund clients, through Broadridge (previously ADP) for its separate account clients and manually via paper ballot for any accounts that are not set up through those systems. For each new separate account client, Eagle sends a Broadridge new account form to the client’s custodian. Eagle requests that the custodian complete the Broadridge new account form and forward it to Broadridge, with a copy to the Company. If Eagle does not receive a copy of the completed Broadridge new account form within a reasonable period of time, it will follow up with the custodian to ensure that the proper paperwork has been submitted.

Because Eagle manages client accounts held with a number of different custodians, it is not feasible for the Company to reconcile client proxies each time a vote occurs. Therefore, Eagle shall follow these procedures for reconciling proxies:

●

On a case-by-case basis, the Proxy Administrator shall make the determination of whether he deems a proxy to be material, consulting with the appropriate investment committees as necessary. Among other things, the Proxy Administrator may take the following factors into consideration when making this determination: the nature of the vote and the number of shares held in client accounts versus the total shares outstanding. Proxies related to securities for which Eagle files on Schedule D or Schedule G should always be considered material.

●	If the proxy is deemed to be material, the Proxy Administrator shall then take steps to reconcile the number of proxies to the number of shares held in client accounts.

●

The Proxy Administrator will maintain documentation of each reconciliation. In the event that a reconciliation identifies proxy voting exceptions, the Proxy Administrator will document the reason(s) for the exceptions and further actions taken, if any.

●

The Proxy Administrator may conduct additional reconciliations as needed. At least one proxy will be reconciled for each investment model each year, regardless of whether a material proxy has been identified.

Proxy Voting Guidelines

The following guidelines relate to the types of proposals that are most frequently presented in proxy statements to shareholders. Absent unusual circumstances, the Adviser will utilize these guidelines in conjunction with recommendations from Broadridge when voting proxies on behalf of its clients.

A.	Election of Board of Directors

The Adviser believes that a Board of Directors should primarily be independent, not have significant ties to management and consist of members who are all elected annually. In addition, the Adviser believes that important Board committees (e.g., audit, nominating and compensation committees) should be entirely independent. In general,

●	The Adviser will support the election of directors that result in a Board made up of a majority of independent directors.

●	The Adviser will support the election for independent directors to serve on the audit, compensation, and/or nominating committees of a Board of Directors.

●

The Adviser will hold all directors accountable for the actions of the Board’s committees. For example, the Adviser will consider withholding votes for nominees who have recently approved compensation arrangements that the Adviser deems excessive or propose equity-based compensation plans that unduly dilute the ownership interests of shareholders.

●	The Adviser will support efforts to declassify existing Boards, and will vote against proposals by companies to adopt classified Board structures.

●	The Adviser will vote against proposals for cumulative voting, confidential stockholder voting and the granting of pre-emptive rights.

B.	Approval of Independent Auditors

The Adviser believes that the relationship between the company and its auditors should be limited primarily to the audit engagement and closely allied audit-related and tax services, although non-audit services may be provided so long as they are consistent with the requirements of the Sarbanes-Oxley Act and, if required, have been approved by an independent audit committee. The Adviser will also consider the reputation of the auditor and any problems that may have arisen in the auditor’s performance of services.

C.	Executive Compensation

The Adviser believes that appropriately designed equity-based compensation plans, approved by shareholders, can be an effective way to align the interests of shareholders and the interests of management, employees, and directors. However, the Adviser is opposed to plans that substantially dilute shareholders’ ownership interests in the company or have objectionable structural features.

●

The Adviser will generally vote against plans where total potential dilution (including all equity-based plans) seems likely to exceed 15% of shares outstanding over ten years and extends longer than ten years.

●	The Adviser will generally vote against plans if annual option grants exceed 2% of shares outstanding.

These total and annual dilution thresholds are guidelines, not ceilings, and when assessing a plan’s impact on client shareholdings the Adviser will consider other factors such as specific industry practices, company and stock performance and management credibility. The Proxy Administrator may consult with the relevant analyst(s), portfolio manager(s), or third-party research to determine when or if it may be appropriate to exceed these guidelines.

●	The Adviser will typically vote against plans that have any of the following structural features:

○	Ability to re-price underwater options without shareholder approval.

○	The unrestricted ability to issue options with an exercise price below the stock’s current market price.

○	Automatic share replenishment (“evergreen”) feature.

●	The Adviser is supportive of measures intended to increase long-term stock ownership by executives. These may include:

○	Requiring senior executives to hold a minimum amount of stock in the company (frequently expressed as a certain multiple of the executive’s salary).

○	Using restricted stock grants instead of options.

Utilizing phased vesting periods or vesting tied to company specific milestones or stock performance. The Adviser will generally support the use of employee stock purchase plans to increase company stock ownership by employees, provided that shares purchased under the plan are acquired for no less than 85% of their market value.

In assessing a company’s executive compensation plan, the Adviser will weigh all components of the plan. For example, the grant of stock options to executives of a company in a particular year may appear excessive if that grant goes above 2% of the shares outstanding of the company. However, such grants may be appropriate if the senior management of the company has accepted significantly reduced cash compensation for the year in lieu of receiving a greater number of options.

D.	Corporate Structure Matters/Anti-Takeover Defenses

As a general matter, the Adviser opposes anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions. In general,

●

Because a classified board structure prevents shareholders from electing a full slate of directors annually, the Adviser will typically vote against proposals to create classified boards and vote in favor of shareholder proposals to declassify a board.

●	The Adviser will vote for proposals to subject shareholder rights plans (“poison pills”) to a shareholder vote.
●	The Adviser will vote for shareholder proposals that seek to eliminate supermajority voting requirements and oppose proposals seeking to implement supermajority voting requirements.
●

The Adviser will generally vote against proposals to authorize preferred stock whose voting, conversion, dividend and other rights are determined at the discretion of the board of directors when the stock is issued, when used as an anti-takeover device. However, such “blank check” preferred stock may be issued for legitimate financing needs and the Adviser may vote for proposals to issue such preferred stock when it believes such circumstances exist.

●	The Adviser will vote for proposals to lower barriers to shareholder action (for example, limiting rights to call special meetings or act by written consent).
●	The Adviser will vote against proposals for a separate class of stock with disparate voting rights.
●

The Adviser will consider on a case-by-case basis on board approved proposals regarding changes to a company’s capitalization; however, the Adviser will generally vote in favor of proposals authorizing the issuance of additional common stock (except in the case of a merger, restructuring or another significant corporate event which will be handled on a case-by-case basis), provided that such issuance does not exceed three times the number of currently outstanding shares.

E.	State of Incorporation/Offshore Presence

Under ordinary circumstances, the Adviser will not interfere with a choice to reincorporate or reorganize a company in a different jurisdiction, provided that management’s decision has been approved by the board of directors. The Adviser recognizes that there may be benefits to reincorporation (such as tax benefits and more developed business laws in the jurisdiction of reincorporation). Each proposal to reincorporate in offshore tax havens will be reviewed on a case-by-case basis to determine whether such actions are in the best interests of the shareholders of the company, including the Adviser’s clients.

F.	Environmental/Social Policy Issues

The Adviser believes that “ordinary business matters” are primarily the responsibility of management and should be approved solely by the company’s board of directors. The Adviser recognizes that certain social and environmental issues raised in shareholder proposals are the subject of vigorous public debate and many are the subject of legal statutes or regulation by federal and/or state agencies. The Adviser generally supports management on these types of proposals, although they may make exceptions where they believe a proposal has substantial economic implications. The Adviser expects that the companies in which they invest its clients’ assets will act as responsible corporate citizens.

G.	Circumstances under which the Adviser Will Abstain from Voting

The Adviser will seek to vote all proxies for clients who have delegated the responsibility to vote such proxies to the Adviser. Under certain circumstances, the costs to its clients associated with voting such proxies would far outweigh the benefit derived from exercising the right to vote. In those circumstances, the Adviser will make a case-by-case determination on whether or not to vote such proxies. In the case of countries which required so-called “share blocking,” the Adviser will take no action from voting. The Adviser will not seek to vote proxies on behalf of its clients unless it has agreed to take on that responsibility on behalf of a client. Finally, the Adviser may be required to abstain from voting on a particular proxy in a situation where a conflict exists between the Adviser and its client. The policy for resolution of such conflicts is described below.

H.	Proposals Specific to Mutual Funds

Adviser serves as investment adviser to certain investment companies under the Northern Lights Fund Trust. These funds invest in other investment companies that are not affiliated (“Underlying Funds”) and are required by the Investment Company Act of 1940, as amended (the “1940 Act”) Act to handle proxies received from Underlying Funds in a certain manner. Notwithstanding the guidelines provided in these procedures, it is the policy of Adviser to vote all proxies received from the Underlying Funds in the same proportion that all shares of the Underlying Funds are voted, or in accordance with instructions received from fund shareholders, pursuant to Section 12(d)(1)(F) of the 1940 Act. After properly voted, the proxy materials are placed in a file maintained by the Chief Compliance Officer for future reference.

Identification and Resolution of Conflicts with Clients

As fiduciaries to its clients, the Adviser puts the interests of its clients ahead of its own. In order to ensure that relevant personnel of the Adviser are able to identify potential conflicts of interest, the Adviser will take the following steps:

●

Quarterly, the Proxy Administrator will compile a list of significant clients or prospective clients of the Adviser (the “Conflicted Companies”). A Conflicted Company is a company/client that makes up more than 10% of the Advisors revenue or a company where the Advisors is also a finalist for new business that makes up more than 10% of the Advisors revenue.

●

The Proxy Administrator will compare the list of Conflicted Companies with the names of companies for which he or she expects to receive or has received proxy statements (the “Proxy Companies”). If a Conflicted Company is also a Proxy Company, the Proxy Administrator will report that fact to Eagle’s CCO.

Eagle’s CCO will then determine if a conflict of interest exists between the relevant Adviser and its client. If they determine that a conflict exists, they or their designees will take the following steps to seek to resolve such conflict prior to voting any proxies relating to these Conflicted Companies.

●

If the Proxy Administrator expects to vote the proxy of the Conflicted Company strictly according to the guidelines contained in these Proxy Voting Policies (the “Policies”), he will (i) vote the proxies and (ii) record the existence of the conflict and the resolution of the matter.

●

If the Proxy Administrator intends to vote in a manner inconsistent with the guidelines contained herein or, if the issues raised by the proxy are not contemplated by these Policies, and the matters involved in such proxy could have a material economic impact on the client(s) involved, the Adviser will seek instruction on how the proxy should be voted from:

○	The client, in the case of an individual or corporate client;
○	In the case of a Fund its board of directors, or any committee identified by the board; or
○	The adviser, in situations where the Adviser acts as a sub-adviser and/or co-adviser to such adviser.

The Adviser will provide all reasonable assistance to each party to enable such party to make an informed decision.

If the client, fund board or adviser, as the case may be, fails to instruct the Adviser on how to vote the proxy, the Adviser will generally abstain from voting in order to avoid the appearance of impropriety. If however, the failure of the Adviser to vote its clients’ proxies would have a material adverse economic impact on the Adviser’s clients’ securities holdings in the Conflicted Company, the Adviser may vote such proxies in order to protect its clients’ interests. In either case, the Proxy Administrator will record the existence of the conflict and the resolution of the matter.

Additionally, the Proxy Administrator will annually review any third-party proxy voting service provider’s policies in regards to the handling of conflicts of interest.

Recordkeeping

The Adviser will maintain records relating to the proxies they vote on behalf of its clients in accordance with Section 204-2 of the Investment Advisers Act of 1940, as amended. Those records will include:

●	A copy of the Adviser’s proxy voting policies and procedures;
●

Proxy statements received regarding client securities (if such proxies are available on the SEC’s EDGAR system or a third party undertakes to promptly provide a copy of such documents to the Adviser, the Adviser does not need to retain a separate copy of the proxy statement);

●	A record of each vote cast*;
●	A copy of any document created by the Adviser that was material to making a decision on how to vote a proxy for a client or that memorializes the basis for such a decision;
●	Each written client request for proxy voting records and the Adviser’s written response to any client request (whether written or oral) for such records;
●	N-PX Filings for the fiscal year from July 1 to June 30;
●	Management reports generated via Broadridge for the calendar year; and
●	A Microsoft Excel spreadsheet tracking all manual votes.

All records described above will be maintained in an easily accessible place for five years and will be maintained in the office of the Adviser for two years after they are created.

*A record of all proxy statements with respect to securities held in client portfolios with respect to which the Company has agreed to vote proxies shall be maintained in the form of copies and an EXCEL (or similar) spreadsheet. Hard copies of the proxy statements shall not be maintained in Company files; instead, the Company shall rely on obtaining a copy of a proxy statement from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The person responsible for voting proxies shall maintain a record detailing for each company- in the form of copies and an EXCEL (or similar) spreadsheet containing the following information for each matter relating to a portfolio security considered at any shareholder meeting with respect to which the client is entitled to vote:

a. The name of the issuer of the portfolio security;

b. The exchange ticker symbol of the portfolio security;

c. Whether the registrant cast its vote for or against management.

Class Actions

If “Class Action” documents are received by Eagle for a separate account client, Eagle will forward to the client. Upon request, Eagle will make available to the client any further requisite information to enable the client to file the “Class Action” at the client’s discretion. The decision of whether to participate in the recovery or opt-out may be a legal one that Eagle is not qualified to make for the client. Therefore Eagle will not file “Class Actions” on behalf of any separate account client.

On behalf of the MLP Investment Partnerships, Eagle does not take an active role in class action lawsuits (is not the lead plaintiff). Eagle may include the MLP Investment Partnerships in already established class action lawsuits, and the MLP Investment Partnerships may receive settlement funds.

Claim Distribution Procedure

At the time a claim is made on a security-related loss in Eagle Income Appreciation Partners, LP or Eagle Income Appreciation II, LP, a determination will be made as to the materiality of anticipated proceeds. Anticipated proceeds are considered material if they are greater or equal to 1.0% of the partnership. If anticipated proceeds are considered material a receivable would be added to the fund for the date of the claim. All investors in the fund at the point in time of adding the receivable would be eligible for their prorated portion of any realized proceeds at the time proceeds were received. Partners desiring to fully withdraw from the fund after the receivable is added to the fund will remain in the fund until the claim event is realized. If anticipated proceeds are not considered material a receivable would not be added to the partnership. When proceeds were realized they would be distributed amongst the investors in the partnership at the time of receipt of proceeds.

VIII.	PORTFOLIO MANAGEMENT AND REVIEWS

The portfolio management function is a dynamic activity that requires ongoing analysis of clients’ holdings. Eagle is mindful of each client’s financial situation and investment objectives when making securities recommendations, and will always seek to comply with any client-imposed investment restrictions. The Company’s investment personnel regularly hold both formal and informal meetings to discuss investment ideas, economic developments, current events and other issues related to portfolio holdings and investment opportunities.

In developing these policies and procedures, the Company considered numerous risks associated with the management of Client accounts. This analysis included risks such as:

●	Client accounts are not managed in accordance with their investment goals;
●	Investment decisions are not documented and research to substantiate those decisions is not maintained; and
●	Client accounts are not reviewed as disclosed to clients.

Eagle has established the following guidelines to mitigate these risks.

Portfolio Management Process

Eagle manages client accounts through the use of model investment portfolios. Although the model portfolios are subject to daily monitoring and discussion, each model is formally overseen by an Investment Committee. The Investment Committees each meet at least monthly, and include the Partners and other Portfolio Managers (“PMs”) involved with the applicable strategy.

The Investment Committee is directly responsible for managing the model portfolio. When new investments are being considered, the analyst or PM responsible for researching a particular security will present his or her recommendations to the Investment Committee. Investment decisions are made through a vote of the members of the Investment Committee. Once a decision has been made, a member of the Investment Committee communicates investment instructions to the trading desk and all PMs. As discussed in Trading and the Allocation of Securities below, the PMs are responsible for implementing model transactions in their client accounts, deviating from the model as needed to satisfy client investment restrictions and cash needs.

Certain clients have engaged Eagle to manage bond portfolios. Security analysis for Eagle’s fixed income strategy is overseen by the Investment Committee. A Senior Vice President consults with each of Eagle’s portfolio managers to understand the needs of Eagle’s clients that hold fixed income securities and makes recommendations to the Investment Committee.

MLP Portfolio Manager is responsible for individual investment decisions for the MLP models and clients invested in those models. The MLP Portfolio Manager relies on weekly MLP Investment Team meetings and meeting materials in his investment decision making process. Meeting materials and models for the universe of MLP companies are maintained. The MLP Investment Committee is responsible for overseeing the execution of the MLP strategies. During its monthly meetings, the MLP Investment Committee reviews MLP investment activities, performance, and current investment plans to ensure that the MLP models are being managed in accordance with relevant disclosures and internal investment guidelines. The MLP Investment Committee must formally approve any significant changes to the Company’s MLP investment strategies.

For each Investment Committee meeting, Eagle maintains an agenda, documentation of all committee decisions, and copies of material presented to the committee. The Company also maintains research files in connection with most investment recommendations. However, research files will generally not be prepared for investment grade debt, treasury securities, money market funds, spin-offs of other companies, and similar securities.

Account Reviews

Each account under Eagle’s management is assigned to a PM who is ultimately responsible for executing the client’s desired investment strategy. Eagle maintains a list that identifies the PM assigned to each account. Clients’ accounts are continuously reviewed on an ad hoc basis, and are formally reviewed at least quarterly by the assigned PM. In addition to their custodial account statements, clients receive quarterly reports from Eagle.

Contact with Clients and Investors

Employees who are in frequent contact with Clients should periodically inquire as to whether a Client’s financial situation or investment objectives have changed. Any changes to a Client’s investment objectives must be documented in the Client file and promptly confirmed in a letter to the Client.

Clients and Investors may occasionally try to elicit tax or legal advice from Employees. Employees should inform any such Clients or Investors that they are prohibited from rendering tax or legal advice.

IX.         TRADING AND THE ALLOCATION OF SECURITIES

Eagle has instituted policies and procedures to ensure that it will place client transactions with appropriate care and diligence, seek best execution, treat all clients fairly, and disclose all material conflicts of interest. Eagle performed an analysis of material risks with the Company’s trading process when developing these policies and procedures. Such risks included:

●	Trades are allocated in a manner that is unfair to certain Clients;
●	Trades are improperly allocated after execution;
●	The allocation of trades to broker/dealers is not subject to sufficient oversight;
●	Eagle favors proprietary accounts and/or Clients who pay performance fees;
●	Clients participating in block trades do not receive the average price;
●	IPOs are allocated in a manner that is unfair to certain Clients;
●	Trade errors and trade breaks are not identified and corrected in a timely manner;
●	Clients bear the cost of trade errors;
●	Clients who direct brokerage are not informed that such direction may result in higher commissions and spreads, less favorable prices, and exclusion from block trades;
●	Trades are improperly confirmed, reconciled, and/or settled;
●	Eagle’s trading violates Client-imposed restrictions;
●	Cross trades favor one Client over another;
●	Cross trades are executed at a price other than the current market price, or otherwise favor one Client over another; and
●	Eagle engages in principal or cross trades without written Client consent.

Eagle has established the following guidelines to mitigate these risks.

Trading Procedures

Generally, transactions for client accounts are entered into the Company’s order management system (“OMS”) by the PMs for the accounts. When securities are to be purchased or sold for multiple client accounts, the OMS groups the trades by discretionary accounts and directed brokerage accounts. Orders executed pursuant to a directed brokerage accounts are further grouped by the applicable custodian/broker. The Company utilizes a Random Sort spreadsheet function in Microsoft Excel to determine the order in which discretionary and directed brokerage accounts will be traded. Model accounts that do not perform ADR conversions are segregated and traded after all other accounts.

For all clients except the MLP funds and MLP separate accounts, Eagle’s trading desk then proceeds to execute trades in the designated random order for each group of accounts. Clients who have contracted to receive Eagle’s trading models, rather than direct account management, are included in the random sort. When the trading models in the trade rotation are reached, the trading desk, or designee, communicates the trading model action to the trading model client or its representative.

For the MLP funds and MLP separate account clients, Eagle’s trading desk then proceeds to execute trades in the designated random order for each group of accounts. The trading desk has the option to place the directed broker accounts at the end of the random sort rotation when the share amount exceeds 10% of the total block order. Clients who have contracted to receive Eagle’s trading models, rather than direct account management, are placed at the end of the random sort. When the trading models are reached, the trading desk, or designee, communicates the trading model action to the trading model client or its representative.

It is the Company’s policy to use block trades within each group whenever feasible, giving each account the average price for the group. All clients participating in block trades pay their pro rata portion of related commissions and fees. To the extent that trading for a particular group of accounts is completed on more than one day, the purchases or sales shall be placed pro-rata into the respective accounts on a daily basis at the average price.

A block trade that has been halted due to market volatility, market impact, insufficient volume, etc., shall allocate of the portion of the block that was completed in the following manner:

If less than 10% of the block trade was executed before being halted, those shares that were purchased will be allocated to accounts based on a random sort of the accounts in the portion of the block executed. The shares will be allocated to the accounts using the random sort until all shares have been allocated.

After Eagle has determined trade rotation for a particular block trade, Eagle may respond to natural liquidity through buy-side to buy-side venues such as Liquidnet and ITG as well as natural block situations that involve the traditional sell side. In certain situations Liquidnet and ITG look to match buyers and sellers together so that transactions occur without market impact and allow buy side firms to take advantage of natural liquidity. In Eagle’s efforts to seek best execution for our clients we will utilize these services in the following manner:

When a natural block situation is presented to Eagle, we may respond to the counterparty willing to take the opposite side of the transaction. At this time Eagle may shift its trade rotation so that its discretionary block can take advantage of this natural liquidity. Eagle will only shift its trade rotation if 10% or more of the discretionary block can be traded using natural liquidity. If the amount available through the liquidity provider is less that 10%, the trade rotation will not be shifted and trading will continue using the random sort trade order set at the beginning of the trade.

Eagle manages fixed income portfolios for some client accounts. The Senior Vice President consults with each portfolio manager to determine the amount of bonds to buy and/or sell in these client accounts. All allocation intentions are documented in a spreadsheet prior to executing any trade. Eagle allocates based on the pre-trade allocation intention so long as Eagle receives the intended amount of bonds. If Eagle receives an amount less than the requested amount, Eagle will allocate in a way that is fair and equitable to all accounts.

Trade Tickets

A trade ticket must be created for each trade. The trade ticket will include all information required by Rule 204-2(a)(3) under the Advisers Act and noted in Eagle’s recordkeeping matrix (Attachment A of Eagle’s Recordkeeping and Retention Policy). If the client has instructed Eagle to make a specific trade, the trade ticket is labeled “discretionary” to indicate the client’s direction has been executed. The order memorandum may consist of one of more documents containing the information required under the Order Ticket Rule. Note, Eagle has discretion to trade all accounts under management, as indicated on the trade blotter, however, from time to time a Client may direct a trade in a specific security, resulting in a non-discretionary trade. Portfolio Managers receiving instructions from a client to execute a specific (non-discretionary trade) will indicate this non-discretionary status to the trader who will keep a copy of the instructions along with all other information required under the Order Ticket Rule.

IPO Allocation

Eagle will seek to allocate IPOs in a manner that is fair to all Clients. Due to the general strategy mandates and investment restrictions associated with the separately managed accounts and the co-or-sub-advised investment companies, they do not receive allocations of initial public offerings (“IPOs”). IPOs are allocated solely to the Private MLP Funds on a pro-rata basis. Eagle will document its pre-allocation IPO intention, either in Indata or otherwise. Where allocation is not practical due to the number of shares that were made available to Eagle, then those Clients will receive priority on the next IPO that Eagle receives if the IPO is deemed by Eagle to be suitable. In limited circumstances, the MLP PM might deem a specific IPO appropriate for a co-or-sub-advised investment company. In such scenarios, documentation will be maintained to support Eagle’s decision to allocate a portion of the IPO to the investment company.

Rule 5130 generally prohibits participation in IPOs by any account beneficially owned by certain “restricted persons,” including:

●	Any person who has authority to buy or sell securities for an investment adviser, bank, savings and loan association, insurance company, investment company, or collective investment account;

●	Any broker/dealer;

●	Any officer, director, employee, associated person, agent, or significant direct or indirect owner of a broker/dealer;

●	A finder, or any person acting in a fiduciary capacity to a managing underwriter, such as an attorney, an accountant, or a financial consultant;

●	Any immediate family member who gives or receives material support to or from the preceding individuals; and

●	A legal entity, such as a corporation, trust, or limited liability company, in which any of the preceding individuals or entities has an ownership interest.

However, Paragraph (c) of Rule 5130 includes exemptions that permit restricted persons to participate in IPOs under limited circumstances, including:

●	A RIC, even if certain investors are restricted persons;

●	A regulated investment company listed on a foreign exchange where no restricted person owns more than 5% of the company;

●	A pooled investment vehicle if beneficial ownership by restricted persons does not exceed 10%;

●	A pooled investment vehicle if no more than 10% of profits and losses from IPOs are allocated to investors who are restricted;

●	A 501(c)(3) charitable organization;

●	Certain insurance company accounts funded by premiums from 1,000 or more policyholders;

●

Certain common trust funds or similar funds maintained by banks, that are not publicly offered, that have investments from 1,000 or more accounts, and that do not limit investments principally to accounts of restricted persons;

●	Certain publicly traded entities, other than broker/dealers that are authorized to engage in IPOs;

●	A 401(a) employee benefits plan subject to ERISA that is not sponsored solely by a broker/dealer;

●	A state or municipal government benefits plan that is subject to state and/or municipal regulation; and

●	A 414(e) church plan.

Rule 5130 requires broker-dealers to obtain initial and annual written representations about investors’ eligibility to participate in IPOs. Such representations may be made by the investors, or by an investment adviser or other representative.

In order to ensure that IPOs are not allocated to restricted persons, Eagle obtains a certification regarding eligibility to participate in IPOs from each new Private Fund investor. This certification is updated annually thereafter with a negative consent letter. The PM for the Private Funds or a designee tracks Investors’ eligibility to participate in IPOs pursuant to FINRA Rule 5130, maintaining a list showing each investor’s initial and annual representations regarding their eligibility to participate.

IPO’s purchased for the Private Funds are held in a “hot issue” account. Profits (or losses) from the first day of trading in the security are allocated to the capital accounts of non-restricted persons.

PIPEs and Secondary Public Offerings

From time to time, Eagle Clients participate in private investments in public equity (“PIPEs”) and in secondary public offerings. Eagle will seek to allocate such investments in a manner that is fair to all Clients. Due to the general strategy mandates and investment restrictions associated with the separately managed accounts and the co-or-sub-advised investment companies, these Clients do not receive allocations of PIPEs and secondary public offerings. Such investments are allocated solely to the Private MLP Funds on a pro-rata basis.

Trade Errors

It is the policy of Eagle that the utmost care is taken in making and implementing investment decisions of behalf of client accounts. To the extent that any errors occur, they are to be (a) corrected as soon as practicable, (b) reported to the CCO or Partner in charge of Trading or designee and (c) scrutinized carefully with a view toward implementing procedures to prevent or reduce future errors, if necessary. In no event shall Clients bear losses in connection with a trade error committed by Eagle or its executing brokers.

Because Eagle manages accounts on a primarily discretionary basis, an overwhelming majority, if not all, trade errors will be caused by Eagle or an executing broker. As mentioned above, in all cases of trade errors, it is Eagle’s policy that the client account be “made whole.” Thus, trades are adjusted as needed in order to put the client in such a position as if the error had never occurred. Depending on the facts and circumstances of each situation, any gain resulting from a trade error may be retained by the client, the applicable broker/custodian, or the Company.

Eagle will not use “soft dollars” to correct trade errors. Eagle also will not use future brokerage to compensate a broker either directly or indirectly for absorbing the cost of correcting an error in an earlier transaction.

Eagle attempts to minimize trade errors by promptly reconciling confirmations with order tickets and intended orders, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.

On behalf of the CCO, the Trading Team will maintain documentation of any trade errors and any associated remedial actions.

Employees should consult with the CCO if there is any question as to whether a trade error has occurred.

Principal Trades

Section 206(3) of the Advisers Act prohibits Eagle and any Employee or other affiliate from trading with any Client on a principal basis, or from recommending a cross trade to both participants, unless Eagle discloses the capacity in which it is acting to each participating Client in writing before completion of the trade (i.e., prior to settlement), and obtains each participating Client’s consent to the trade.

The CCO must be notified of any proposed principal trade involving Client accounts and must provide written approval before the principal trade is effected. In determining whether to approve a principal trade, the CCO must conclude that the proposed trade is in compliance with the requirements set forth in Section 206(3) of the Advisers Act.

Cross Trades

Eagle generally utilizes “cross” trades to address account funding issues and when it specifically deems the practice to be advantageous for each participant. Eagle shall follow the procedures set forth below when effecting cross trades in client accounts.

1.	A worksheet is prepared to compute the following:
●	Aggregate position size of Security to be crossed
●	Determine the required adjustment in each position in the affected accounts.
2.

Ensure that the positions are freely tradable and there are no legal restrictions on Eagle to trade securities. Note: The Employees Retirement Income and Savings Act of 1974 (“ERISA”) prohibits cross trading - all accounts subject to ERISA must not participate in cross trading.

3.	Cross at current market price – last reported price – average of the bid and ask prices. Brokerage costs are split between the participating accounts.
4.	Send a spreadsheet to executing broker/dealer to finalize cross trades.

The CCO must be notified of any proposed cross trades between Client accounts and must provide written approval before the cross trade is effected. In determining whether to approve a cross trade, the CCO must conclude that the proposed trade is fair and equitable for all Clients involved and that all the aforementioned procedures have been properly followed.

Directed Brokerage Arrangements

A client may direct Eagle to effect securities transactions in the client’s account through a specific broker/dealer. In some cases, trading through another broker is prohibited; in other cases, trade-away fees imposed by the client’s custodian make trading through another broker cost prohibitive. Under both types of directed brokerage arrangements, the client is responsible for negotiating terms for their account directly with the broker/dealer. Eagle will only direct brokerage pursuant to specific instructions that have been signed and dated by the Client.

For accounts subject to directed brokerage arrangements, the Company is not required to aggregate trades or seek better execution services or prices from other broker/dealers. Consequently, Eagle may not obtain best execution on behalf of clients that direct brokerage; such clients may pay materially disparate commissions, greater spreads, or other transaction costs, or receive less favorable net prices on transactions than would otherwise be the case.

Before initiating management of an account subject to a directed brokerage arrangement, Eagle will review the financial solvency and execution capabilities of the designated broker/dealer. Upon completion of the review, the Company will either approve the arrangement or ask the client to reconsider the direction. All accounts subject to brokerage direction will be designated as such in the Company’s OMS.

Step-out Trades

In order to trade in an efficient manner, Eagle may aggregate for certain trades subject to a directed brokerage arrangement with other non-directed trades for execution through a broker-dealer selected by Eagle’s trading desk. The portion of the trade subject to a directed brokerage arrangement will then be stepped out to the directed broker and charged the commissions and/or fees provided under the broker’s arrangement with the client. The order ticket for each step-out trade will be marked as such in the Company’s OMS and will identify both broker-dealers involved with the transaction.

Eagle is under no obligation to pursue such a trading strategy for directed brokerage accounts, and will not do so if it determines that step-out trading is detrimental to the execution costs or quality of clients that do not direct brokerage. As indicated in the Best Execution policy below, Eagle will review the costs and benefits associated with step-out trades as part of its brokerage review process.

Rule 105 of Regulation M – Covering Short Sales with Follow-on Public Offerings

Rule 105 of Regulation M prohibits the short sale of a stock that is subsequently purchased in a follow-on public offering (“Offering Stock”). Rule 105 was implemented to prohibit short sellers from artificially depressing the offering price of Offering Stock and engaging in transactions in which they do not assume any market risk. The staff of the SEC has taken enforcement actions against investment advisers for relatively small and apparently unintentional violations of Rule 105.

Rule 105 generally applies to short sales of Offering Stock effected during a period that is equal to the shorter of:

●	Five business days before the pricing of a follow-on offering until the pricing of the offering; and

●	The time of the Form 1-A or Form 1-E registration statement until the pricing of the offering.

An investment adviser that short sells Offering Stock during this period is generally prohibited from participating in a follow-on public offering. However, Rule 105 includes certain limited exceptions to this prohibition, including:

●	Short sales that have been fully covered prior to the close of trading on the day before the follow-on offering is priced; and

●	Short sales by one account and participation in a follow-on offering by a separate account that is managed independently by different personnel.

The availability of these exceptions is highly dependent upon the relevant facts and circumstances and requires a careful analysis of Rule 105’s various provisions.

Eagle’s policies and procedures regarding the covering of short sales with follow-on public offerings are as follows:

●	Traders participating in any follow-on offering must be aware of, and abide by, the restrictions imposed by Rule 105;

●

Notify the CCO prior to participating in a follow-on offering if there is any question as to whether Eagle or an affiliate sold the Offering Stock short in the five business days before the offering was priced; and

●

If Eagle or an affiliate sold the Offering Stock short during the five business days before the offering was priced and Eagle nonetheless wishes to participate in the follow-on offering pursuant to an exception to Rule 105’s general prohibitions, the CCO must grant written pre-approval for Eagle’s reliance on the particular exception.

It should be noted that due to regulatory requirements, general strategy mandates, and investment restrictions applicable to the separately managed accounts and the co-or-sub-advised investment companies, these types of Clients do not participate in short sale transactions.

X.	SOFT DOLLAR POLICIES AND PROCEDURES

Eagle considered numerous risks associated with the use of soft dollars in developing these policies and procedures. For purposes of this policy, Eagle considers commission sharing arrangements as soft dollar relationships. This analysis included risks such as:

●	Eagle lacks written policies and procedures governing the use of soft dollars;
●	Eagle uses soft dollars in a manner that is inconsistent with disclosures to Clients;
●	Employees are unfamiliar with the types of products and services that fall within the Section 28(e) safe harbor; and
●	Mixed use allocations are made improperly or without the CCO’s approval.

Eagle has established the following guidelines to mitigate these risks.

It is the policy of this firm to allow the use of soft dollar arrangements, unless otherwise restricted by client agreement. These arrangements are to be limited to directing trades to a broker-dealer in return for that firm providing research and related services as contemplated by Section 28(e) of the Securities Exchange Act of 1934.

It is the firm’s policy to disclose its use of soft dollars to clients. Clients are to understand that brokerage commissions generated by their account may be directed to various firms in exchange for services and that such brokerage should be viewed as a client property. Disclosure is to be made in the Firm’s Form ADV and in conversations with clients.

Background

Products or services obtained through any soft dollar arrangement or transaction that are generally determined to be a brokerage or research product or service, within the Section of 28(e) safe harbor are described as follows:

●	“Research services” are restricted to “advice,” “analyses,” and “reports” within the meaning of Section 28(e)(3); and

●

“Brokerage services” within the safe harbor are those products and services that relate to the execution of the trade from the point at which the money manager communicates with the broker-dealer for the purpose of transmitting an order for execution, through the point at which funds or securities are delivered or credited to the advised account.

The SEC has opined that the analysis of whether a particular product or service falls within the safe harbor should involve the following three steps

1.

The money manager must determine whether the product or service falls within the specific statutory limits of Section 28(e)(3) (i.e., whether it is eligible “research” or “brokerage” as discussed above).

2.	The money manager must determine whether the eligible product or service actually provides lawful and appropriate assistance in the performance of his investment decision-making responsibilities.

3.	The money manager must make a good faith determination that the amount of client commissions paid is reasonable in light of the value of products or services provided by the broker-dealer.

Chief Compliance Officer Reviews

All new soft dollar arrangements must be reviewed by the CCO for compliance with the Advisers Act and the Section 28(e) safe harbor. The CCO’s approval or rejection of new soft dollar arrangements shall be recorded on the form attached as Exhibit E. Written agreements and any other documentation reviewed by the CCO shall be maintained in a file for each soft dollar arrangement. The CCO will maintain a spreadsheet listing all approved soft dollar arrangements.

The CCO, the Partner in charge of trading, or a designee will review the soft dollar accrual and expenditure reports sent by broker-dealers. Any unexpected items should be promptly reported to the Partners. If it appears that the Company has accumulated credits beyond its expected soft dollar expenditures, the CCO shall confer with the Partner in charge of trading and determine whether Eagle should take steps to lower commission rates or redirect trading.

At least annually, the CCO will review all existing soft dollar arrangements to assess their continued compliance with all applicable requirements. This review shall include an assessment of the commission rates to determine if the brokerage firms are charging reasonable rates based on the research and execution services provided. A record of this review, along with any documents used to support the review, will be retained by the CCO or his designee.

Mixed Use Allocations

If a research product or service has both a research and non-research use, an allocation must be made between the research and non-research functions, with the portion allocable to research being paid with commission dollars, and the non-research portion being paid by Eagle. An allocation of the cost of the product or service will be made according to its use (i.e., the component that provides assistance to Eagle in the investment decision-making process vs. the component that relates to non-research activities) and disclosure of the mixed-use allocation policy shall be included in Part 2A of Eagle’s Form ADV. The allocation will generally be made on the basis of the percentage of time devoted to Eagle’s use of the product for research vs. non-research applications, or such other appropriate measure of the value of the product for each use as the CCO determines to be appropriate, both initially and upon subsequent periodic review. The CCO will maintain documentation supporting his mixed use allocation decision.

Third-Party Research Services

Eagle investment management personnel hold research meetings throughout the year to discuss research-related issues, including the use of third-party research services. Any new third-party research expenditure must be approved by a vote of the Partners, regardless of whether soft dollars will be used to pay for the service. The Company will not commit to the payment of soft dollars for any research service. Any research expenses not covered by soft dollars will be paid directly by the Company.

Approval of a new research service is documented by adding the service to the Company’s research budget. Eagle will review its research budget at least annually at a research meeting. The research budget for the next year will be approved by a vote of the Partners.

Broker-Dealer Proprietary Research

The allocation of brokerage to broker-dealers providing proprietary research, including broker-dealers paid through commission sharing arrangements, is determined during Eagle’s annual Broker/Commission Review. As part of the Broker/Commission Review, Eagle will maintain documentation demonstrating the value of research and related services provided by these broker-dealers. The procedures for this review are discussed in detail in the Best Execution policy below.

Subadvisory Clients

The Company has been hired as the sub-advisor for various investment companies. The Company has elected to not use soft-dollars in the management of those sub-advised investment companies. If the Company changes its policy in the use of soft dollars the compliance officer will notify the investments companies of the change in the soft dollar policy.

Co-Advisory Relationship

The Company co-advises the Eagle MLP Strategy Fund. The Company has elected to use soft-dollars in the management of the Eagle MLP Strategy Fund, which is disclosed in fund related documents.

XI.	BEST EXECUTION

Best execution is defined as executing securities transactions for clients “in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances.” In developing these policies and procedures, Eagle considered the following risks associated with best execution:

●	Eagle does not seek best execution for all transactions;
●	Eagle does not periodically and systematically evaluate the quality and cost of services provided by broker-dealers; and
●	The Company does not seek to negotiate favorable trading arrangements.

Eagle has established the following guidelines to mitigate these risks.

The Company’s consideration of the commissions charged by a broker is an integral part of its evaluation of order execution. Commission rates are a function of the size of the order, the price of the security, the Company transaction volume with that broker, and whether the receipt of products or services is involved.

Consistent with its obligation of best execution, the Company may direct portfolio brokerage commissions to a broker or dealer in return for services and research that it uses in making investment decisions for client accounts.

In the execution of transactions, the Company may consider the broker’s responsiveness to requests for trade data and other financial information. Responsiveness includes such factors as the willingness and ability of a broker to take financial risks in the execution of large block orders or how accommodating the broker is to the trading requirements of the Company

The Chief Compliance Officer and the Partners of the Firm and traders will evaluate each of the following factors to ensure that the Company is realizing the most favorable cost and brokerage services for its clients under the circumstances.

●	The amount of business with each broker-dealer and the justification for directing trades to those brokers-dealers;

●	Gross compensation paid to each broker-dealer;

●	Competitiveness of commission rates and spreads;

●	Financial strength (net capital) of broker-dealers;

●	Ability to respond promptly to investor/adviser inquiries during volatile markets;

●	Accommodation of third-party soft dollar arrangements

●	Ability to facilitate step-out trades;

●	Availability of IPOs to investment advisers for subsequent allocation to clients;

●	The ability of the broker-dealer to handle a mix of trades, i.e. block trades and odd lots;

●	The willingness and ability of a broker to “work” large or difficult trades for the adviser’s clients so as to obtain best executions;

●	Whether advisory client may be inconvenienced or ill-served by the geographical distribution of the broker-dealer offices;

●	Whether the broker-dealer is equipped to handle electronic trade entry and reporting links with the adviser;

●	The value of privacy considerations, liquidity, price improvement, and lower commission rates on electronic communications networks (ECNs);

●

Opportunity costs, i.e., the cost associated with the opportunity to work with a major broker-dealer who may offer a wide variety of products and services. Opportunity cost might also be associated with “boutique” firms which only deal with specialized products;

●	Adequacy of broker-dealer’s back office staff to efficiently handle trading activity, especially in volatile or high volume markets;

●	Statistics on securities executions and the frequency of trading errors;

●	Comparison of transaction costs between directed and non-directed client accounts;

●	Products and services obtained (or which are available) from broker-dealer that fall outside the soft dollar safe harbor which are not research and benefit only the adviser, not the investors;

●	The volume of securities transactions directed to broker-dealers who are active in selling shares of funds sponsored or managed by the adviser; and,

●	The overall responsiveness of broker-dealers, i.e., how well the broker-dealer serves the adviser and its clients.

Eagle personnel may not start using a new broker-dealer firm without the prior approval of the CCO. In determining whether to approve the use of a new broker-dealer firm, the CCO will assess the factors listed above, as applicable, as well as whether Eagle’s use of such a firm could pose any potential conflicts of interest

Annual Broker/Commission Review

The Company will review trade placement and best execution to identify factors that are important to the firm in routing trades. The Company will annually evaluate the broker/dealers that it uses for execution of client trades. The Company’s trader or Partner in charge of Trading will be responsible for presenting a report of the activity placed at each broker/dealer to the Partners of the Company, investment analysts, and Trading team. As part of this review process, the Company has engaged ITG to provide Best Execution/Trade Cost Analysis quarterly. On an annual basis the Partners, investment analysts, and Trading team will rank preferred broker relationships based on the criteria outlined above. These rankings will serve as input for the next year’s execution oriented relationships.

The Partners review the results of the broker votes and determine changes as needed. The meetings shall be documented via the agenda, handouts, resulting votes, and rationale for final rankings based on Partner review.

When reviewing best execution and broker votes, the Partners, investment analysts, and Trading team use a set agenda to direct discussion. Discussion may include but is not limited to:

The existence of new brokers or relationships

The establishment of new soft dollar relationships

Any errors in pricing by particular broker(s)

Any trading errors by particular broker(s)

Review ITG’s Best Execution/Trade Cost Analysis

The existence of conflicts of interest (referrals, soft dollars, etc.) and their effects on Eagle’s selection of brokers

The existence of whether Eagle places trades through registered representatives that may be related to Eagle Employees and/or are Clients of Eagle, and the potential for conflicts

The existence of any gifts received from brokers and any potential affects that the acceptance of the gifts may have had on the brokerage selection process

The fairness of the rotation in which trades are executed including the order in which advisory client accounts are executed and the order in which brokers are called

The fairness of Eagle’s order allocation process (i.e. have Clients been fairly allocated securities in accordance with Eagle’s policy)

The amount of soft dollar credits outstanding, including credits that appear to exceed expected soft dollar expenditures.

Review soft dollar arrangements when applied to a mixed-use product. Ensure that the hard:soft ratio remains appropriate and in line with other soft dollar brokers

The benefits and costs associated with the use of “step-out” trades

Impact of the use of brokers on “charity days” (including the use of step-out trades)

Analyze commission rates paid by Clients and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated to specific brokers). The analysis should include a review of the reasonableness of commissions paid to soft dollar brokers.

Evaluate alternative brokerage arrangements and note Eagle’s brokerage costs relative industry norms

Review trades to ensure compliance with ERISA mandates and the Investment Company Act of 1940

Establish commission targets for each of its brokerage relationships

Complete the Broker Survey

XII.	VALUATION PROCEDURES

In developing these policies and procedures, Eagle considered numerous risks associated with the valuation of securities. This analysis included risks such as:

●	Eagle lacks written policies and procedures regarding pricing;
●	Eagle assigns prices to securities that do not reflect current market conditions;
●	Disclosures to Clients or Investors are inconsistent with Eagle’s pricing policies and procedures; and
●	Eagle does not periodically test the accuracy of prices supplied by third parties.

Eagle has established the following guidelines as an attempt to mitigate these risks.

Policy

In determining the value of any assets managed by the Company, no value is placed on the goodwill or name of the Company or any funds that the Company may manage, or the office records, files, statistical data or any similar intangible assets of the Company or such funds not normally reflected in the Company’s accounting records, but there must be taken into consideration any related items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities pursuant to agreements entered into on or prior to such valuation date.

Procedures

Valuation of securities managed by the Company must be based on all relevant factors and is expected to comply generally with the guidelines set forth in the applicable limited partnership or investment management agreements. If a pricing issue arises that is not covered by these procedures, Eagle shall use its best efforts and all appropriate means to obtain all relevant information in order to determine a fair value. If it is deemed necessary or prudent, Eagle may hire an independent third party to provide an appraisal of the Security. When determining the value of any Securities, such agreements should be consulted as well as the Company’s accountants and/or auditors as appropriate. Generally, the Company’s guidelines provide as follows:

(a)	Listed Securities

It is anticipated that the majority of domestic and foreign equity and fixed income securities will be valued based on readily available market quotations, using the last reported sales price at the relevant valuation date as available from custodians holding client accounts, and when necessary independent pricing services, including Interactive Data Corp. (“IDC”), which is generally utilized to price the majority of securities held in client portfolios, including both the equity and fixed income positions. In the event that Eagle seeks additional pricing sources, Bloomberg and Telemet may be referenced along with the numerous broker/dealers and custodians through whom Eagle transacts.

(b)	Dividends

Dividends declared but not yet received, and rights in respect of Securities that are quoted ex-dividend or ex-rights, are recorded at the fair value thereof, as determined by the Company, which may (but need not) be the value so determined on the day such Securities are first quoted ex-dividend or ex-rights.

(c)	Options

Listed options, or over-the-counter options for which representative brokers’ quotations are available, are valued in the same manner as listed or over-the-counter Securities as hereinabove provided. Premiums for the sale of such options written by the Company are included in the assets managed by the Company, and the market value of such options is included as a liability.

Shares, units, limited partnership interests and other interests of private investment partnerships, separate accounts or other investment structures in which investments are made will generally be valued at the net asset value supplied by the manager of that investment vehicle, less any applicable redemption or withdrawal charges customarily imposed by that entity.

(d)	Private Security Pricing

Private securities of public companies (PIPEs or other) are marked at a discount to the public quoted price for the security. The discount will start as the discount at the time of purchase and amortize over time to a discount of zero on the date that the private securities are anticipated to become publicly tradable. The discount is independent of any hedging (“boxing”) which may occur in relation to the corresponding public security.

Private securities of private companies are marked at a valuation that reflects the valuation of similar public securities less a discount for illiquidity. The valuation will be determined by comparing the private company to a minimum of one and maximum of three public companies that the advisor believes have similar characteristics to the private company in terms of form of organization, industry, and business strategy. The comparative companies will remain the same from valuation period to valuation period unless either the private company or the comparison company makes a significant change in form, industry, or strategy. The discount for private company illiquidity will be between 25% and 40%, depending upon specific circumstances as judged by the advisor. The maximum percentage for special situations investments, including private placements of public companies and private placements of private companies, is defined in the partnership agreement, as amended. The maximum percentage in special situation investments is 20% of equity capital (based on purchase cost of the special situation investment).

All special situation investments, including private securities of public equities as well as private securities of private companies, will be placed into side pockets. Management fees will be charged on special situation investments in accordance with the terms of the partnership agreement (i.e.

1%). The quarterly management fee will be paid out of the cash flow generated by the investments or paid from the limited partners capital account balance should the cash flow be insufficient. Incentive distributions earned on special situation investments are retained within the general partner’s capital account (i.e. the cash is not paid out) until the special situation investment is either liquidated or becomes publicly tradable, in accordance with the partnership agreement.

(e)	Foreign Currency

Transactions denominated in foreign currencies, including purchases and sales of investments, and income and expenses, are translated into United States dollar amounts on the transaction date.

Fair Value Pricing

In the event Eagle questions a price provided by an independent pricing service or a broker-dealer, and believes, in good faith, that the quotation received from the independent pricing service does not accurately reflect the value of the Security, then Eagle may override such price with one which it believes more accurately reflects the Security’s fair value. The Partner that manages the Security in question shall be responsible for immediately notifying the CCO that an independent pricing service price has been overridden and the final determination as to the Security’s fair value shall be reviewed for reasonableness and approved by the Partners.

Custodians, exchanges, and third-party pricing vendors may be unwilling or unable to price certain securities, or may assign prices that do not reflect current market conditions. Securities that may be difficult to price include, among others:

●	Privately offered securities;
●	Thinly traded securities;
●	Securities in which trading has been suspended;
●	Securities traded in certain foreign markets; and
●	Options and warrants.

PMs and traders should continually assess the availability and reliability of prices assigned by custodians, exchanges, and third-party pricing vendors. The CCO must be notified promptly if prices provided by a third party appear stale or inaccurate, or, more generally, if the pricing methodology employed by Eagle appears inappropriate for a particular security or any pricing used by Eagle appears erroneous for a particular security. The CCO will determine whether any investment has been priced in error, and whether any such error had a material impact on Clients’ fees or performance. Any pricing error that is identified will be corrected promptly. Any material impact an error had on a Client’s fees or performance must be disclosed to that affected Client, and any excess fees collected from Clients must be refunded. On behalf of the CCO, the Portfolio Administration team will document any pricing error, and any associated remedial action.

On a case-by-case basis, the Partners Committee will establish an appropriate pricing methodology to determine the fair value of securities that are difficult to price. No one may change a security’s price or otherwise deviate from Eagle’s pricing guidelines without first obtaining approval from the CCO.

The CCO will document the valuation methodology that Eagle selects, along with any materials relevant to the determination. Fair valuation methodologies may incorporate, among other things:

●	Broker/dealer quotes;
●	Other third-party quotation providers;
●	Bids and asks on exchanges where the Security is traded;
●	Investment cost;
●	Prices obtained during subsequent financing events;
●	Discounted expected future cash flows;
●	Pricing formulas, such as the Black-Scholes model;
●	Prior trades; and/or
●	Pricing matrices.

Employees involved in fair valuation will maintain documentation sufficient to establish the appropriateness of a price. Members of the investment team, including portfolio managers are prohibited from manually overriding any price in the portfolio accounting system. The Operations administrator is permitted to override prices upon approval of the CCO and once adequate documentation to determine the price is obtained.

XIII.	INSIDER TRADING POLICY AND

  PROCEDURES

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, Eagle has instituted procedures to prevent the misuse of Material Nonpublic Information. In developing these policies and procedures, Eagle considered the following types of risks associated with insider trading:

●	Employees pass Material Non-Public Information on to others;
●	Client holdings and/or transactions are disclosed to individuals outside of the firm;
●	Employees place trades in personal and/or Client accounts based on Material Non-Public Information; and
●	Eagle Employees are not aware of what constitutes Material Non-Public Information.

The following guidelines were established to mitigate these risks.

Whom Does the Policy Cover?

This policy covers all of Eagle’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

●	Dividend or earnings announcements
●	Write-downs or write-offs of assets
●	Additions to reserves for bad debts or contingent liabilities
●	Expansion or curtailment of company or major division operations
●	Merger, joint venture announcements
●	New product/service announcements
●	Discovery or research developments
●	Criminal, civil and government investigations and indictments
●	Pending labor disputes
●	Debt service or liquidity problems
●	Bankruptcy or insolvency problems

●	Tender offers, stock repurchase plans, etc.
●	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Selective Disclosure

Employees must never disclose proposed/pending trades to any client or other individual/entity outside of Eagle. Additionally, Eagle must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the CCO. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of Eagle’s fiduciary duty to Clients. Selectively disclosing the portfolio holdings of a Client’s portfolio may also be viewed as Eagle engaging in a practice of favoritism. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the CCO. In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how current the holdings information is.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in the act of Inside Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Inside Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow when an Employee Believes that They Possess Material Non-Public Information

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO or another Partner as soon as possible. From this point, the Employee, CCO and the Partners will conduct research to determine if the information is likely to be considered important to Investors in making investment decisions, and whether the information has been publicly disseminated. If the information is deemed Material Non-Public Information, the issuer in question will be added to Eagle’s Restricted List.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to Eagle’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of Eagle and other market participants and trading counterparties. Employees should consult with the CCO regarding questions about the appropriateness of any communications.

Confidentiality Agreements

In certain circumstances Eagle may intentionally obtain non-public information about public issuers. For example, Eagle might be provided with non-public information in connection with the participation in a private offering of public equity (a “PIPE”) or a tender offer. Eagle’s receipt of non-public information about a public issuer may limit the ability to trade in that issuer’s public securities. Accordingly, only Eagle’s Partners and Portfolio Managers must fully consider the benefits and limitations before non-public information is received. Only the Partners and Portfolio Managers are authorized to sign confidentiality or non-disclosure agreements on behalf of Eagle.

Once a confidentiality agreement is executed, the Compliance Officer should be notified immediately. The Compliance Officer will work with the trading team to ensure a hardcoded restriction is applied to the issuer(s) in Indata. The issuers will also go on Eagle’s Restricted List.

Relationships with Potential Insiders

Eagle periodically conducts meetings with the management teams of issuers in which Eagle has invested in or is evaluating for investment. While the management teams are subject to Regulation Fair Disclosure and other restrictions on communicating non-public information to investors, such meetings run the risk of inadvertent receipt of non-public information. Eagle does not place restrictions on meeting with management. However, all meetings must be logged to enable monitoring of the information flow. An administrative assistant maintains the log of meetings with management. Employees must report their attendance of meetings (both in Eagle’s offices and otherwise) to the administrative assistant.

XIV.	Political and Charitable Contributions,

  and Public Positions

Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related clients or investors.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

●	Registered investment advisers;

●	Advisers with fewer than fifteen clients that would be required to register with the SEC but for the “private advisor” exemption provided by Section 203(b)(3) of the Advisers Act;

●	Firms that solicit clients or investors on behalf of the types of advisers described above; and

●	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly (for example, contributions through a family member, friend, etc. with the intention to influence).

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.10 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

●	Any general partner, managing member or executive officer, or other individual with a similar status or function;

10         A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

●	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

●	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

However, there is an exception available for contributions from natural persons of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees; advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.11

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party.

Recordkeeping Obligations

Paragraph (a)(18) of Rule 204-2 imposes additional recordkeeping requirements on registered investment advisers that have any clients or investors in private funds that fall within Rule 206(4)-5’s definition of a “government entity.” Among other things, advisers with “government entity” clients or investors must keep records showing political contributions by “covered associates”, a listing of “covered associates”, and a listing of all “government entity” clients and investors.

11         Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

Guidance Regarding Bona-Fide Charitable Contributions

In Political Contributions by Certain Investment Advisers, Advisers Act Release No. 3043 (July 1, 2010) the SEC indicated that charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, would not implicate Rule 206(4)-5.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered

The Pay-to-Play Rule applies equally to:

●	Advisers that provide advisory services to a government entity (including, among other things, through the management of a separate account or through an investment in a pooled private fund); and

●	Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

Risks

In developing these policies and procedures, Eagle considered the material risks associated with Employees’ political contributions. This analysis includes risks such as:

●	Employees make political contributions that limit Eagle’s ability to attract or retain government-related Clients or Investors;

●	Eagle hires or promotes an individual into a role that meets the definition of a “covered associate” without considering the individual’s past political contributions;

●	Eagle inadvertently violates “pay-to-play” regulations, or other applicable laws, because it is unaware of Employees’ political contributions;

●	Eagle or its Employees make charitable contributions that pose actual or apparent conflicts of interest; and

●	Employees hold public offices that pose actual or apparent conflicts of interest.

Policies and Procedures:

Political Contributions

Political contributions by Eagle or Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If an Employee is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO using the attached Political Contribution Pre-clearance form. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution. The CCO will meet with any individuals who are expected to become “covered associates” to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of Clients or Investors; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will prepare a memorandum documenting the discussion’s scope and findings, which will be signed by the CCO and by the individual in question and will be retained by the CCO along with Eagle’s Political Contribution Pre-clearance forms.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office. However, Employees must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by Eagle, rather than its Employees, must be pre-cleared by the CCO, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of all contributions (by Eagle or its Employees) in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all Clients and Investors that meet the definition of a “government entity” and a list of “covered associates” for purposes of Rule 206(4)-5. Employees will certify all political contributions on a quarterly basis. Employee certifications will be maintained by the CCO.

Charitable Donations

Donations by Eagle or Employees to charities with the intention of influencing such charities to become Clients or Investors are strictly prohibited. Notify the CCO if you perceive an actual or apparent conflict of interest in connection with any charitable contribution, or if you believe that the contribution could give an appearance of impropriety.

Public Office

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with Eagle’s business activities.

Attachment – Political Contribution Pre-clearance Form

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name:                                                                                   Title:

Name of person or entity making the contribution (if other than Employee):

If the contribution is to a Political Party or Political Action Committee (PAC) do you have influence over the disbursements of funds, or is the contribution earmarked for a particular official or candidate?     Yes / No

Recipient’s Name:                                                                                   Title:

List the office or position for which the recipient is running:

If the recipient currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions: ______________________________

Are you eligible to vote for the candidate?     Yes / No

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others, or coordinate contributions to elected officials, current candidates, or political parties where Eagle is providing or seeking government business.

Intended Date of Contribution:

Signature: _________________________________________

CCO Use Only

Approved	Not Approved

Reviewed by: Date:

XV.	CODE OF ETHICS FOR ALL EMPLOYEES

A.  DEFINITIONS

The following defined terms are used throughout this Code.

“Control” means the power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with the company. Any person who has Beneficial Ownership of more than 25% of the voting securities of a company is presumed to control the company.

“Security” includes any instrument considered a “security” under Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, which generally includes stocks, bonds, mutual funds, certificates of deposit, options, interests in private placements, futures contracts on other securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things.

“Reportable Securities” means any Security other than “Exempted Securities,” which are direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end investment companies registered under the 1940 Act, other than Reportable Funds.

“Reportable Funds” are any investment companies registered under the 1940 Act i) for which Eagle serves as an investment manager (sub-adviser or co-adviser), or ii) whose investment adviser or principal underwriter controls Eagle, is controlled by Eagle, or is under common control with Eagle.

“Beneficial Ownership” shall have the same meaning as set forth in Rule 16a-1(a) (2) of the Securities Exchange Act of 1934, as amended (the Securities Exchange Act). Subject to the specific provisions of that Rule, it shall generally mean having directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security. An individual is generally considered to have beneficial ownership of Securities held directly or indirectly by immediate family members sharing the same household. Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria. Such employee or immediate family member may or may not have decision-making authority with respect to such account.

“Fee Paying Family Accounts” are Eagle fee paying clients that are related to Eagle Access Persons.

“Model Trades” are trades decided upon by Eagle’s investment committee and then executed into fully discretionary client accounts.

“Non-model Trades” are account maintenance type of trades that do not involve changes to a model portfolio and are placed by the Portfolio Manager assigned to the account. Examples of Non-model Trades include trades placed for new accounts, terminated accounts, or because contributions or withdrawals have been made to or from an account.

“Portfolio Managers” are Edward Allen, George Crosby, Malcom Day, John Gualy, Thomas Hunt, Steven Russo and David Chiaro.

“Restricted List” is a list of securities that Eagle has received material non-public information on or that Eagle has entered into a confidentiality agreement with. Employees are prohibited from trading in any issuers appearing on the Restricted List in client and personal accounts. No exceptions will be made to this policy.

“Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act.

“Secondary Public Offering” is a one-time offering of stock to the public which is not an Initial Public Offering.

“Limited Offering” means an offering of Securities exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

“Exempt Account” means a personal trading account in which an employee has a Beneficial Ownership interest and over which the CCO has determined that the employee exercises no direct or indirect influence or control.

B.  GENERAL PROVISIONS

In developing these policies and procedures, Eagle considered the material risks associated with administering this Code of Ethics. This analysis included risks such as:

●	Employees do not understand the fiduciary duty that they, and Eagle, owe to Clients;

●	Employees and/or Eagle fail to identify and comply with all applicable Federal Securities Laws;

●	Employees do not report personal securities transactions;

●	Employees trade personal accounts ahead of Client accounts;

●	Employees are not aware of Eagle’s pre-clearance requirements;

●	Employees do not notify the CCO of potential violations of the Code of Ethics;

●	Eagle does not retain employee written acknowledgements that they received the code and any amendments; and

●	Employees are improperly influenced by excessive gifts or entertainment.

Eagle has established the following guidelines to mitigate these risks.

These rules apply to every employee of the Company. All employees must complete the Code of Ethics and Regulatory Compliance Manual Acknowledgement Form (Exhibit B), within the first 10 days of employment by the Company and annually thereafter.

1. Laws and Regulations. You are expected to comply with all applicable laws and regulations, including the Code of Ethics and policies of the Company. These include, without limitation, tax and securities laws.

2. Conflicts of Interest. You are expected to avoid conduct that is contrary to the interests of the Company and any Client, or that gives the appearance of such a conflict of interest. The Code of Ethics is predicated on the principle that Eagle owes a fiduciary duty to its Clients.1 Accordingly, employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, Eagle will be mindful to:

●	Place client interests ahead of Eagle’s – As a fiduciary, Eagle will serve in its Clients’ best interests. In other words, employees may not benefit at the expense of Clients.

●	Engage in personal investing that is in full compliance with Eagle’s Code of Ethics – Employees must review and abide by Eagle’s Personal Securities Transaction and Insider Trading Policies.

●

Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with Eagle, or on behalf of a Client, unless in compliance with the Gift Policy below.

●	Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act.

Any questions with respect to Eagle’s Code of Ethics should be directed to the CCO. As discussed in greater detail below, employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

3. Gifts, Etc. You must not seek or accept any gift, favor, preferential treatment, or special arrangement of Material Value from any provider or prospective provider of goods or services to a Company or a Client.

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. Regardless of whether or not the employee is accompanied to the event by the giver, if the estimated cost of the employee’s portion of the meal, event, etc. is greater than $300, the employee must report his/her attendance at the event to the CCO. If the event is highly publicized such that the tickets may be selling in excess of face value, the employee must consider the mark-up for the reporting requirements. Employees are prohibited from providing entertainment that may appear lavish or excessive, and must obtain approval from the CCO to provide entertainment in excess of $300 to any client, investor, prospect, or individual or entity that Eagle does or is seeking to do business with.

1         S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

Employees’ Receipt/Giving of Gifts - Employees must report their intent to accept or provide gifts over $300 (either one single gift, or in aggregate on an annual basis) to the CCO. In addition, Employees must complete a Report of Gifts & Entertainment, attached hereto as Exhibit O, on a quarterly basis and submit it to the CCO or his designee. Reasonable gifts received or given on behalf of the Company shall not require reporting. Examples of reasonable gifts include, but are not limited to, holiday gift baskets and lunches brought to Eagle’s offices by service providers.

“Material Value” includes such items as tickets for theater, musical, sporting or other entertainment events on a recurring basis; costs of transportation and/or lodging to locations outside of Houston, unless approved in advance by a Partner of Eagle as having a legitimate business purpose; personal loans on terms more favorable than generally available for comparable credit standing and collateral; or preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment. If you are offered anything, to be on the safe side, check with the CCO.

Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities” – The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. Eagle and its Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

Employees must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this policy.

4. Political Contributions. Please refer to Eagle’s Political and Charitable Contributions, and Public Positions policy and procedures in section XIII of this Manual.

5. Improper Payments. You may not pay, offer, or commit to pay any amount that might be or appear to be a bribe or kickback in connection with the Company’s business.

6. Confidential Information. You may not disclose to anyone, whether inside or outside the Company, any Company trade secrets or proprietary or confidential information unless you have been authorized to do so. You must keep confidential, and not discuss with anyone other than employees with a valid business purpose, information regarding Client investment portfolios, actual or proposed securities trading activities of any Client, or investment research developed in the Company. You should take appropriate steps, when communicating the foregoing information internally, to maintain confidentiality, for example, by using sealed envelopes, limiting computer access, and speaking in private.

7. Outside Directorships, Etc. You may not serve as a director, officer, employee, trustee, or general partner of any corporation or other entity, whether or not you are paid, without the prior written approval of the CCO of Eagle, except that you may serve any charitable or non-profit organization without such approval.

All employees shall be required to notify the CCO or his designee on behalf of the Company of the existence of any and all securities accounts maintained by the employee with any foreign or domestic brokerage firm, bank, investment adviser or other financial institution. Further, all employees shall be required to notify the CCO or his designee prior to opening a securities account with another firm including but not limited to any foreign or domestic brokerage firm, bank, investment adviser or other financial institution.

C.  PERSONAL SECURITIES TRANSACTIONS

Who is Covered. The Code applies to all of the Company’s employees.

This Policy covers not only your personal Securities transactions, but also those of your Immediate Family (children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law living in your household, as well as adoptive relationships that meet the above criteria) or accounts over which you have control or beneficial ownership.

What Accounts are Covered. This Policy applies to Securities transactions in all accounts (other than Exempt Accounts) in which you or members of your Immediate Family have a direct or indirect beneficial ownership interest. Employees who claim they have no direct or indirect influence or control over an account are also required to complete the Exempt Accounts Certification attached hereto as Exhibit I initially upon commencement of their employment and on an annual basis thereafter.

Normally, an account is covered by this Policy if it is (a) in your name, (b) in the name of a member of your Immediate Family, (c) of a partnership in which you or a member of your Immediate Family are a partner with direct or indirect investment discretion, (d) of a trust of which you or a member of your Immediate Family are a beneficiary and a trustee with direct or indirect investment discretion, and (e) of a closely held corporation in which you or a member of your Immediate Family hold shares and have direct or indirect investment discretion.

Reminder: When this Policy refers to “you,” “employee,” or “your transactions,” it includes your Immediate Family and accounts in which you or they have a direct or indirect beneficial ownership.

1. Pre-Clearance: All Securities. You must pre-clear all purchases and sales of Reportable Securities, except that you do not have to pre-clear:

1.	a purchase of publically traded equity Securities if the value of such purchase would not exceed $25,000
2.	a sale of publically traded equity Securities if the value of such sale would not exceed $25,000
3.	a purchase of investment grade, non-convertible debt Securities, if the value of such purchase would not exceed $25,000;
4.	a sale of investment grade, non-convertible debt Securities, if the value of such sale would not exceed $25,000;
5.	a bona fide gift of Securities that you make or receive;
6.	an automatic, non-voluntary transaction, such as a stock dividend, stock split, spin-off, and automatic dividend reinvestment;
7.	a transaction pursuant to a tender offer that is applicable pro rata to all stockholders; or
8.	Model Trades made at least one day following the completion of the full model rotation.

The exemptions from pre-clearance in clauses (1) through (4) above do not apply to trading in any Security that Eagle’s Investment Committee is considering to buy or sell within the next seven business days. No pre-clearance of a transaction for any of those Securities will be granted, and no employees are allowed to trade any of those Securities until one day after the Security trades in client accounts have been completed. In addition, the CCO may suspend your use of these four exemptions from pre-clearance if the CCO concludes that you have engaged in excessive personal trading or that pre-clearance by you is otherwise warranted. Personal trades in the same direction as a Client are subject to at least a one-day blackout, and such trades are deemed pre-approved when adhering to the blackout period as described below.

Remember that the term “Security” is broadly defined. For example, an option on a Security is itself a Security, and the purchase, sale and exercise of the option is subject to pre-clearance. A pre-clearance approval normally is valid only during the day on which it is given, subject to the exceptions noted below.

Special consideration is given to the pre-clearance of illiquid securities and good-‘til-canceled (GTC) trades. Eagle Compliance may pre-approve personal trading in illiquid securities or GTC trades for an extended time period if it is a non-model or non-client held security.

Employees and their family members must obtain required pre-clearances before they complete the transactions. Eagle reserves the right to disapprove any proposed Securities transaction. All pre-clearance requests must be submitted to the Chief Compliance Officer and will be reviewed as soon as reasonably practicable.2 Pre-clearance requests may be submitted to a partner of the firm instead of the Chief Compliance Officer. If approved by the partner a second approval from

2             The Chief Compliance Officer must have prior written clearance from the CEO for his/her personal securities transactions.

Compliance staff is required. If a transaction is denied authorization, no explanation will be provided. No order for a Securities transaction may be placed prior to the receipt of authorization. Once pre-clearance is granted to an employee, unless revoked, such employee may only transact in that Security for the remainder of the trading day on which the authorization is granted (unless pre-clearance is given for illiquid securities or GTC trades). If the Securities transaction is not executed, or not fully executed, by such time or if the employee wishes to transact in that security on the following or any other day, they must obtain approval from the Chief Compliance Officer.

Fee Paying Family Accounts and Exempt Accounts are not subject to the pre-clearance policy. In addition, prior written clearance is not required for Exempted Securities and Model Trades made at least one day following the completion of the full model rotation.

Employees may also be excused from compliance with the foregoing pre-clearance requirements for certain trades executed in personal trading accounts that are managed by third parties, even if the relevant employees are deemed to have some degree of direct or indirect influence or control over such accounts. To qualify for this preclearance exception, the employee must refrain from providing the third-party manager with suggestions or instructions regarding the purchase or sale of specific securities, but may periodically consult with the manager as to their risk tolerance, time horizon, and asset allocation so long as their description of such asset allocation remains at the sector or industry level. Employees opting to rely on this exception must complete the Non-Exempt Managed Accounts Certification attached hereto as Exhibit N on an annual basis. For the avoidance of doubt, employees qualifying for this exception are still required to comply with the below preclearance requirements for trades executed by third-party managers in initial public offerings and limited offerings, and must submit quarterly transaction and annual holdings reports for such accounts as described below.

Initial and Secondary Public Offerings. You may not purchase or otherwise acquire any Security in an Initial Public Offering or a Secondary Public Offering without prior written approval of the CCO. You may apply to the CCO for prior written approval to make such a purchase, but approval will be granted only in extraordinary circumstances. Accordingly, the Company discourages such applications. You may be given approval to purchase a Security in an Initial or Secondary Public Offering, for example, pursuant to the exercise of rights you have as an existing bank depositor or insurance policyholder to acquire the Security in connection with the bank’s conversion from mutual or cooperative form to stock form, or the insurance company’s conversion from mutual to stock form. The Company must maintain a record of any approval to acquire a Security in an Initial or Secondary Public Offering, with the reasons supporting the approval, for at least five years after the end of the fiscal year in which the approval is granted.

Limited Offerings. You may not purchase or otherwise acquire any Security in a Limited Offering, except with the prior approval of the CCO. Such approval will only be granted when you can establish that there is no conflict or appearance of conflict with any Client or other possible impropriety (such as when the Security in the Limited Offering is appropriate for purchase by a Client, or when your participation in the Limited Offering is suggested by a person who has a business relationship with the Company or expects to establish such a relationship). Examples where approval might be granted, subject to the particular facts and circumstances, are a personal investment in a private fund or limited partnership in which you would have no involvement in making recommendations or decisions, or your investment in a closely held corporation or partnership started by a family member or friend. The Company must maintain a record of any approval to acquire a Security in a Limited Offering, with the reasons supporting the approval, for at least five years after the end of the fiscal year in which the approval is granted. The subscription document relating to the Private Funds managed by Eagle shall serve as documentation of the pre-approval of investments in the funds.

2.  Prohibited and Restricted Transactions

a.  Short Sales. You may not sell short any Security, except that you may (i) sell short a Security if you own at least the same amount of the Security you sell short (selling short “against the box”); (ii) sell short U.S. Treasury futures and stock index futures based on the S&P 500 or other broad based stock indexes; and (iii) sell short shares of Exchange Traded Funds.

b.  Options. You may not engage in option transactions with respect to any Security, except that you may purchase a put option or sell a call option on Securities that you own, and you may purchase call options for the purpose of replicating a long position in underlying Securities you do not own. All holdings in call options must be held for a minimum of 60 days.

c.  Short-term Trading. You are strongly discouraged from engaging in excessive short-term trading of Securities. The purchase and sale, or sale and purchase, of the same or equivalent Securities within sixty (60) days are generally regarded as short-term trading.

d.  Additional Restrictions.

(1)

Personal Benefit. You may not cause or recommend a Client to take action for your personal benefit. Thus, for example, you may not trade in or recommend a security for a Client in order to support or enhance the price of a security in your personal account, or “front run” a Client.

(2)

Clients Trade First. Portfolio Managers requesting pre-clearance, must communicate their research conclusion about the Security being purchased or sold. Before a Portfolio Manager purchases or sells a Security, Clients must be afforded the opportunity to act upon Eagle’s recommendations regarding such Security. Portfolio Managers may not purchase or sell any Security for which they have coverage responsibility unless either (i) the Portfolio Manager has first broadly communicated his research conclusion regarding that Security and afforded suitable Clients sufficient time to act upon your recommendation (as set forth below), or (ii) the Portfolio Manager has first determined, with the prior concurrence of the CCO, that investment in that Security is not suitable for any Client. Portfolio Managers may purchase or sell Securities for which they do not have client coverage responsibility after first obtaining pre-clearance from Compliance.

(3)

Model Trades. Employees may not purchase or sell any Security that Eagle’s Investment Committee is considering to buy or sell, within the next seven business days, until one day after a Model Trade has been completed for all discretionary client accounts.

(4)

Personal Trades in Same Direction as Client: One-Day Blackout. Portfolio Managers may not purchase or sell any Security for their personal account until at least one day after Non-model Trades. Purchases and sales of such securities, with the exception of IPO’s or Private Securities, made following the blackout period of at least one day are deemed pre-approved by the CCO or his designee.

(5)

Trading before Communicating a Recommendation or Rating. If Eagle is in the process of making a new or changed recommendation or rating for a Security for which the Portfolio Managers have coverage responsibility, but they have not yet broadly communicated their research conclusions and recommendations or ratings for such Security, Portfolio Managers are prohibited from trading in that Security.

(6)	Restricted List. Employees may never transact in any Security on the Restricted List.

As a member of the portfolio management team, if you enter into a Security transaction for your personal account of a type described above, you must disclose such transactions to the CCO. Depending on the circumstances, the CCO may or may not elect to impose penalties for such transactions. Such penalties may include payment to the client account the difference between the portfolio managers and client’s sales or purchase price for the Security, if the portfolio manager’s price was higher (sales) or lower (purchases).

Fee Paying Family Accounts are not subject to these restrictions. Instead, such accounts are treated as regular fee paying client accounts.

3. Prohibited Transactions: You are prohibited from purchasing or selling any security, either personally or for any Client, while you are in the possession of material, non-public information concerning the security or its issuer.

5. Reporting Requirements. You are required to provide the following reports of your Reportable Securities holdings and transactions to the CCO. Remember that your reports also relate to members of your Immediate Family and accounts that you control or over which you have beneficial ownership.

Initial Report of Holdings. Within ten (10) days after you become an Eagle employee, you must submit to the CCO a report of your holdings of Reportable Securities, including the title, number of shares and principal amount of each Reportable Security held at the time you became an employee. (Exhibit G). The holdings report must be current as of a date not more than 45 days prior to the individual becoming an access person. The holdings report must also include Reportable Securities of immediate family members of those living in your household. The report must collect the name of any broker, dealer or bank with which you maintain an account for trading or holding any type of Securities, whether stocks, bonds, mutual funds, or other types. Please list any accounts that hold Reportable securities in Exhibit G and any accounts that hold non-Reportable securities in Exhibit J, described further below.

Whenever possible employees are requested to report securities accounts directly through Eagle’s Axys system by arranging with their broker for direct downloads of transactions. Employees directly reporting accounts through Axys are required to verify the accuracy of the list of Securities and Securities Accounts as recorded on the system on an annual basis, or on or before January 30th of each year, via Exhibit H, and as a part of the Quarterly Transaction Report described further below. The report shall be current as of December 31st. Employees who are not able to arrange for direct reporting through Axys should arrange to have duplicate brokerage statements sent to the CCO.

Initial and Annual Report of Non-Reportable Securities Accounts

On or before February 14th of each year, you must submit to the CCO a report of the name of any broker, dealer or bank with which you maintain an account for trading or holding any type of securities, whether stocks, bonds, mutual funds, or other types, regardless of whether the securities therein are considered Reportable. Please list any accounts that hold any non-Reportable securities accounts in Exhibit J. Note that you are not required to submit the transactions therein if all transactions are in only non-Reportable securities.

Quarterly Transaction Reports. Within (30) days after the end of each calendar quarter, you must submit to the CCO a report of your transactions in Reportable Securities during that quarter, including the date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares and principal amount of each Security in the transaction, the nature of the transaction (whether a purchase, sale, or other type of acquisition or disposition, including a gift), the price of the Security at which the transaction was effected, and the name of the broker, dealer or bank with or through which the transaction was effected. (Exhibit H) If you established an account with a broker, dealer or bank in which any Security was held during that quarter, you must also attest that such accounts have been included in the report completed.

Because your 4th Quarter Transaction Report also serves as your Annual Holdings Report, you must sign off on Exhibit H even if (i) copies of all of your account statements are provided to the CCO for that quarter (see paragraph 8, “Account Statements,” below), or (ii) all of the information required in such report is, on a current basis, already in the records of Eagle through direct downloads into the Axys system.

Annual Report of Limited Offerings

On or before February 14th of each year, you must submit to the CCO a report of any limited offerings, to include any interests in private placements such as limited partnerships and limited liability corporations. As a reminder, any transaction in a limited offering must be pre-cleared by Compliance at the time of purchase or sale as well as listed in the form (Exhibit K).

Exceptions from Reporting Requirements

There are limited exceptions from certain of the reporting requirements noted above. Specifically, an employee is not required to submit:

(1)	The Quarterly Reporting Form for any transactions effected pursuant to an automatic investment plan.

(2)

Any of the three (3) reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to Securities held in Exempt Accounts. Note however, that the CCO may request that an employee provide documentation to substantiate that the employee had no direct or indirect influence or control over the Exempt Account (e.g., investment advisory agreement, etc.). The certification is attached in the Appendix as Exhibit I, Exempt Accounts Certification.

D. RESPONSIBILTIES

1. Maintenance of List of employees: Notification. The CCO or his designee shall maintain a list of all employees, including that date of hire and date any employee left employment with the Company.

2. Review of Securities Reports. The CCO or his designee shall ensure that all Initial and Annual Reports of Securities Holdings and Quarterly Transaction Reports, together with all and Account Statements are received by Eagle.

3. Annual Certification by Employees. Each employee of the Company must certify annually that he or she has read and understood the Code of Ethics and has complied and will comply with its provisions.

4. Recordkeeping Requirements. The Company shall maintain the following records at its principal place of business and make these records available to the Securities and Exchange Commission (“Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(1)	copies of the Code of Ethics currently in effect and in effect at any time within the past five years, to be maintained in an easily accessible place;
(2)

a record of any violation of the Code of Ethics and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurred;

(3)

a copy of each transaction and holding report, to be maintained for at least five years after the end of the fiscal year in which the report is made or information provided, the first two years in an easily accessible place;

(4)	a record of all persons, currently or within the past five years, who are or were subject to the code of ethics; and
(5)

a copy of each Annual Report to a Fund Board referred to in paragraph 5 above, to be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

5. Confidentiality. All reports and other documents and information supplied by any employee of the Company or employee in accordance with the requirements of this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and in the Procedures, by the Partners of Eagle, by representatives of the Commission, or otherwise as required by law, regulation, or court order.

6. Interpretations. If you have any questions regarding the meaning or interpretation of the provisions of this Code of Ethics, please consult with the CCO.

7. Violations and Sanctions. Any employee of a Company who violates any provision of this Code of Ethics shall be subject to sanction, including but not limited to censure, a ban on personal Securities trading, disgorgement of any profit or taking of any loss, fines, and suspension or termination of employment. Each sanction shall be recommended by the CCO and approved by a Partner of Eagle.

In adopting and approving this Code of Ethics, the Company does not intend that a violation of this Code of Ethics necessarily is or should be considered to be a violation of Rule 17j-1 under the Investment Company Act of 1940 or Rule 204A-1.

E. REPORTING VIOLATIONS

Every employee must immediately report any violation of the Code to the CCO. All reports, which may be submitted anonymously, will be treated confidentially and investigated promptly and appropriately. The Company will not retaliate against any employee who reports a violation of the Code in good faith and any retaliation constitutes a further violation of the Code. Notwithstanding the foregoing, the Company may discipline any employee that violates the Code. The CCO or his designee will keep records of any violation of the Code, and of any action taken as a result of the violation.

F. EXCEPTIONS TO THE CODE

The Compliance Officer may, under very limited circumstances, grant an exception from the requirements of the Code on a case-by-case basis, provided that:

●

The employee seeking the exception provides the Compliance Officer with a written statement detailing the efforts made to comply with the requirement from which the employee seeks an exception. The Compliance Officer believes that the exception would not harm or defraud a Fund or client, violate the general principles stated in the Code or compromise the employee’s or the Firm’s fiduciary duty to any Fund or client; and

●	The employee provides any supporting documentation that the Compliance Officer may request from the employee.

No exceptions may be made to the fundamental requirements contained in the Code that have been adopted to meet applicable rules under the Investment Company Act and the Advisers Act.

XVI.	SOCIAL MEDIA POLICY

Web-Logs (or “Blogs”), Social Networking Sites and other Public Forums

Eagle does not prohibit Employees from posting on public forums, such as blogs or social networking sites like Facebook or Linked-In, outside of work. However, Eagle does impose the following restrictions on these types of activities:

●

An Employee may not indicate that they work for Eagle in a public forum if other information posted on that site could cause harm to the Company’s reputation. For example, an Employee’s affiliation with Eagle should not be posted on the same site that contains sexually explicit content or an affiliation with an intolerant or highly controversial organization.

●

Information about Eagle that is posted in a public forum might be construed by SEC examiners as an advertisement that is subject to strict regulations. Consequently, Employees are prohibited from posting information about Eagle (other than their title and general role within the Company) in any public forum without the CCO’s explicit pre-approval.

●

Eagle holds information about the Company’s Clients and Investors in strict confidence. Employees must never identify an individual or institution as being a Client or Investor, or post any non-public information about a Client or Investor, in a public forum.

●	Eagle prohibits Employees from sharing proprietary information about the Company’s operations or investment decisions in any public forum.

●

If an Employee posts on a social media account that he/she works for Eagle, the Employee must turn off any endorsement features from his/her account, and must hide/remove any comments from current/former clients discussing their experience with the Employee.

For purposes of the preceding policies, “public forum” includes information that is available to the general public, as well as information that is only available to “friends,” personal contacts, members, subscribers, or other groups of individuals.

Employees should consult with the CCO if they have any questions about the preceding policies.

XVII.	Identity Theft Prevention

In addition to Reg S-P and Reg S-AM3, the SEC has adopted Regulation S-ID, the “Red Flags Rules,” that require certain companies to take steps to detect, prevent, and mitigate the effects of identity theft. The Red Flags Rules require each SEC regulated broker-dealer, registered investment company, and investment adviser that is a financial institution or creditor to periodically evaluate whether it offers or maintains any covered accounts.

Definition of “Financial Institution” and “Creditor”

The term “financial institution” is defined to include any “person that, directly or indirectly, holds a transaction account belonging to a consumer.” A “transaction account” includes any account that allows the account holder to make withdrawals by negotiable or transferable instrument, payment orders, telephonic transfers or similar transactions for the purpose of making payments or transfers to third persons. A “consumer” is defined to include natural persons. Due to the fact that Eagle has the ability to direct transfers or payments from one or more natural persons’ accounts to third parties, Eagle is subject to the Red Flags Rules.

Creating a Written Identity Theft Prevention Program

Any financial institution or creditor that offers or maintains one or more covered accounts must:

●

Develop and implement a written Identity Theft Prevention Program (a “Program”) that is reasonably designed to detect, prevent, and mitigate identity theft in connection with new and existing covered accounts. The Program must be appropriate to the size and complexity of the financial institution or creditor and the nature and scope of its activities

●

Obtain approval of the initial written Program from the firm’s board of directors or an appropriate committee of the board. If the firm does not have a board of directors then approval may be obtained from a designated member of senior management;

●	Involve the board, an appropriate committee of the board, or a designated member of senior management in the oversight, development, implementation and administration of the Program;
●	Train employees, as necessary, to effectively implement the Program; and
●

Ensure that service providers performing activities in connection with one or more covered accounts have their own reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft, and exercise appropriate oversight of those service providers.

Eagle considered the material risks associated with the implementation of an effective Identity Theft Prevention Program. This analysis included risks such as:

●	Eagle does not identify potential risks to clients or investors associated with identity theft;

3 Regulation S-AM (“Reg S-AM”) prohibits a registered investment adviser from using information about an individual consumer that has been obtained from an affiliated entity for marketing purposes unless the information sharing practices have been disclosed and the consumer has not opted out.

●	Eagle does not detect fraudulent attempts to transfer assets out of client or investor accounts enabled by identity theft; and
●	Eagle does not have an Identity Theft Prevention Program that complies with Regulation S-ID.

Policies and Procedures

Identity Theft Prevention Program

Eagle’s senior management was involved in the preparation of Eagle’s Identity Theft Prevention Program (the “Program”) and is responsible for overseeing the Program’s implementation. In creating this Program, Eagle’s senior management considered, among other things:

●	The types of accounts that Eagle manages;
●	The scope and nature of Eagle’s relationships with Clients, Investors and prospects;
●	Eagle’s processes for opening and closing accounts and for accessing accounts, as well as processes associated with Investors’ capital contributions and withdrawals;
●	Eagle’s prior experience with identity theft; and
●	Regulatory guidance issued by the SEC.

Identity Theft Risk Assessment

Eagle has determined that the risks associated with identity theft to the Company and its Clients and Investors are low because:

●	Eagle often meets with Clients and Investors in person;
●

All Client assets are held by reputable Qualified Custodians. Eagle can only access these assets for purposes of fee debiting, and the custodians have their own policies and procedures that are designed to detect and prevent identity theft; and

●	Eagle has never experienced an incidence of identity theft.

Identifying Red Flags

Eagle has carefully considered the types of events that could be Red Flags for identity theft. It is not possible to identify every potential Red Flag in advance, so Employees should consult with the CCO if there is any question as to whether a development may be indicative of identity theft. The following list is meant to identify the events that the Company believes possess the greatest likelihood of being indicative of identity theft, given the scope and nature of Eagle’s operations.

●	A notification from a Client, Investor or prospect that the individual was the victim of identity theft;
●

A fraud alert or other communication about identity theft from a government official, including a law enforcement officer, a Qualified Custodian, a consumer reporting agency, or service providers, such as fraud detection services;

●	Mail from Eagle to a Client, Investor or prospect that is returned to the Company as undeliverable;

●	Requests or behavior by a Client, Investor or prospect that are materially different from the individual’s past requests or behavior;
●	Account changes or transaction requests that do not appear to serve a legitimate economic purpose;
●	Unanticipated capital transfers that are large and/or frequent;
●	Documents that are incomplete or appear to have been altered or forged;
●	The provision of inconsistent information on forms or during conversations; and

●	An unwillingness to participate in normal processes that Eagle uses to establish and maintain Client and Investor relationships.

Detecting Red Flags

Eagle has adopted the following policies and procedures that are designed to detect potential indications of identity theft, including the Red Flags described above:

●	All Employees have been trained to promptly inform the CCO of any communications regarding identity theft.
●	All Employees have been trained to promptly inform the CCO of any mail sent to Clients, Investors or prospects that is returned as undeliverable.
●

Clients, Investors and prospects interact repeatedly with Eagle’s Employees. These repeated interactions put Eagle’s Employees in a good position to detect the provision of inconsistent information, an unwillingness to share routinely gathered information, or any material changes in behavior.

●

Eagle is generally familiar with each Client’s financial objectives, as well as the source and scale of each Client’s wealth, so account changes or transaction requests that do not serve a legitimate economic purpose would be apparent. Employees have been trained to promptly inform the CCO or Portfolio Manager responsible for the relationship of any suspicious account changes or transaction requests.

●

Account opening and account closing processes are overseen by the Portfolio Administrator. Among other things, the Portfolio Administrator ensures that the relevant forms and other documentation appear complete and accurate.

Responding to Red Flags

Upon becoming aware of a Red Flag, the CCO will investigate the situation and consider taking one or more of the following actions:

●	Carefully monitoring the affected account(s) for evidence of identity theft or other improper activity;
●	Contacting the affected customer(s);
●	Changing passwords, security codes, or other controls designed to prevent unauthorized activity;
●	Reopening a covered account with a new account number and/or closing an existing account;

●	Not attempting to collect on a covered account or not selling a covered account to a debt collector;
●	Notifying law enforcement; and/or
●	Changing the Program.

The CCO will seek to respond in a manner that is appropriate given the relevant facts and circumstances. The CCO may consult with other Employees and/or Outside Counsel when determining the appropriate response to a Red Flag. In certain circumstances the CCO may determine that no response is necessary or appropriate. The CCO will track any suspicious activities, and will also be responsible for keeping any pertinent documentation associated with Red Flags.

Oversight and Reviewing the Program

The Program is overseen by the CCO, a member of senior management. The CCO is responsible for assigning specific responsibility for the implementation and reviewing reports or potential identify theft. Eagle will review the Program during the first quarter of each year, typically as part of Eagle’s regular annual compliance review. This review will be overseen by senior management. Eagle will document its annual reviews of the Program in writing; the CCO will be responsible for retaining all such documentation.

Employees responsible for the development, implementation, and administration of the Program report to the CCO at least annually regarding the compliance by the firm with the Red Flags Rules. Any material changes to the Program implemented after approval by the CCO must be distributed to all Employees.

Oversight of Service Providers

When a service provider is engaged to perform an activity in connection with one or more covered accounts, Eagle will take steps to ensure that the activity of the service provider is conducted in accordance with reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft. Eagle will require the service provider by contract to have policies and procedures to detect relevant Red Flags that may arise in the performance of the service provider’s activities, and either report the Red Flags to Eagle, or to take appropriate steps to prevent or mitigate identity theft.

Red Flags Training

The CCO will ensure that all new Employees have received, reviewed, and understand their obligations under this Program. The CCO will also remind all Employees of their obligations under the Program during the second quarter of each year. If the Program appears to be functioning well and has not undergone material changes then this reminder might appropriately take the form of a broadly-distributed annual email. The CCO may provide training more frequently and/or in person to individuals or groups if deemed necessary. The CCO will document training given to new and existing Employees about the Program.

Address Changes and Wire Requests

Employees may only process an address change or a wire/check request on behalf of a Client or Investor after confirming the identity of the requestor. Confirmation could be achieved over the phone if an Employee has a close relationship with the Client or Investor, but written authorization should be obtained if there is any question as to the identity of the requestor.

XVIII.	RECORDKEEPING AND RETENTION

Policy

It is the Company’s intent to conduct all recordkeeping in a highly sophisticated and ethical manner. All accounting records will be maintained on a daily basis in order to comply with the regulations relative to SEC requirements and other regulated practices in this area. The CCO or his designee shall be responsible for the financial reporting duties for the Company and with the primary responsibility for the Company’s books and records. In developing these policies and procedures, Eagle considered the material risks associated with the implementation of an effective recordkeeping system, as well as the specific requirements of Rule 204-2. This analysis included risks such as:

●	Eagle’s recordkeeping system is inappropriate relative to the scope and nature of the Company’s operations and regulatory obligations;
●	Records are not adequately reviewed for accuracy following their creation;
●	Access to particularly sensitive records is not appropriately controlled;
●	Electronic documents are not reasonably safeguarded from loss, alteration, or destruction;
●	Employees are unaware of Eagle’s recordkeeping policies and procedures;
●	Employees can access, alter, and/or destroy documents without appropriate supervision.

Eagle has established the following guidelines to mitigate these risks.

All books and records required by Rule 204-2 will be maintained for a period of not less than five years from the end of the fiscal year during which the record was last altered (with limited exceptions as described in Attachment A), the first two years in Eagle’s office.4

Maintenance Procedures

Eagle will maintain the records required by Rule 204-2 under the Advisers Act. These records include, but are not limited to the following: trade tickets, financial statements, bank statements, bills and invoices, contracts, and written communications with Clients. The records will be maintained by various individuals and maintained in Eagle’s office.

It is the Company’s intent to conduct all recordkeeping in a highly sophisticated and ethical manner. All accounting records will be maintained on a daily basis in order to comply with the regulations relative to SEC requirements and other regulated practices in this area. Thomas N Hunt III shall be responsible for the financial reporting duties for the Company and with the primary responsibility for the Company’s books and records.

4 However, Eagle must maintain all documents to substantiate the calculation of investment performance results that it includes in any notice, circular, advertisement, newspaper article, investment letter, etc. For example, Eagle must maintain documentation to substantiate the calculation of investment performance results for periods preceding the last five year (i.e. if Eagle is advertising its performance results from 1990 to present, it must maintain the documentation to substantiate the calculation of the investment performance results for the entire period commencing in 1990).

Electronic Record Retention

Eagle may maintain and preserve required records electronically so long as:

●	The records are arranged or indexed in a way that permits easy location, access, and retrieval of any particular record;

●	A duplicate copy of each electronic record is stored separately, either in electronic or hard copy format; and

●	Upon request, Eagle can promptly provide the SEC with:

○	A legible, true, and complete copy of the record in the format in which it is stored;

○	A legible, true, and complete printout of the record; and

○	The means to access, view, and print the records from the format in which they are stored.

If Eagle converts hard copy documents into an electronic format for storage purposes, the Company will test to ensure that, upon conversion, the electronic documents are complete, true, legible, and retrievable.

Email and Instant Message Retention

In addition to the above listed documents, the Company will maintain e-mails based on the following. In lieu of written correspondence, advisory representatives or other employees may use E–mail to send personalized letters to individual clients. When these electronic letters pertain to the solicitation of advice to clients, they shall be reviewed and approved by the CCO or his designees. Like marketing or sales literature, the Company’s policy shall be that this review and endorsement must occur prior to the correspondence being sent. E-mail correspondence must comply with the same content standards as traditional written correspondence.

All E-mails qualifying as correspondence sent by advisory representatives are automatically archived through Eagle’s computer systems. The correspondence will be kept in electronic format. Records of such actions and all approved e-mail correspondence will be retained for six years (6) years. Eagle will rely on Bloomberg to retain electronic correspondence sent through Bloomberg domains, including e-mail and instant messages.

Eagle Employees may also send and receive instant messages using Skype for Business (“Skype”). All Skype messages will be retained in electronic format for six years.

As a general rule, Employees are strictly prohibited from using public email services (such as Yahoo or Gmail) for any business purpose. Exceptions to emailing company documents to public email addresses will be considered by Compliance. If approved, the Employee will copy

Compliance on the email correspondence. Employees are also prohibited from Emailing company documents to public email service addresses. Employees should also be aware that in certain instances the SEC’s enforcement staff or other law enforcement agencies have subpoenaed individuals’ personal email and instant message correspondence. Although Employees may not use public email addresses for Eagle business, they may make reasonable personal use of their Eagle email account.

In order to ensure compliance with e-mail regulatory concerns, Eagle reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via Eagle’s electronic communications resources and all communications, information or materials created or stored on Eagle’s network computer systems or on an Employee’s personal computer. Thus, Employees should be mindful that their e-mails and instant messages may be reviewed on a random basis by Eagle or its authorized agents. The reviews may be documented as set forth in Attachment A. At any time, Eagle may require an Employee to provide Eagle with any of their electronic access codes or passwords.

Furthermore, the undersigned hereby undertakes to take reasonable steps to provide access to information contained on the Company’s electronic storage media, including, as appropriate, arrangements for the downloading of any record required to be maintained and preserved by the Company in a format acceptable to the Commission’s staff or its designee. Such arrangements will provide specifically that in the event of a failure on the part of the Company to download the record into a readable format and after reasonable notice to the Company, upon being provided with the appropriate electronic storage medium, the undersigned will undertake to do so, as the Commission’s staff or its designee may request.

Blogs

Since it is extremely difficult to supervise, review or retain blog posts, the Company will not permit the use of blogs for business purposes.

Destruction Policy

The CCO has sole authority to authorize the destruction of any book or record after it has been maintained and preserved for the requisite time period. All destruction of records stored in onsite or offsite records facilities will be approved by the CCO after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

If Eagle or any of its Employees are under any type of regulatory or legal investigation or proceeding, or know that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by counsel. The CCO is responsible for notifying Employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Should Eagle determine to destroy any documents, Eagle will:

1.	Ensure that documents containing Non-public Information are burned, pulverized, or shredded so the information cannot be read or reconstructed;

2.	Ensure the destruction or erasure of electronic media containing Non-public Information so the information cannot be read or reconstructed; and

3.	Ensure that “disposal companies” engaged by Eagle to dispose of Non-public Information are performing their duties in accordance with this policy. Eagle may perform this diligence by:
●	reviewing an independent audit of the disposal company’s operations and/or its compliance with the disposal rule;
●	obtaining information about the disposal company from several references or other reliable sources;
●	requiring that the disposal company be certified by a recognized trade association or similar third party; and/or
●	taking other appropriate measures to determine the competency and integrity of the disposal company.

Responsibilities

The CCO is responsible for overseeing and implementing this policy. All Employees must be familiar with the record-keeping requirements required by the Federal Securities Laws, and most importantly, the Advisers Act. Such familiarity will ensure the effectiveness of Eagle’s books and record-keeping system. All questions regarding an Employee’s responsibility under this policy should be directed to the CCO.

Attachment A: Required Books and Records

Document		Required Retention Period[1]	Relevant Advisers Act Rule	Responsible Person or Group
Business Records
1	Partnership agreement and any amendments, certificate of formation and articles of incorporation, by-laws, charters, minute books, and stock certificate books.	Onsite until the termination of the entity, plus 3 years.	204-2 (e)(2)
2

Copies or originals of all written agreements relating to the adviser’s business. Examples of such agreements include:

●   Contracts with third-party vendors;

●   Employment contracts; and

●   Rental agreements and property leases.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(10)
3	Books of original entry, including cash receipt and disbursement records, and any other records of original entry forming the basis of entries in any ledger.		204-2(a)(1)
4	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.		204-2(a)(2)
5	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.		204-2(a)(4)
6	Bills and statements, paid or unpaid, relating to the business of the adviser.		204-2(a)(5)
7	Trial balances and financial statements, including the income statement and balance sheet.		204-2(a)(6)
8	Any internal audit working papers.
Compliance and Internal Control Records
1	Compliance policies and procedures adopted pursuant to Rule 206(4)-7(a).	Onsite, unless it has been more than 6 years since the policies and procedures were in effect.	204-2(a)(17)(i)
2	Any records documenting the adviser’s periodic review of its compliance policies and procedures.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(17)(ii)
3	Originals of any written Client complaints, and copies of the adviser’s written responses.		204-2(a)(7) (generally)

1             Many required records must be kept for five years after the end of the fiscal year in which the record was created or last altered. In the interest of simplicity, and to prevent premature destruction, the retention period for these items has been stated as six years.

Document		Required Retention Period[1]	Relevant Advisers Act Rule	Responsible Person or Group
Code of Ethics and Personal Trading Records
1	A copy of the adviser’s code of ethics currently in effect, or that was in effect at any time within the past six years.	Onsite, unless it has been more than 6 years since this version of the code of ethics has been in effect.	204-2(a)(12)(i)
2	A record of any violation of the adviser’s code of ethics, and any action taken as a result of the violation.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(12)(ii)
3	A record of all written acknowledgements of receipt of the code of ethics for each person who is, or within the past six years was, a Supervised Person of the adviser.	Onsite, unless it has been at least 6 years since the individual has been a Supervised Person.	204-2(a)(12)(iii)
4	A record of each report made by an Access Person regarding personal securities transactions and holdings, or copies of any associated account statements and trade confirmations provided by broker-dealers and custodians.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(13)(i)
5	A record of the names of people who are, or within the past six years were, Access Persons of the investment adviser.	Onsite, unless it has been at least 6 years since the individual was an Access Person.	204-2(a)(13)(ii)
6	A record of any decision, and the reasons supporting the decision, to approve an Access Person’s investment in an IPO or Private Placement.	Onsite, unless it has been more than 6 years since the approval was granted.	204-2(a)(13)(iii)
Communications and Client Relationship Records
1

Originals of all written communications received, and copies of all   written communications sent, by the adviser relating to:

●   Any recommendation or advice that was made or   proposed;

●   Any receipt, disbursement, or delivery of funds or   securities; and

●   The placing or execution of any order to trade a security.

●   The performance or rate of return of any or all managed   accounts of securities recommendations.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(7)

Document		Required Retention Period[1]	Relevant Advisers Act Rule	Responsible Person or Group
The adviser need not retain unsolicited, generally-distributed communications (commonly known as “junk mail”), as long as the communications were not prepared by or for the adviser.
2	A copy of each Part 2 of Form ADV provided to any Client or prospect, as well as a record of the dates during which each version is used.		204-2(a)(14)
3	A list of all accounts over which the adviser has discretionary authority.		204-2(a)(8)
4	Copies or originals of all powers of attorney or other documents granting the adviser discretionary authority.		204-2(a)(9)
5

Copies or originals of all written agreements between the adviser and any Client. Such agreements may include:

●   Investment advisory contracts;

●   Fee schedules;

●   Clients’ investment objectives or restrictions; and

●   Directed brokerage arrangements.

204-2(a)(10)
6	Documentation necessary to demonstrate a reasonable belief that any investors in publicly offered Private Funds are accredited.		Regulation D (generally)
Marketing and Performance Records
1

A copy of each notice, advertisement, investment letter, or other communication that the adviser sends, directly or indirectly, to 10 or more people outside of the adviser.

If such communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation, the adviser must retain a memorandum indicating the reasons for the recommendation.

An adviser that sends the advertisement to more than 10 people need not keep a record of the names and addresses of the recipients. However, if the advertisement was sent to people named on a list, the adviser must retain a description of the list and its source along with the advertisement.

		Onsite for 2 years, easily accessible for 6 years total, measured from the end of the fiscal year in which the adviser stops distributing the advertisement.	204-2(a)(11) and 204-2(a)(7)
2	All accounts, books, internal work papers, and any other records or documents necessary to form the basis for, or demonstrate the calculation of, any performance or rate of return figures presented in any communication sent directly or indirectly to 10 or more people outside of the adviser.		204-2(a)(16)

Document		Required Retention Period[1]	Relevant Advisers Act Rule	Responsible Person or Group

An adviser may satisfy its obligations under this rule by retaining all account statements reflected in the performance presentation and all work papers necessary to demonstrate the performance calculations, so long as the account statements reflect all debits, credits, and other transactions in a Client’s account for the period of the statement.

Cash Solicitation Records
1	Copies of each solicitor’s separate disclosure document and originals of each solicited Client’s acknowledgement of receipt of the solicitor’s disclosure document and Part 2 of the adviser’s Form ADV.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(15)
2	Copies of all written agreements between the adviser and any solicitors, as required by Rule 206(4)-3.		204-2(a)(10)
Records Relating to Political Contributions
1	The names, titles and business and residence addresses of all “covered associates” of the investment adviser (as defined by Rule 206(4)-(5).	Onsite for 2 years and easily accessible for 6 years total, but only if Eagle has any Clients or Investors that are government entities.	204- 2(a)(18)(i)(A)
2	All government entities that were Clients or Investors in the past five years, but not prior to September 1, 2010.		204- 2(a)(18)(i)(B)
3

All direct or indirect contributions made by the adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. These records shall be maintained in chronological order and indicate the name and title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the contribution was the subject of the exception for certain returned contributions.

204- 2(a)(18)(i)(C)
4

The name and business address of each entity to which the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

		Onsite for 2 years, easily accessible for 6 years total.	204- 2(a)(18)(i)(D)

Document		Required Retention Period[1]	Relevant Advisers Act Rule	Responsible Person or Group
Trading and Account Management Records
1

A trade ticket (or order memorandum) showing (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of any security; and (iii) any modification or cancellation of any such order or instruction.

Each trade ticket must show:

●   The terms and conditions of the order, instruction, modification, or cancellation, (including a security identifier, the number of shares, the price, the commission, and the order type, among other things);

●   The person connected with the adviser who recommended the transaction to the Client and the person who placed the order;

●   The Client account for which the transaction was entered;

●   The date of entry;

●   The bank, broker, or dealer by or through whom the transaction was executed;

●   Any applicable trade allocation information; and

●   Whether the order was entered pursuant to discretionary authority.

If applicable, each trade ticket should also document the pre-trade allocation and any deviations from the allocation made after execution.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(3)
2	Research files documenting the reasonable basis for the adviser’s investment recommendations. Such documentation may include third-party research, as well as analyses prepared by Employees.		204-2(a)(7) (generally)
3

Records showing separately, for each Client for which the adviser provides investment supervisory or management services, the securities purchased and sold, and the date, amount, and price of each such purchase and sale.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(c)(1)(i)
4

For each security currently held by any Client for which the adviser provides investment supervisory or management services, information from which the adviser can promptly furnish the name of each such Client and the Client’s current interest in the security.

		Information must be kept current.	204-2(c)(1)(ii)

Document		Required Retention Period[1]	Relevant Advisers Act Rule	Responsible Person or Group
5	For each private fund, a description of:	Onsite for 2 years, easily accessible for 6 years total.	Section 204(b)(3)

●   the amount of assets under management and use of leverage, including off-balance-sheet leverage;

●   A measure of counterparty credit risk exposure;

●   Valuation policies and practices of the fund;

●   Side arrangements or side letters, whereby certain investors in a fund obtain more favorable rights or entitlements than other investors; and

●   Trading practices

With Respect to Clients for whom the Adviser Exercises Proxy Voting Authority
1	Copies of all proxy voting policies and procedures required by Rule 206(4)-6.	Onsite for 2 years, easily accessible for 6 years total.	204-2(c)(2)(i)
2

A copy of each proxy statement that the adviser receives regarding Client securities. However, an adviser may satisfy this requirement by relying on a third party to retain a copy of the proxy statement on the adviser’s behalf, so long as the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request. An adviser may also satisfy this requirement by relying on proxy statements available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

204-2(c)(2)(ii)
3

A record of each vote cast by the adviser on behalf of a Client. An adviser may satisfy this requirement by relying on a third party to retain, on the adviser’s behalf, a record of each vote cast, so long as the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request.

204-2(c)(2)(iii)
4	A copy of any document created by the adviser that (a) was material to deciding how to vote proxies on behalf of a Client, or (b) memorializes the basis for a proxy voting decision.		204-2(c)(2)(iv)
5

A copy of each written request for information regarding how the adviser voted proxies on behalf of a Client, and a copy of any associated written response by the adviser to any written or oral Client request for such information.

204-2(c)(2)(v)
With Respect to Accounts over which the Adviser has Custody or Possession of Client Funds or Securities
1	A journal or record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for all such accounts.	Onsite for 2 years, easily accessible for 6 years total.	204-2(b)(1)

Document		Required Retention Period[1]	Relevant Advisers Act Rule	Responsible Person or Group
2	A separate ledger account for each such account showing all purchases, sales, receipts and deliveries of securities, as well as the dates of any such transactions, debits, and credits.		204-2(b)(2)
3	Copies of confirmations of all trades effected by or for any such account.		204-2(b)(3)
4	A record of each security held by any such account showing each relevant Client’s name and interest, and the location of each such security.		204-2(b)(4)
5	Any memorandum describing the basis upon which Eagle has determined that an affiliated entity with custody of Client assets is “operationally independent” from Eagle.		204-2(b)(5)
6	A copy of any internal control report regarding the internal custodial controls of Eagle, or any affiliate, that acts as a Qualified Custodian with respect to Client funds or securities.		204-2(a)(17)(iii)
Notes
The location of any required records stored offsite must be disclosed in Part 1 of Form ADV.
Pursuant to Rule 204-2(d), an adviser may use numerical or alphabetical codes to protect the identity of its Clients.
An adviser will not be deemed to have violated Rule 204-2(a)(13) for failing to record securities transactions or holdings, so long as the adviser can demonstrate that it has instituted adequate procedures and used reasonable diligence to obtain all required reports.

XIX.	WRITTEN DISCLOSURES AND FILINGS

Policy

Eagle will update and disseminate its disclosure documents to Clients on a timely basis and ensure the timely and accurate submission of regulatory filings to the appropriate federal and state securities regulators. In developing these policies and procedures, Eagle considered numerous risks associated with the maintenance and dissemination of disclosure documents and filings. This analysis included risks such as:

●	Eagle distributes disclosures, or submits filings, that contain outdated or inaccurate information;
●	Eagle is unaware of its disclosure or filing obligations;
●	Prospective clients lack accurate information on which to base decisions to retain Eagle; and
●	Regulatory filings are not submitted in a timely manner.

Eagle has established the following guidelines to mitigate these risks.

ADV Offer and Delivery

Each investment advisory client shall receive a copy of the Company’s Form ADV Part 2A and 2B at least 48 hours prior to or upon opening an investment advisory account. The date of the initial offer and acceptance is recorded within the client contract or subscription document, as applicable. However, sponsors of wrap fee programs and sub-advisory programs will be responsible for initially delivering Eagle’s ADV Part 2A and 2B to their clients.

On an annual basis within 120 days of Eagle’s fiscal year end, either Part 2A, or a summary of material changes and an offer to provide the entire document, must be provided to all existing clients and investors at no cost. The Company will provide the Form ADV Part 2A as part of its quarterly portfolio appraisal. The Company’s administrator, as designated by the compliance officer, is responsible for sending out the annual delivery of the Company’s Form ADV Part 2A.The administrator has selected the 1st calendar quarter as the quarter that the annual delivery will be made. The delivery will be made in the cover letter of that quarter’s portfolio appraisal. The compliance officer will annually check to see that such delivery was made. Sponsors of wrap fee programs and sub-advisory programs will be responsible for annually delivering Eagle’s ADV Part 2A to their clients. Should wrap program sponsors or sub-advisors indicate that they will not annually provide Part 2A, Eagle will deliver the Part 2A to the clients in question.

ADV Updates and Amendments

Rule 204-1(b) of the Advisers Act requires advisers to promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. Certain inaccuracies require an amendment to be filed immediately (Items 1,3,9,11 of Part 1A) while other material inaccuracies require an amendment to be filed promptly (Items 4,8,10 and all items on Part 2 except for Item 14). Other inaccuracies require an amendment to be filed within 90 days of the end of the fiscal year. Parts 1 and 2 of Form ADV must be updated and filed electronically with the SEC on the IARD system within 90 days of Eagle’s fiscal year end.

AN EMPLOYEE MUST ADVISE THE CCO IMMEDIATELY IF HE OR SHE BECOMES INVOLVED IN OR THREATENED WITH LITIGATION OR AN ADMINISTRATIVE INVESTIGATION OR PROCEEDING OF ANY KIND, IS SUBJECT TO ANY JUDGMENT, ORDER OR ARREST, OR IS CONTACTED BY ANY REGULATORY AUTHORITY.[1]

State Licensing, Notification and Registration

Eagle may be required to provide one or more state securities authorities with copies of its SEC filings (“notice filings”). Eagle’s notice filings will be sent electronically to the states that are checked on Item 2.B. of Part 1A of Form ADV. Generally speaking, if Eagle either maintains a place of business in, or has more than five (5) Clients in a particular state, then it must notice file in that particular state.

Eagle may not solicit or render investment advice for any client domiciled in a state where Eagle is not properly registered or conditionally exempt or excluded from registration. Eagle will file with the SEC, and notice file in numerous states due to the location of additional places of business and residence of its Clients. Eagle will review its state notice filing requirements as part of its account opening process.

Registration of Investment Adviser Representatives

Eagle will monitor its clients and determine when a Supervised Person should be registered. Eagle will work with ACA to complete the necessary filing via Web CRD when registration is required for a Supervised Person. In addition, depending on the state, the Supervise Person may have to satisfy certain examination requirements as a requisite to registration. The following examinations, or exam waivers, are recognized by states as satisfying the examination requirements; (i) Series 65 examination, (ii) Series 7 examination plus the Series 66 examination (requires an active

1 Proceeding includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge), or a misdemeanor criminal information (or equivalent formal charge), but does not include an arrest or similar charge effected in the absence of a formal criminal indictment or information (or equivalent formal charge). Investigation includes: (a) grand jury investigations; (b) U.S. Securities and Exchange Commission investigations after the “Wells” notice has been given; (c) FINRA investigations after the “Wells” notice has been given or after a person associated with a member, as defined in the FINRA By-Laws, has been advised by the staff that it intends to recommend formal disciplinary action; (d) formal investigations by other SROs; or (e) actions or procedures designated as investigations by jurisdictions. The term investigation does not include subpoenas, preliminary or routine regulatory inquiries or requests for information, deficiency letters, “blue sheet” requests or other trading questionnaires, or examinations. For these purposes Litigation does not include family law matters.

broker-dealer agent registration), or the following professional designations are widely recognized as acceptable substitutes for the examinations, CFP, CFA, ChFC, PFS or CIC. In a few instances, some states may recognize other examinations, such as the Series 2, Series 6, Series 63, in combination with the exams noted above, or other professional designations, such as an active CPA license, may be acceptable.

Form D

Private funds managed by Eagle rely on Section 4(2) under the Securities Act of 1933 and the provisions of Rule 506 of Regulation D. Form D must be filed electronically with the SEC no later than 15 days after the first sale of Securities. Form D filings must also be amended at least annually and as soon as practicable for certain inaccuracies. Eagle works with outside legal counsel to ensure the appropriate Form D filings and amendments are submitted in a timely manner to the SEC.

Responsibility

The CCO is responsible for determining whether a Form D should be filed with the SEC and states.

Schedule 13F

Schedule 13F is a form that must be filed by an institutional investment manager exercising investment discretion over accounts having in the aggregate more than $100 million in equity securities on the last trading date of any month in a given calendar year. This schedule is required pursuant to Rule 13f-1 under the Exchange Act and must be filed with the SEC within 45 days of the end of the calendar year and 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year. Schedule 13F is filed electronically on the SEC’s EDGAR Filing System.

Schedule 13D

Section 13(d) of the Exchange Act generally requires a beneficial owner of more than 5 percent of a class of equity securities registered under the Exchange Act (i.e., equity securities of publicly traded companies) to file a Schedule 13D with the issuer, the SEC, and those national securities exchanges where the securities trade within ten days of the transaction resulting in beneficial ownership exceeding 5 percent. Beneficial ownership is defined broadly, and an investment adviser may be deemed to be the beneficial owner of shares held in client accounts (and shares held in proprietary client accounts) if it has or shares either of the following:

●	Voting power, which includes the power to vote or direct the voting of the shares; or
●	Investment power, which includes the power to dispose or direct the disposition of such security.

An amended Schedule 13D must be filed promptly (i.e., within 2 business days) if there are any material changes to the disclosures set forth in the Schedule 13D, including, without limitation, any acquisition or disposition of securities in an amount equal to one percent or more of the class of outstanding securities. Any acquisitions of securities that may require a Schedule 13D filing should be brought to the attention of the CCO immediately.

When a registered investment adviser beneficially owns more than 10 percent of the outstanding securities in a class it is generally required to file Form 3 in addition to Schedule 13D.

Schedule 13G

In general, a registered investment adviser may file a Schedule 13G instead of a Schedule 13D when its beneficial ownership exceeds 5 percent of a class of outstanding registered equity securities and it holds the securities passively (i.e., without the purpose of changing or influencing control of the issuer). Schedule 13G generally must be filed with the SEC within forty-five (45) days after the end of the calendar year in which the registered investment adviser’s beneficial ownership exceeded the 5 percent threshold. 2 In addition, a registered investment adviser choosing to file Schedule 13G must notify any person (e.g., a client) on whose behalf it holds, on a discretionary basis, over 5 percent of a class of outstanding equity securities of any transaction or acquisition that the other person may have to report.

Amendments to Schedule 13G generally are required within forty-five days after the end of the calendar year to report any changes (whether or not material) to the disclosures set forth in the Schedule 13G. However, a registered investment adviser filing on Schedule 13G also must file an amended Schedule 13G within ten (10) days after the end of any month in which its direct or indirect beneficial ownership of a class of registered equity securities exceeds 10 percent of the outstanding securities in that class. After such a filing is submitted, a subsequent filing is required within 10 days after the end of any month in which an adviser’s aggregate beneficial ownership increases or decreases by 5 percent or more of the outstanding securities in the class.In addition, a Form 3 may need to be filed for individuals that personally hold 1% or more of the security.

If a registered investment adviser no longer holds the securities passively (i.e., the registered investment adviser holds the securities with the purpose of changing or influencing control of the issuer), the registered investment adviser must file a Schedule 13D within 10 calendar days of the change in investment purpose.

Responsibility

The CCO is responsible for ensuring that the appropriate Form 13F, 13D and 13G filings and amendments are made with the SEC.

Form 13H

Exchange Act Rule 13h-1 requires investment advisers to file Form 13H and obtain a large trader identification (“LTID”) number from the SEC if their transaction activity in National Market System securities exceeds either one of the following identifying activity levels:

●	Two million shares or $20 million during any calendar day; or

●	Twenty million shares or $200 million during any calendar month.

Once a large trader meets or exceeds the identifying activity level, the large trader must submit an initial Form 13H Filing to the SEC within 10 calendar days. When the initial filing is submitted the large trader identifies itself to the SEC as a large trader.

The SEC will then assign the large trader an LTID number. A large trader must provide the LTID to all US registered broker-dealers who effect transactions on the large trader’s behalf within 10 calendar days of receipt. The SEC does not provide guidance or require a specific method by which the large trader must disseminate the LTID to US registered broker dealers.

A large trader may be required to submit certain Form 13H filings throughout the year, including a quarterly amended filing, if applicable, and an annual filing. Following is a brief overview of the different types of Form 13H filings:

●	Annual Filing – All large traders must submit an annual filing within 45 days after the end of each full calendar year (unless they have an Inactive Status designation).

●

Amended Filing – If any information in a Form 13H filing is found to be inaccurate, or becomes inaccurate, an amended filing must be made within 10 calendar days following the end of the calendar quarter. For example, changes to the adviser’s name, business address, organization type, or organizational chart would require an amended filing. A large trader with an inactive status does not need to make amended filings.

●

Inactive Status Filing – A large trader that has not effected aggregated transactions over the thresholds noted above during the previous full calendar year may use the Form 13H to make an inactive status filing. Filers with an Inactive Status designation do not need to make annual filings or amended filings and can instruct their broker-dealers to cease maintaining records.

●	Reactivated Status – If an adviser with an Inactive Status designation meets or exceeds the identifying activity level, it must file for Reactivated Status within 10 days.

●

Termination Filing – Persons can terminate their status as large traders by submitting a Termination Filing. For example, if the adviser ceases operations, dissolves, or is acquired, the large trader may be able to file a Termination Filing.

The CCO is responsible for overseeing Eagle’s 13H filing obligations and ensuring that registered broker dealers with which Eagle trades have been provided with the Company’s LTID.

Form PF

All registered investment advisers that manage private funds having an aggregate value in excess of $150 million must make quarterly or annual filings on Form PF. The filing frequencies and information required by the form vary depending on the size and type of private funds under management. The CCO is responsible for overseeing the submission of Eagle’s Form PF filings.

Electronic Delivery of Required Disclosures

In the Use of Electronic Media by Broker-Dealers, Transfer Agents, and Investment Advisers for Delivery of Information; Additional Examples Under the Securities Act of 1933, Securities Exchange Act of 1934, and Investment Company Act of 1940, Investment Advisers Act Release No. 1562 (May 9, 1996), the SEC published its views regarding investment advisers’ use of electronic media to provide disclosures, and obtain consents, required by the Advisers Act. While investment advisers are generally permitted to provide disclosure and obtain consent electronically, the SEC has indicated that advisers should consider the following factors when communicating electronically with Clients and prospects.

●

Notice: If disclosures are posted on a website or made available through some other passive delivery system, the adviser should send the intended recipient an email or some other notice indicating that the disclosures are available.

●	Access: Recipients of electronic information should be able to easily view, save, and print the information.

●

Evidence of Delivery: An adviser should have reasonable assurance that the electronic communication was received by the intended recipient. An adviser may obtain an email return receipt for each message, or it may obtain the recipient’s informed prospective consent to receive information through a specified electronic medium.

Eagle will generally provide required disclosure documents electronically only if the recipient specifies an email address where such documents may be delivered and gives written consent to receive disclosures electronically. However, Eagle may provide required disclosures electronically on a case-by-case basis if the recipient provides an email address and confirms his or her receipt of each disclosure in a return email.

XX.	BUSINESS RECOVERY PLAN

The purpose of this Business Recovery Plan (“BRP”) is to provide specific guidelines that Eagle will follow in the event of a failure of any critical business capability. The Company considered numerous risks associated with its inability to operate in the event of an emergency, such as:

●	Eagle lacks procedures to follow in the event of a major disaster or the failure of critical business systems;
●	Employees do not know what to do in the event of an emergency;
●	Eagle does not have an alternate work site in place;
●	Company and Client assets are not protected from loss or damage; and
●	The BRP is not periodically reviewed, tested, and updated.

The goal of the BRP is to provide uninterrupted service to our Clients or to minimize the downtime should a system or vendor failure occur. The BRP has been developed to meet the following objectives:

●	Provide for immediate, accurate and measured response to emergency situations;
●	Minimize the impact upon the safety and well being of firm personnel;
●	Protect against the loss or damage to organizational assets; and
●	Provide our Clients with alternative site processing with a minimum of inconvenience.

Risk assessment, disaster prevention, and disaster avoidance are critical components of BRP’s contingency planning process. The implementation of the BRP should help to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory and business requirements while maintaining information integrity.

Employees are provided with a copy of Eagle’s BRP upon commencement of employment and annually thereafter. Employees are required to acknowledge their receipt and understanding of the BRP as part of the Compliance Manual.The CCO shall be responsible for answering questions about the BRP to ensure the success of the BRP in the event of a disaster. Eagle shall periodically test the BRP and evaluate its effectiveness, as described in the full BRP.

The full detailed BRP outlines the immediate and long-term contingency planning and recovery process of Eagle and is attached as Exhibit D.

XXI.	PRIVACY OF CONSUMER FINANCIAL

INFORMATION AND CYBER SECURITY

In developing these policies and procedures, Eagle considered the material risks associated with the protection of Nonpublic Personal Information and the distribution of initial and annual privacy notices. This analysis included risks such as:

●	Nonpublic Personal Information is not protected from inadvertent alteration or destruction;
●	False or misleading disclosures are made to Clients or Investors about the use or protection of Nonpublic Personal Information;
●	Nonpublic Personal Information can be accessed, copied, or destroyed by physical or electronic intrusions; and
●	Third-party service providers have adopted inadequate policies and procedures to protect Nonpublic Personal Information.

In addition to certain states have adopted consumer privacy laws that may be applicable to investment advisers with Clients or Investors who are residents of those states. For example, Massachusetts law 201 CMR 17 requires any company with certain information about a resident of Massachusetts3 to adopt and implement a comprehensive information security program. Eagle has addressed such requirements within this policy.

The staff of the SEC is concerned by the risk of cyber-attacks against registered investment advisers because of the potential for direct harm against advisers’ clients, as well as potential disruptions to market stability that could be intentional or incidental results of a cyber-attack.

The Company has established the following guidelines to mitigate these risks.

Eagle considers the confidentiality, integrity and security of client information and records absolutely essential to maintain trust and superior service. To the extent Eagle collects certain nonpublic personal information about the current and prospective clients, such shall not be disclosed to any unauthorized individual or entity, except as permitted by law.

All business activities associated with privacy and security related matters shall be reviewed and approved by the CCO or his designee.

[3]	Massachusetts law 201 CMR 17 specifically applies to the following information associated with a Massachusetts resident:

●	Last name and either first name or first initial; plus

●	A social security number, state-issued identification number (such as a driver’s license number), or a financial account number (including but not limited to a credit or debit card number).

Massachusetts law 201 CMR 17 does not apply to information that is lawfully obtained from public records, or to information that is not kept in connection with business activities or employment.

The CCO, or his designee, shall be responsible for ensuring the security and confidentiality of client information and records and protecting against anticipated threats to its integrity and unauthorized access. In order to establish, implement and monitor these privacy policies, the CCO, or his designee, shall:

1)	Maintain current policies and procedures to protect, access and transport client records and information;
2)	Deliver initial, and annually thereafter, privacy notices to all existing and new clients;[4]
3)	Ensure sponsors of wrap fee and sub-advisory programs deliver the privacy notice initially and annually to wrap fee and sub-advisory clients;
4)	Provide all existing and new clients an opportunity to opt-out and cease the sharing of nonpublic personal information, if applicable;
5)	Protect the collection, storage and transmission of all nonpublic personal information;
6)

Select third-party service providers that are capable of maintaining appropriate security measures to protect personal information, and include contractual provisions requiring the implementation of such measures; and

7)	Educate employees about privacy policy and procedures as well as the proper use of computer security systems.

At the present time, Eagle does not have any information sharing arrangements. However, if Eagle were to enter into any information sharing arrangement it will disclose details to any clients affected.

With regard to internal security procedures, Eagle shall restrict access to client’s personal and account information to those employees who need to know that information to service the account(s). Eagle shall maintain physical, electronic and procedural safeguards to protect nonpublic personal information.

These policies and procedures described in this section shall be adhered to regardless of termination or inactivity in client’s account(s).

Protection of Client Records

The Company has implemented the following measures to ensure the protection and confidentiality of client information.

4 Among other requirements, Reg S-P requires financial institutions to send initial Privacy Notices to “consumers” and provide both customers and consumers the opportunity to opt out of the disclosure of any Nonpublic Personal Information about a consumer to a nonaffiliated third-party. The Fixing America’s Surface Transportation Act (the “FAST Act”) clarifies investment advisers’ obligations with regard to Reg S-P. Under the FAST Act, investment advisers are not required to send annual Privacy Notices to “customers” if the adviser (i) only shares Nonpublic Personal Information with nonaffiliated third-parties in a manner that does not require an opt-out right be provided to customers; and (ii) has not changed its policies and procedures with regard to disclosing Nonpublic Personal Information since it last provided a Privacy Notice to customers.

●	Access to areas that house client records shall be restricted only to employees who need access to such and to clients when accompanied by an employee.

●	Employees must never share their passwords or store passwords in a place that is accessible to others.

●	Employees must shut down or lock their computers when they leave the office for any extended period of time. Employee computers automatically lock after a brief period of non-use.

●	To the extent practicable, the Company will limit access to its offices where confidential information could be observed or overheard by individuals that do not need to know such information.

●

To the extent practicable, the Company will limit access to its offices and areas where client funds and securities are received and disbursed and where mail is received and distributed. The access shall be limited to the employees that are engaged in these activities and to their immediate supervisors. If possible, these areas shall be locked with access limited to the above referenced people who shall be issued keys or electronic passes.

●

Firm personnel will be instructed to exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations (i.e. locked files) when they are not in use.

●

Client records, and any other records that may contain non-public financial information, shall be kept in drawers and file cabinets in a secure area. They shall only be removed when needed to service the client’s account, and shall be kept in secured areas each evening. The keys shall be maintained by the CCO or his designee.

●	Company personnel are prohibited from discussing confidential information in public places such as elevators, hallways, restrooms, or at social gatherings.

●

The Company shall require all nonaffiliated organizations that come into contact with non-public confidential information (lawyers, accountants, printers, etc.) to conform to its privacy standards and will obligate them to keep the provided information confidential and used as requested.

●

To the extent technically feasible, Eagle will encrypt all transmitted records and files containing personal information that will travel across the internet or other public networks, and encrypt data that will be transmitted wirelessly.

●	To the extent technically feasible, encrypt all personal information stored on laptops or other portable devices.

●	When documents containing non-public financial information are to be disposed of, they shall be destroyed by shredding or some other secure manner which can prevent readable copies from being used.

●	All employees, including non-registered personnel, shall be apprised of and trained on these procedures when initially hired, and at the annual compliance meeting.

●

Should the Company suspect that an incident of identity theft has occurred or if it is notified by a client that they suspect an identity theft, the CCO or his designee or his designee shall commence an investigation and determine if an identity theft may have occurred. If the investigation determines that one may have occurred, the CCO shall notify the appropriate law enforcement agencies. (This includes the local Sheriff, the FBI, and Secret Service. The FTC serves as a clearinghouse for complaints against credit reporting agencies and credit grantors, referrals, and resources for assistance for victims of identity theft. They should be notified if the suspected victim requests this type of assistance. Refer to “Title 18 USC 1028” and to “Identity Theft and Assumption Deterrence Act of 1998”.)

●	Any theft or loss of electronic storage media must immediately be reported to the CCO and Chief Technology Officer.

●	Employees are prohibited from transferring any client information to removable media (USB, CD, etc.)

●	Employees are prohibited from using cloud-based storage programs (Dropbox, Box.com, Google Drive, etc.) to transfer or house any Eagle-related files.

●

Text Messaging: Employees are prohibited from using text messages that reference trade activity, client information, a client name, or any other information that could identify client or individual. Text messages may be sent only for the limited purpose of coordinating non-substantive logistical matters.

These policies and procedures described in this section shall be adhered to regardless of termination or inactivity in client’s account(s).

Any requests from third parties for independent access to Eagle’s networks or proprietary data must be forwarded to the Chief Technology Officer.

Additional Cyber Security Controls

Eagle’s Chief Technology Officer is responsible for ensuring that Eagle has:

●	Provided cybersecurity training to employees at least annually and more frequently as required.

●	Inventoried its computers, system hardware, and other IT devices such as smart phones that have Company data access;

●	Monitored for unauthorized devices accessing Eagle’s networks;

●	Inventoried its software applications, and ensured that software patches are being applied in a timely manner;

●	Evaluated likely types of attack, including through penetration testing and vulnerability scans, where appropriate;

●	Implemented appropriate protections, such as anti-malware software, firewalls and data loss prevention software;

●	Tested Eagle’s ability to restore critical data and software in a timely manner;

●	Implemented standardized secure configurations for user hardware, software, operating systems, and network infrastructure;

●	Periodically tested to confirm that hardware, software, operating systems and network infrastructure continue to operate according to their standardized secure configurations;

●	Appropriately tested software applications prior to implementation;

●	Mapped its network resources, and ensured that Eagle has appropriately limited access to drives and applications that host sensitive data;

●	Mapped external access points to Eagle’s network;

●

Evaluated the cyber-security programs of vendors or other third parties that have independent access to Eagle’s networks or proprietary data, and, where appropriate, ensured that third party contracts or statements of work include appropriate provisions governing cyber-security;

●	Implemented adequate access logging capabilities, as well as automated exception reporting capabilities that are reasonably designed to detect malicious activity;

●	Tested the functioning of Eagle’s access logging and exception reporting systems;

●	Required relatively strong user passwords that must be changed from time to time;

●	Allowed only a select few administrators to assign “domain administrator” privileges to accounts on the system;

●	Assigned unique user IDs;

●	Arranged for Employees using the Company’s VPN to be automatically disconnected from the network after 30 minutes of inactivity and to be required to log-in again;

●	Encrypted and secured Company wireless solutions using WPA2 Enterprise;

●	Restricted the ability of Employees to connect removable and mobile media to Company systems;

●	Changed any default usernames or passwords for computers, printers, routers, smartphones, or other devices;

●	Implemented a lock-out process for inactive Employees or unsuccessful log-in attempts;

●	Updated anti-virus and web security software;

●	Backed up systems and data at least monthly using cloud or physical external hard-drive backup systems;

●	Promptly disabled access for any terminated Employees; and

●	Permanently erased or destroyed any electronic storage media that is being discarded.

XXII.	ANTI-MONEY LAUNDERING

Eagle hereby adopts the following anti-money laundering program (this “Program”). As used in this Program, the term “Client” refers to any entity or individual to whom Eagle renders investment advisory services or is deemed as an investor in private funds whereby Eagle (or its affiliates) acts as General Partner or Managing Member. In adopting this Program, Eagle considered numerous risks associated with money laundering. This analysis included risks such as:

●	Eagle accepts Clients or Investors that are identified by the Treasury Department’s OFAC list as being involved in terrorism or other illegal activities;
●	Law enforcement officers suspect that a Client or Investor is engaged in illegal money laundering activities, resulting in significant disruptions to Eagle’s operations;
●	Clients or Investors maintain accounts with shell banks or foreign financial institutions that lack strong AML policies and procedures;
●

Eagle invests Client assets in companies that engage in money laundering or other illegal activities, causing law enforcement officers to question whether Eagle or its Clients are financing such activities; and

●	Eagle lacks AML policies and procedures.

Eagle has established the following guidelines as an attempt to mitigate these risks.

The US Department of the Treasury has withdrawn rules which would require investment advisers to develop and implement an Anti-Money Laundering (“AML”) Program, and accordingly, no such rules currently apply to Eagle or its US unregistered sponsored private funds. Should a future rule be adopted by the Treasury Department, this AML Program will be revised to reflect any new requirements that may be applicable to Eagle.

Even though Eagle does not currently meet the definition of a “financial institution” under the Bank Secrecy Act who are required to comply with the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept mid Obstruct Terrorism Act of 2001 (the “Patriot Act”), Eagle intends to comply with the spirit of certain US AML provisions, and has therefore adopted these policies and procedures to limit any inherent risks to Eagles operations and investors in sponsored private funds. In addition, as a matter of policy, Eagle will not contractually assume responsibility for any AML or customer identification provisions on behalf of the Client’s custodian.

1.	Clients and Investors

As a general practice, Eagle does not facilitate the opening of brokerage or custodial accounts on behalf of clients. All prospective non-related accounts are required to have established a custodial or brokerage account prior to Eagle effecting transactions in such accounts. For client accounts with US custodial/brokerage arrangements, the procedures identified in this Program shall not apply.

Eagle shall not accept funds from any investor or prospective investor for the private fund(s) without the prior receipt of a fully completed subscription agreement. Eagle will only complete the OFAC procedures listed below for all investors in the private fund(s) for whom Eagle does not have evidence of US custodial or brokerage arrangements. Additionally, Eagle Global Advisors will not do business with shell banks. (A shell bank is defined as a bank incorporated in a jurisdiction in which it has no physical presence and which is unaffiliated with a regulated financial group.) This encompasses client accounts, trading relationships, and all relationships in general.

2.	Policies and Procedures

a.	Policy

Refusal to Provide Identification Information

Eagle shall not: (a) accept any payment from any Investor or prospective Investor or (b) enter into any agreement with any Investor or prospective Investor, who refuses to: (i) submit and verify all requested Identification Information; (ii) disclose the identity of the ultimate control owners of equity interests in the Investor; (iii) otherwise comply with any and all applicable AML regulatory requirements; or (iv) provide acknowledgements represented in the subscription documents.

Prohibited Individuals

Eagle shall not: (a) accept any payment from any Investor or prospective Investor, (b) enter into any agreement with any Investor or prospective Investor who has been identified on the OFAC List or who has affirmed that they cannot make the acknowledgements represented in the subscription documents, and (c) who does not have financial accounts established at a US bank or broker-dealer.

b.	Procedures

OFAC List Database Checks

Eagle reserves the right to make exceptions to the requirement that investors must have financial accounts at US banks or broker-dealers. However, no exception will be made without adhering to the following procedures:

(i) Initial Review

Eagle review of the Identification Information of an Investor or prospective Investor shall include: (a) an examination of all identification documents provided by the Investor or prospective Investor; and (b) a check against the OFAC List through the publicly accessible database provided by FINRA at https://ofac.finra.org/#/.

(ii) Annual Review

At least annually, the CCO will be responsible for performing a review of all Investors who are subject to this Program. The reviewer shall obtain a list of names of all Investors subject to this review and conduct the annual review of such Investors against the OFAC List through the FINRA OFAC Database.

(iii) False-Positives or Hits

The CCO shall be responsible to make a final determination of whether a person or entity identified on the OFAC List is a “false-positive” by obtaining further information. For instance, the CCO shall compare the complete entry on the OFAC list with the Identification Information obtained by Eagle. An entry in the OFAC List will often have, for example, a full name, address, nationality, passport, tax ID number, place of birth, date of birth, former names and aliases.

The CCO shall make the determination, along with consultation with the other Eagle Partners or outside counsel, as to whether Eagle shall voluntarily file a Suspicious Activity Report (Form SAR-SF) with FinCEN. A copy of the SAR-SF and filing instructions can be found at www.fincen.gov or at http://www.fincen.gov/forms/fin101_sar-sf.pdf.

3.	Asset Freeze and Account Blocking Procedures

a.	Suspension of Withdrawal Rights

Eagle, by written notice to any Investor shall, to the extent required by applicable law and within the power of Eagle, suspend any withdrawal rights of such Investor with respect to any interest if:

Such Investor is identified as: (a) a person named in the OFAC List, or (b) is known by Eagle to being affiliated with any person, government, country or entity under the OFAC List;

Eagle is so ordered by a competent US court or regulatory authority; or

Eagle’s management reasonably deems it necessary to do so in order to comply with relevant AML legislation and regulations applicable to Eagle.

b.	Notification to Investor

Eagle may notify the Investor that the Investor’s assets have been frozen or restricted. However, no written notice to the Investor shall be made prior to such suspension if the US court or regulatory authority ordering such suspension specifies, in writing, that Eagle may not inform the Investor of the suspension of such withdrawal rights.

c.	Notification to OFAC

In the event that the CCO makes the determination that a match is a “positive hit”, the CCO shall implement the due-diligence steps noted by OFAC at http://www.treas.gov/offices/enforcement/ofac/faq/one_page.shtml

If the CCO believes that it has a “positive hit” after completing the due-diligence steps, the CCO shall contact the OFAC Hotline at 1-800-540-OFAC (6322) for further guidance.

XXIII.	THIRD PARTY SUPERVISION

Eagle utilizes unaffiliated third-parties to assist it in providing investment advisory services to Clients. In entering into agreements with such parties, Eagle will ensure that the parties are completing the contracted services. In developing these policies and procedures, Eagle considered risks associated with its use of third-party service providers, such as:

●	Eagle does not conduct adequate due diligence of third-party service providers;
●	Eagle does not enter into written agreements that specify third-party service providers’ obligations in sufficient detail; and
●	Third-party service providers fail to meet their contractual obligations.

Eagle has established the following policies and procedures to mitigate these risks.

General Third Party Procedures

Eagle must conduct due diligence of service providers and supervise any service providers retained by the Firm to assist in the furnishing of advisory services to Clients.

Employees responsible for the evaluation of outside service providers must:

1.	Determine the exact services to be provided by the service provider and include precise descriptions of the services in Eagle’s agreement with the service provider.

2.	Obtain an executed written agreement with the service provider that acknowledges the services being provided to Eagle under the terms of the agreement.

3.

Employees that utilize the service are kept apprised of the required components of the service and Eagle’s expectations of the service. In addition, the overall quality of the service shall be discussed with Employees that utilize the service.

4.

As necessary, the Employee responsible for managing the relationship with the service provider shall follow-up on any issues associated with the service provider. If an Employee has any reason to believe that the service provider is failing to meet the terms of its agreement with Eagle, the Employee must report the issue to the CCO.

5.

On an annual basis, Eagle makes it a general policy to informally review its agreements with service providers and performs due diligence in accordance with the form letter shown at Exhibit C. Any recommended contract terminations with service providers must be reviewed by the CCO.

XXIV.	MAINTENANCE OF CODE OF CONDUCT AND REG. COMPLIANCE MANUAL

Rule 206(4)-7 under the Advisers Act requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness. The following risks were considered when developing these policies and procedures:

●	Eagle fails to conduct an annual review of its compliance program;
●	Eagle conducts an annual review of its written policies and procedures, but does not evaluate the implementation of those policies and procedures; and
●	Eagle’s policies and procedures are not tailored to reflect the Company’s operations or compliance risks.

Eagle has established the following guidelines to effectuate and monitor Eagle’s compliance program.

Policy

Eagle’s CCO (or its designee) shall review the Manual no less frequently than annually to ensure the adequacy of the policy and procedures contained therein. In addition, Eagle shall periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. The reviews will include, in part, specific consideration of the following:

●	Any compliance matters that arose during the previous year;
●	Any changes in the business activities of Eagle (or any affiliated entities); and
●	Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual.

All required changes to the Manual resulting from the reviews and/or other considerations shall be finally approved and made by the CCO.

Procedures

1.

The CCO shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of the Manual and Eagle’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that Eagle deems appropriate.

2.

Eagle has engaged Adviser Compliance Associates, LLC (“ACA”), a regulatory and compliance consulting firm, to assist it and its CCO on a periodic and on-going basis with regard to a variety of matters, including but not limited to: annual review of its compliance program and this Manual, quarterly personal trading reviews, and on-going marketing reviews, assistance with regulatory filings, on-site or telephonic participation during SEC inspections, review of Form ADV, and periodic and as-needed education of Employees with regard to various compliance matters.

3.

Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO. However, on an ongoing basis, the CCO shall coordinate consideration of proposed material changes to, and material breaches of, the policies and procedures set forth in this Manual, with Eagle’s Partners.

4.	The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to Eagle’s Partners.

5.	All questions regarding the Manual shall be directed to the CCO.

6.	Eagle will conduct periodic formal training on various aspects of the Manual and evidence the trainings by keeping a list of employees in attendance.

Training

Eagle’s CCO or his designee will review applicable compliance policies and procedures with all new Employees. Eagle has engaged ACA to provide annual compliance trainings, which are delivered to Eagle’s staff as part of the Company’s annual compliance program review. The CCO will also conduct ad hoc compliance training with Employees, either individually or in groups, as deemed necessary.

Responsibility

The CCO is responsible for the successful implementation of the policies and procedures contained in the Manual (including determining who must receive and abide by this Manual, e.g., certain independent consultants, temporary employees, etc.).

In addition to the CCO, Eagle’s Partners, owners of the firm, convene on an “as needed” basis, but in no event less than quarterly, to discuss issues relating to compliance. The CCO shall note any areas of concern that may require further action.

Exhibit A

SUPERVISORY ASSIGNMENT OF ASSOCIATED PERSONS

Responsible Supervisor:         CCO

Exhibit B

Code of Ethics and Regulatory Compliance

Manual Certification and Acknowledgment

By responding to the following questionnaire, you are making an attestation that your responses are, to the best of your knowledge, accurate and truthful. The answers that you provide in response to the following questions will be forwarded to the CCO for any necessary follow-up and review.

I, or a member of my immediate family living in my household, serve as an officer or director of the following entities (please include public and private entities, both for profit, and not-for-profit entities) or official in the following government:

____________ Not Applicable (I do not serve as an officer or director of any entity or official in any government)

Entity/Government             Role/Title

The following individuals are my family members that work at broker/dealers and/or companies in which Eagle conducts or seeks to conduct business:

____________ Not Applicable (I am not aware of any family members that work at broker/dealers and/or companies in which Eagle conducts or seeks to conduct business)

Broker-Dealer/Company     Family Member   Role

I have reported all of my securities accounts and reportable securities over the past 12 months in accordance with Eagle’s Personal Security Trading Policy.

______________ True     ______________ False

Explain:

For any securities accounts for which I do not exert any direct or indirect control, I have completed the Exempt Accounts Certification in Exhibit K and provided it to the CCO.

____________ Not Applicable (I do not have any accounts for which I do not exert any direct or indirect control)

______________ True     ______________ False

Explain:

I have reported all instances in which I may have come into possession of Material Non-Public Information over the past 12 months.

_______________       True     ______________ False

Explain:

I have obtained any necessary pre-clearance for gifts and entertainment given to foreign governments per requirements of The Foreign Corrupt Practices Act (FCPA).

_______________       True     ______________  False

Explain:

I reported all gifts that I have received and given in accordance with Eagle’s Gift Policy over the past 12 months.

_______________       True     ______________  False

Explain:

I further certify that I have not accepted or received any travel or lodging benefits from any vendor in connection with the performance of my duties with the Company, other than the following:

_______________       True     ______________  False

Explain:

I have reported all political contributions made in the past 12 months as required under Eagles Political Contributions Policy (see Exhibit L).

_______________       True     ______________  False

Explain:

I have properly used Eagle’s name, properly used Eagle’s property and have used reasonable judgment when incurring travel expenses against Eagle over the past 12 months.

_______________       True     ______________  False

Explain:

I have not received any unreported personal gain or profit in connection with my position at Eagle over the past 12 months.

_______________       True ______________  False

Explain:

I have not disbursed/disclosed private client information to individuals outside of Eagle other than permitted by law and/or for specified purposes noted in Eagle’s Privacy Policy over the past 12 months.

_______________       True ______________  False

Explain:

I am not aware of any unreported identity theft, cyber security, or privacy issues in the past 12 months.

_______________       True ______________  False

Explain:

I have reported all conflicts of interest in the proxy voting process (examples of which are contained in the proxy voting policies and procedures) that have come to my attention over the past 12 months.

_______________       True ______________  False

Explain:

As a supervisor, I have reported all material employee matters (i.e. misconduct, allegations, etc.) that have come to my attention over the past 12 months to the Partners.

_______________       Not Applicable (I do not maintain supervisory responsibilities over other Employees)

_______________       True ______________  False

Explain:

I have not disbursed any unapproved marketing materials over the past 12 months.

_______________       True ______________  False

Explain:

I have not entered into any marketing arrangements with outside individuals over the past 12 months that have not been reported to the Partners.

_______________       True ______________  False

I have complied with Eagle Global Advisor’s Social Media policy over the past 12 months.

_______________       True ______________  False

Explain:

I have, to the best of my knowledge, maintained books and records in accordance with Eagle’s books and recordkeeping policy, including records related to proxy voting, security valuation, trade errors, accounting, etc.

_______________       True ______________  False

Explain:

I have utilized my Eagle email account and Skype for Business in accordance with Eagle’s electronic communications policies.

_______________       True ______________  False

Explain:

I have not sent text messages that reference trade activity, client information, a client name, or any other information that could identify a client per Eagle’s protection of client information policies.

_______________       True ______________  False

Explain:

I am not aware of any fraudulent activity that has been committed against Eagle Clients over the past 12 months.

_______________       True ______________  False

Explain:

I have not been subject to disciplinary or other actions over the past 12 months that may warrant disclosure on either Parts 1A or 2 of Adviser’s Form ADV. Generally speaking, disclosures may be required for any criminal actions, regulatory disciplinary actions or civil judiciary actions (Note: If you have a question about what type of disciplinary action would warrant disclosure, please discuss with the CCO).

_______________       True ______________  False

Explain:

If I am a director, officer, managing member, or general partner of any Eagle offering in the last 12 months, I have completed the Bad Actor Certification in Exhibit M and submitted it to the CCO.

_______________	Not Applicable (I am not a director, officer, managing member, or general partner of any Eagle offering in the last 12 months)

_______________	True ______________ False

Explain:

I have reported to the CCO or my supervisor all complaints from clients that I received over the past 12 months.

_______________       True    ______________  False  ______________    N/A

Explain:

I have reported to the CCO or my supervisor all Client accounts for which I serve as Trustee.

_______________       True    ______________  False  ______________    N/A

Explain:

Code of Ethics and Regulatory Compliance Manual Acknowledgement

I have read and understand the policies and procedures contained in the Code of Conduct and Regulatory Compliance Manual, including the Business Recovery Plan, and recognize that they apply to me and agree to comply in all respects with the procedures described therein for the duration of my employment with Eagle. All questions that I may have had regarding the contents of the Manual or my responsibilities as outlined in the Manual were addressed by the Chief Compliance Officer.

Employee	(PRINT NAME)

Signature

Date

Exhibit C

[INSERT DATE]

[INSERT VENDOR & ADDRESS]

Dear Sirs/Mesdames:

Eagle Global Advisors, LLC and its affiliated fund(s) (collectively, “Eagle”) perform a certain level of due diligence to determine whether third-party service providers can be retained, or if already retained, can continue to perform services on behalf of Eagle.

Therefore, please provide the following information to us by no later than [INSERT DATE]:

●	The name of your auditing firm, if applicable, and confirmation that they are independent third parties

●	Acknowledgement that you maintain current privacy policies and procedures, and a description of any privacy breaches within the last three years.

●

If applicable to your business, acknowledgement that you maintain Anti-Money Laundering (“AML”) policies and procedures, and a description of any AML breaches within the last three years (if applicable).

●	Acknowledgement that you maintain contingency and disaster recovery policies and procedures, and a description of any failures within the past three years.

In the event you are engaged by Eagle, a due diligence file will be maintained in our files by Eagle’s Chief Compliance Officer. We look forward to receiving this information promptly. Thank you in advance.

Very truly yours,

[INSERT NAME AND TITLE]

Exhibit D

BUSINESS RECOVERY PLAN

(see separate attachment)

Exhibit E

Soft Dollar/CSA Usage Application

Name of the product or service being requested

Name of the company that offers the product or service

Provide or attach a detailed description of the product or service

Employee(s) who will use the product or service

Indicate the way(s) in which the product or service with support Eagle’s investment decision-making process

Describe any other uses for the product or service (such as back-office operations, proxy voting, or best execution reviews)

Cost	$ per

Do you believe that the cost is reasonable relative to the value

Indicate the broker/dealer that you expect to pay for the product or service

Submitted by

Signature

Date

The remainder of this form is to be completed by the CCO

Is the product or service eligible under the Section 28(e) safeharbor?

Do you approve the product or service for payment with soft dollars?

If approved, describe any additional disclosures that will be required.

If approved, indicate what portion (if any) should be paid for with hard dollars.

If approved and mixed-use, describe your basis

for the allocation percentage noted above.

Other comments

Completed by

Signature

Date

Exhibit F

Solicitor Verification Letter

[DATE]

NAME OF SOLICITOR

ADDRESS

CITY, STATE ZIP

Dear SOLICITOR:

Pursuant to Paragraph (a)(2)(iii)(C) of Rule 206(4)-3, more commonly known as the “cash solicitation rule,” Eagle Global Advisors, LLC (“Eagle”) must make a bona fide effort to determine whether SOLICITOR has complied with the written solicitation agreement between Eagle and SOLICITOR. Please review and execute this certification and return it to <the Solicitor Coordinator> at Eagle at your earliest convenience. Please contact <the Solicitor Coordinator> at <phone number> if you have any questions about this certification. Eagle will keep the information that it receives from SOLICITOR confidential, and will not disclose such information except as required by law.

Sincerely,

<The Solicitor Coordinator>

Eagle Global Advisors, LLC

*       *       *       *       *

By signing below, you certify that:

●	SOLICITOR has complied with the written solicitation arrangement between Eagle and SOLICITOR;

●	SOLICITOR has provided a current copy of Part 2 of Eagle’s Form ADV filing, and SOLICITOR’s separate written disclosure document, to each solicited client at the time of the solicitation;

●	SOLICITOR has not been involved in any legal or regulatory proceeding, as described in paragraph (a)(1)(ii) of the cash solicitation rule, that would make SOLICITOR ineligible to act as a solicitor;

●	SOLICITOR has obtained any SEC and/or state registrations that are required in connection with your solicitation activities;

●	SOLICITOR does not provide investment advisory services on behalf of EAGLE to solicited clients;

●

SOLICITOR will not solicit any employee benefit plan covered by ERISA that it or any of its officers, directors, employees, affiliates or agents is a trustee or administrator of such plan, or an employer of any employee covered by such plan;

●	Neither SOLICITOR, nor its affiliates, is associated in any way with any solicited client that is a state, municipality, or other government entity, agency, or subdivision.

Acknowledged and certified by:

Print Name:

Signature:

Date:

Exhibit G

INITIAL REPORT OF HOLDINGS

Within ten (10) days after becoming an Eagle employee, you must submit to the CCO a report of your holdings of Reportable Securities1 held at the time you became an employee. The holdings report must be current as of a date not more than 45 days prior to becoming an access person and must reflect any direct or indirect interest2 in any securities for which you are a Beneficial Owner, defined to include immediate family members in the same household.3

Your report must also include the name of any broker, dealer or bank with which you (or an immediate family member in the same household) maintain an account for trading or holding any type of Securities, whether stocks, bonds, mutual funds, or other types.

The form below is used to report any Reportable Securities and accounts that hold Reportable Securities. Any accounts that hold non-Reportable Securities should be listed in Exhibit J.

Employee_______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with Eagle Global Adviser’s Code of Ethics, please provide a list of all Reportable Securities accounts in which you have a pecuniary interest and a list of all Reportable Securities in which you have a pecuniary interest (including securities held at broker/dealers, banks, at your home and in safety deposit boxes). Account statements reflecting all accounts and all Reportable Securities may be submitted in lieu of completing the following grids.

1 “Reportable Security” means a security as defined in Section 202(a)(18) of the Advisers Act and 2(a)(36) of the 1940 Act and includes any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, futures with underlying assets that are “Reportable Securities”, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing, but does not include:

●	direct obligations of the Government of the United States;
●	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
●	shares issued by open-end funds (mutual funds), including money market funds not advised or subadvised by Eagle; and
●	transactions in currency, such as currency exchange.

2 An “indirect economic interest” is an economic interest that you hold by reason of any contract, understanding or relationship (e.g., family) in securities held in the name of another person.

3 The term “immediate family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.

Name of Broker-Dealer or Bank	Account Title (as Shown on Statement)	Name on Account	Account Number	Managed Account (Y/N)[4]

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

I certify that these forms, and/or attachments, fully disclose all of the Reportable Securities accounts and Reportable Securities in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the reportable security to which the report relates.

Signature	Date

Reviewed by:

Date of Review:

Exception(s) Noted:	____No	___Yes

If Yes, Describe:

4 For Managed Accounts, please fill out Exhibit I, the Exempt Account Certification, in addition to this form.

Exhibit H

QUARTERLY REPORT OF PERSONAL FINANCIAL TRANSACTIONS

The form below is to be used for Employees to report any transactions in Reportable Securities that occurred during the quarter in accounts in which he or she has a Beneficial Interest (defined to include the transactions of immediate family members of the same household). The December 31st version of this report, together with Exhibits I, J and K, if applicable, form the Employee’s annual holdings report.

This form and any attachments must be submitted to the CCO or his designee within 30 days of the end of each calendar quarter.

TO:     Compliance File

Calendar Quarter Ending _______________

I certify that I have not engaged in any Reportable Personal Transactions, as defined below, other than what has been reported through Axys, on brokerage statements or below:

Date	Name of Security/Symbol	No. of Shares/ Principal Amount	Nature of Transaction (Buy, Sale, etc)	Total Price

The term “Reportable Personal Transactions” means securities transactions in which I had or acquired beneficial ownership, or over which I had direct or indirect influence or control. Transactions excluded from the reporting requirement include (a) transactions in securities that are direct obligations of the U.S. Government; (b) transactions involving FDIC insured accounts, including Certificates of Deposit, banker’s acceptances, and savings accounts: stock acquired through stock dividends, stock splits, or automatic dividend reinvestment plans; and (d) shares of open-end mutual funds not advised or subadvised by Eagle. I understand that I am presumed to have a beneficial ownership in securities transactions of immediate family members living in the same household.

I have also fully disclosed all of my Securities Accounts and Reportable Security holdings in which I have a beneficial interest as of the current quarter end date (noted above on form). These have been reported through Axys and/or my brokerage account statements. Any Reportable Securities held outside of brokerage accounts have been reported separately and are attached. If no holdings have been submitted, I certify that I do not have any Reportable Security holdings.

Signature

Print Name

Date

Reviewed by:

Date of Review:

Exception(s) Noted: ____No ____Yes

If Yes, Describe:

Exhibit I

Exempt Accounts Certification

The form below is to be used for Employees with Managed Accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts.

Attention: Steven Russo, CCO

In accordance with Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, I am considered to be an “access person” Eagle Global Advisors, LLC (“EGA”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to EGA. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

I have retained a trustee or third-party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Name	Relationship to Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

1.	I have no direct or indirect influence or control over the Accounts;
2.

If my control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

3.	I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements) made in the Accounts at the request of EGA’s Chief Compliance Officer.

Access persons completing this certification on an annual basis, also acknowledge and certify the following:

1.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the prior calendar year
2.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the prior calendar year; and

3.

I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts, other than describing my preferred general asset allocation, time horizon, and risk tolerance, during the prior calendar year.

Name:

Signature:

Date:

Reviewed by:

Date of Review:

Exception(s) Noted: ____No ____Yes

If Yes, Describe:

Exhibit J

INITIAL and ANNUAL REPORT OF NON-REPORTABLE SECURITIES

ACCOUNTS

Eagle employees are not required to report their transactions in non-Reportable securities. However, employees are required to report the existence of any account that holds any securities, regardless of whether the securities contained therein are Reportable Securities. Eagle’s Personal Securities Transactions policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household.5

The form below is to be used for Employees to report the existence of those accounts which may hold securities that are not deemed to be Reportable Securities, as defined herein.

Reports regarding accounts and holdings must be submitted to Compliance on or before February 14th of each year, and within 10 days of an individual first becoming an Employee.

List any securities accounts that hold only non-Reportable securities, defined as:

1)	US Government issued securities
2)	CDs
3)	Banker’s acceptances
4)	Shares of mutual funds
5)	Stock acquired through stock dividends, stock splits, or automatic dividend reinvestment plans

Securities accounts holding non-Reportable securities can include:

1)	401(k) accounts (i.e. spouse)
2)	IRA accounts
3)	Health Care Savings accounts (HSA)
4)	Educational Savings accounts (529)
5)	Savings accounts

Broker-Dealer or Bank	Account Title (as shown on Statement)	Name on Account

5 Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

I certify that this form fully discloses all securities accounts (including 401(k) and IRA accounts) in which I or an immediate family member living in my household has a direct or indirect economic interest.

Signature	Date

Printed Name

Reviewed by:

Date of Review:

Exception(s) Noted: ____No ____Yes

If Yes, Describe:

Exhibit K

INITIAL and ANNUAL REPORT OF LIMITED OFFERINGS

The form below is to be used for Employees to report any holdings in limited offerings, as defined in Eagle’s Code of Ethics, to include any interests in private placements such as limited partnerships and limited liability corporations. As a reminder, any transaction in a limited offering must be pre-cleared by Compliance at the time of purchase or sale as well as listed in the form below.

This form must be submitted to Eagle’s CCO or designee on or before February 14th of each year.

Security Name	Principal Amount [6]	# of Shares (if applicable)	Security Type[7]	Ticker or CUSIP (if applicable)	Custodian

6 For partnership or LLC interests, “Principal Amount” is your capital commitment or fair market value.

7 Examples of “Security Type” include: equity, fixed income and LP or LLC interests.

Use additional sheets as necessary.

I certify that this form fully discloses all limited offerings in which I or an immediate family member living in my household has a direct or indirect economic interest. This includes securities held by a broker-dealer, at my home, in a safe deposit box or by an issuer. For securities reflected in brokerage account statements, please attach copies of holdings statements.

Signature	Date

Printed Name

Reviewed by:

Date of Review:

Exception(s) Noted: ____No ____Yes

If Yes, Describe:

Exhibit L

Eagle Global Advisors, L.L.C.

Report of Political Contributions

Calendar Quarter Ending:

To:	Compliance File

I certify that I have not made any state or local political contributions other than those listed below:

Date of Contribution	Recipient of Contribution	Dollar Value of Contribution

Signature

Print Name

Date

Compliance Officer

Date

Exhibit M

“Bad Actor” Certification

SEC regulations identify certain types of misconduct by “bad actors” that can prevent a private fund from issuing securities. The SEC’s rule addresses conduct by the private fund itself, by employees of Eagle, and by certain third parties associated with a private fund. We ask that you complete the attached certification so that Eagle can confirm its compliance with relevant SEC rules. If you respond “yes” to any of the boxes of the certification, please include a brief explanation of your response at the end of the form.

Name:

Name of the fund(s) for which you are responding:

Y
	Question		e	N
			s	o
1.	Have you been convicted within ten years of any felony or misdemeanor:

	●	In connection with the purchase or sale of any security;

	●	Involving the making of any false filing with the SEC; or

	●	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?
2.	Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

	●	In connection with the purchase or sale of any security;

	●	Involving the making of any false filing with the SEC; or

	●	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

3.	Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); a federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

Y
	Question		e	N
			s	o
	●	Bars you from association with an entity regulated by such commission, authority, agency, or officer;

	●	Bars you from engaging in the business of securities, insurance or banking;

	●	Bars you from engaging in savings association or credit union activities; or

	●	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?
4.	Are you subject to an SEC order that:

	●	Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

	●	Places limitations on your activities, functions or operations; or

	●	Bars you from being associated with any entity or from participating in the offering of any penny stock;
5.	Are you subject to any order of the SEC within the past five years that orders you to cease and desist from committing or causing a violation or future violation of:

	●	Any scienter-based anti-fraud provision of the federal securities laws; or

	●	Section 5 of the Securities Act of 1933.
6.	Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

7.	In the past five years have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

8.	In the past five years have you been subject to a United States Postal Service false representation order, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Please use the space below to explain any “yes” answers.

By signing below, I certify that I responded to this “Bad Actor” certification completely and accurately.

Print Name:

Signature:

Date:

Exhibit N

Non-Exempt Managed Accounts Certification

The form below is to be used for Employees with managed accounts held personally or by immediate family members sharing the same household if the Employee periodically consults with the manager as to the allocation of investments to be made in the account at the sector or industry level, and is therefore deemed to exercise direct or indirect influence or control over the account.

Attention: Steven Russo, CCO

In accordance with Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, I am considered to be an “access person” of Eagle Global Advisors, LLC (“EGA”). EGA’s Code of Ethics for All Employees (the “Code”) requires Employees to request and receive pre-clearance prior to executing certain personal securities transactions. However, as specified in the Code, I am not required to receive pre-clearance with respect to trades, other than transactions in initial public offerings and limited offerings, executed in accounts managed by third parties if I have refrained from providing the third-party managers with suggestions or instructions regarding the purchase or sale of specific securities and have not provided allocation instructions to the managers that were more specific than the sector or industry level.

I have retained one or more trustees or third-party managers (the “Managers”) to manage the following personal trading accounts (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Name	Relationship to Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

1.

While I may periodically consult with the Managers as to the particular allocation of investments to be made in the Accounts at the sector or industry level, I have not provided the Managers with more specific account allocation instructions, nor have I suggested or directed that the Managers make purchases or sales of specific securities during the prior calendar year;

2.	If my control over the Accounts should change in any way, I will immediately notify you in writing of such a change; and
3.	I agree to provide annual holdings and quarterly transaction reports (including, but not limited to, duplicate account statements) for each of the Accounts as described in the Code.

Name:

Signature:

Date:

Reviewed by: ____________________________

Date of Review: __________________________

Exception(s) Noted: ____No _____Yes

If Yes, Describe: __________________________

Exhibit O

Eagle Global Advisors, L.L.C.

Report of Gifts & Entertainment

Calendar Quarter Ending:    __________

To:	Compliance File

I certify that I have not given or received any gifts or entertainment other than those listed below:

Dollar value of
Date of gift or		gift or
entertainment	Description of gift or entertainment	entertainment

Signature

Print Name

Date

Compliance Officer

Date

CODE OF ETHICS FOR ALL EMPLOYEES

A.   DEFINITIONS

The following defined terms are used throughout this Code.

“Control” means the power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with the company. Any person who has Beneficial Ownership of more than 25% of the voting securities of a company is presumed to control the company.

“Security” includes any instrument considered a “security” under Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, which generally includes stocks, bonds, mutual funds, certificates of deposit, options, interests in private placements, futures contracts on other securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things.

“Reportable Securities” means any Security other than “Exempted Securities,” which are direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end investment companies registered under the 1940 Act, other than Reportable Funds.

“Reportable Funds” are any investment companies registered under the 1940 Act i) for which Eagle serves as an investment manager (sub-adviser or co-adviser), or ii) whose investment adviser or principal underwriter controls Eagle, is controlled by Eagle, or is under common control with Eagle.

“Beneficial Ownership” shall have the same meaning as set forth in Rule 16a-1(a) (2) of the Securities Exchange Act of 1934, as amended (the Securities Exchange Act). Subject to the specific provisions of that Rule, it shall generally mean having directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security. An individual is generally considered to have beneficial ownership of Securities held directly or indirectly by immediate family members sharing the same household. Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria. Such employee or immediate family member may or may not have decision-making authority with respect to such account.

“Fee Paying Family Accounts” are Eagle fee paying clients that are related to Eagle Access Persons.

“Model Trades” are trades decided upon by Eagle’s investment committee and then executed into fully discretionary client accounts.

“Non-model Trades” are account maintenance type of trades that do not involve changes to a model portfolio and are placed by the Portfolio Manager assigned to the account. Examples of Non-model Trades include trades placed for new accounts, terminated accounts, or because contributions or withdrawals have been made to or from an account.

“Portfolio Managers” are Edward Allen, George Crosby, Malcom Day, John Gualy, Thomas Hunt, Steven Russo and David Chiaro.

“Restricted List” is a list of securities that Eagle has received material non-public information on or that Eagle has entered into a confidentiality agreement with. Employees are prohibited from trading in any issuers appearing on the Restricted List in client and personal accounts. No exceptions will be made to this policy.

“Initial Public Offering” means an offering of Securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act.

“Secondary Public Offering” is a one-time offering of stock to the public which is not an Initial Public Offering.

“Limited Offering” means an offering of Securities exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

“Exempt Account” means a personal trading account in which an employee has a Beneficial

Ownership interest and over which the CCO has determined that the employee exercises no direct or indirect influence or control.

B.   GENERAL PROVISIONS

In developing these policies and procedures, Eagle considered the material risks associated with administering this Code of Ethics. This analysis included risks such as:

●	Employees do not understand the fiduciary duty that they, and Eagle, owe to Clients;
●	Employees and/or Eagle fail to identify and comply with all applicable Federal Securities Laws;
●	Employees do not report personal securities transactions;
●	Employees trade personal accounts ahead of Client accounts;
●	Employees are not aware of Eagle’s pre-clearance requirements;
●	Employees do not notify the CCO of potential violations of the Code of Ethics;
●	Eagle does not retain employee written acknowledgements that they received the code and any amendments; and
●	Employees are improperly influenced by excessive gifts or entertainment.

Eagle has established the following guidelines to mitigate these risks.

These rules apply to every employee of the Company. All employees must complete the Code of Ethics and Regulatory Compliance Manual Acknowledgement Form (Exhibit B), within the first 10 days of employment by the Company and annually thereafter.

1. Laws and Regulations. You are expected to comply with all applicable laws and regulations, including the Code of Ethics and policies of the Company. These include, without limitation, tax and securities laws.

2. Conflicts of Interest. You are expected to avoid conduct that is contrary to the interests of the Company and any Client, or that gives the appearance of such a conflict of interest. The Code of Ethics is predicated on the principle that Eagle owes a fiduciary duty to its Clients.1 Accordingly, employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, Eagle will be mindful to:

●	Place client interests ahead of Eagle’s – As a fiduciary, Eagle will serve in its Clients’ best interests. In other words, employees may not benefit at the expense of Clients.
●	Engage in personal investing that is in full compliance with Eagle’s Code of Ethics – Employees must review and abide by Eagle’s Personal Securities Transaction and Insider Trading Policies.
●

Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with Eagle, or on behalf of a Client, unless in compliance with the Gift Policy below.

●	Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act.

Any questions with respect to Eagle’s Code of Ethics should be directed to the CCO. As discussed in greater detail below, employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

3. Gifts, Etc. You must not seek or accept any gift, favor, preferential treatment, or special arrangement of Material Value from any provider or prospective provider of goods or services to a Company or a Client.

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. Regardless of whether or not the employee is accompanied to the event by the giver, if the estimated cost of the employee’s portion of the meal, event, etc. is greater than $300, the employee must report his/her attendance at the event to the CCO. If the event is highly publicized such that the tickets may be selling in excess of face value, the employee must consider the mark-up for the reporting requirements. Employees are prohibited from providing entertainment that may appear lavish or excessive, and must obtain approval from the CCO to provide entertainment in excess of $300 to any client, investor, prospect, or individual or entity that Eagle does or is seeking to do business with.

[1]	S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

Employees’ Receipt/Giving of Gifts - Employees must report their intent to accept or provide gifts over $300 (either one single gift, or in aggregate on an annual basis) to the CCO. In addition, Employees must complete a Report of Gifts & Entertainment, attached hereto as Exhibit O, on a quarterly basis and submit it to the CCO or his designee. Reasonable gifts received or given on behalf of the Company shall not require reporting. Examples of reasonable gifts include, but are not limited to, holiday gift baskets and lunches brought to Eagle’s offices by service providers.

“Material Value” includes such items as tickets for theater, musical, sporting or other entertainment events on a recurring basis; costs of transportation and/or lodging to locations outside of Houston, unless approved in advance by a Partner of Eagle as having a legitimate business purpose; personal loans on terms more favorable than generally available for comparable credit standing and collateral; or preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment. If you are offered anything, to be on the safe side, check with the CCO.

Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities” – The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. Eagle and its Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

Employees must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this policy.

4. Political Contributions. Please refer to Eagle’s Political and Charitable Contributions, and Public Positions policy and procedures in section XIII of this Manual.

5. Improper Payments. You may not pay, offer, or commit to pay any amount that might be or appear to be a bribe or kickback in connection with the Company’s business.

6. Confidential Information. You may not disclose to anyone, whether inside or outside the Company, any Company trade secrets or proprietary or confidential information unless you have been authorized to do so. You must keep confidential, and not discuss with anyone other than employees with a valid business purpose, information regarding Client investment portfolios, actual or proposed securities trading activities of any Client, or investment research developed in the Company. You should take appropriate steps, when communicating the foregoing information internally, to maintain confidentiality, for example, by using sealed envelopes, limiting computer access, and speaking in private.

7. Outside Directorships, Etc. You may not serve as a director, officer, employee, trustee, or general partner of any corporation or other entity, whether or not you are paid, without the prior written approval of the CCO of Eagle, except that you may serve any charitable or non-profit organization without such approval.

All employees shall be required to notify the CCO or his designee on behalf of the Company of the existence of any and all securities accounts maintained by the employee with any foreign or domestic brokerage firm, bank, investment adviser or other financial institution. Further, all employees shall be required to notify the CCO or his designee prior to opening a securities account with another firm including but not limited to any foreign or domestic brokerage firm, bank, investment adviser or other financial institution.

C.   PERSONAL SECURITIES TRANSACTIONS

Who is Covered. The Code applies to all of the Company’s employees.

This Policy covers not only your personal Securities transactions, but also those of your Immediate Family (children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law living in your household, as well as adoptive relationships that meet the above criteria) or accounts over which you have control or beneficial ownership.

What Accounts are Covered. This Policy applies to Securities transactions in all accounts (other than Exempt Accounts) in which you or members of your Immediate Family have a direct or indirect beneficial ownership interest. Employees who claim they have no direct or indirect influence or control over an account are also required to complete the Exempt Accounts Certification attached hereto as Exhibit I initially upon commencement of their employment and on an annual basis thereafter.

Normally, an account is covered by this Policy if it is (a) in your name, (b) in the name of a member of your Immediate Family, (c) of a partnership in which you or a member of your Immediate Family are a partner with direct or indirect investment discretion, (d) of a trust of which you or a member of your Immediate Family are a beneficiary and a trustee with direct or indirect investment discretion, and (e) of a closely held corporation in which you or a member of your Immediate Family hold shares and have direct or indirect investment discretion.

Reminder: When this Policy refers to “you,” “employee,” or “your transactions,” it includes your Immediate Family and accounts in which you or they have a direct or indirect beneficial ownership.

1.   Pre-Clearance: All Securities. You must pre-clear all purchases and sales of Reportable Securities, except that you do not have to pre-clear:

1.	a purchase of publically traded equity Securities if the value of such purchase would not exceed $25,000
2.	a sale of publically traded equity Securities if the value of such sale would not exceed $25,000
3.	a purchase of investment grade, non-convertible debt Securities, if the value of such purchase would not exceed $25,000;
4.	a sale of investment grade, non-convertible debt Securities, if the value of such sale would not exceed $25,000;
5.	a bona fide gift of Securities that you make or receive;
6.	an automatic, non-voluntary transaction, such as a stock dividend, stock split, spin-off, and automatic dividend reinvestment;
7.	a transaction pursuant to a tender offer that is applicable pro rata to all stockholders; or 8. Model Trades made at least one day following the completion of the full model rotation.

The exemptions from pre-clearance in clauses (1) through (4) above do not apply to trading in any Security that Eagle’s Investment Committee is considering to buy or sell within the next seven business days. No pre-clearance of a transaction for any of those Securities will be granted, and no employees are allowed to trade any of those Securities until one day after the Security trades in client accounts have been completed. In addition, the CCO may suspend your use of these four exemptions from pre-clearance if the CCO concludes that you have engaged in excessive personal trading or that pre-clearance by you is otherwise warranted. Personal trades in the same direction as a Client are subject to at least a one-day blackout, and such trades are deemed pre-approved when adhering to the blackout period as described below.

Remember that the term “Security” is broadly defined. For example, an option on a Security is itself a Security, and the purchase, sale and exercise of the option is subject to pre-clearance. A pre-clearance approval normally is valid only during the day on which it is given, subject to the exceptions noted below.

Special consideration is given to the pre-clearance of illiquid securities and good-‘til-canceled (GTC) trades. Eagle Compliance may pre-approve personal trading in illiquid securities or GTC trades for an extended time period if it is a non-model or non-client held security.

Employees and their family members must obtain required pre-clearances before they complete the transactions. Eagle reserves the right to disapprove any proposed Securities transaction. All pre-clearance requests must be submitted to the Chief Compliance Officer and will be reviewed as soon as reasonably practicable.2 Pre-clearance requests may be submitted to a partner of the firm instead of the Chief Compliance Officer. If approved by the partner a second approval from

[2]	The Chief Compliance Officer must have prior written clearance from the CEO for his/her personal securities transactions.

Compliance staff is required. If a transaction is denied authorization, no explanation will be provided. No order for a Securities transaction may be placed prior to the receipt of authorization. Once pre-clearance is granted to an employee, unless revoked, such employee may only transact in that Security for the remainder of the trading day on which the authorization is granted (unless pre-clearance is given for illiquid securities or GTC trades). If the Securities transaction is not executed, or not fully executed, by such time or if the employee wishes to transact in that security on the following or any other day, they must obtain approval from the Chief Compliance Officer.

Fee Paying Family Accounts and Exempt Accounts are not subject to the pre-clearance policy. In addition, prior written clearance is not required for Exempted Securities and Model Trades made at least one day following the completion of the full model rotation.

Employees may also be excused from compliance with the foregoing pre-clearance requirements for certain trades executed in personal trading accounts that are managed by third parties, even if the relevant employees are deemed to have some degree of direct or indirect influence or control over such accounts. To qualify for this preclearance exception, the employee must refrain from providing the third-party manager with suggestions or instructions regarding the purchase or sale of specific securities, but may periodically consult with the manager as to their risk tolerance, time horizon, and asset allocation so long as their description of such asset allocation remains at the sector or industry level. Employees opting to rely on this exception must complete the Non-Exempt Managed Accounts Certification attached hereto as Exhibit N on an annual basis. For the avoidance of doubt, employees qualifying for this exception are still required to comply with the below preclearance requirements for trades executed by third-party managers in initial public offerings and limited offerings, and must submit quarterly transaction and annual holdings reports for such accounts as described below.

Initial and Secondary Public Offerings. You may not purchase or otherwise acquire any Security in an Initial Public Offering or a Secondary Public Offering without prior written approval of the CCO. You may apply to the CCO for prior written approval to make such a purchase, but approval will be granted only in extraordinary circumstances. Accordingly, the Company discourages such applications. You may be given approval to purchase a Security in an Initial or Secondary Public Offering, for example, pursuant to the exercise of rights you have as an existing bank depositor or insurance policyholder to acquire the Security in connection with the bank’s conversion from mutual or cooperative form to stock form, or the insurance company’s conversion from mutual to stock form. The Company must maintain a record of any approval to acquire a Security in an Initial or Secondary Public Offering, with the reasons supporting the approval, for at least five years after the end of the fiscal year in which the approval is granted.

Limited Offerings. You may not purchase or otherwise acquire any Security in a Limited Offering, except with the prior approval of the CCO. Such approval will only be granted when you can establish that there is no conflict or appearance of conflict with any Client or other possible impropriety (such as when the Security in the Limited Offering is appropriate for purchase by a Client, or when your participation in the Limited Offering is suggested by a person who has a business relationship with the Company or expects to establish such a relationship). Examples where approval might be granted, subject to the particular facts and circumstances, are a personal investment in a private fund or limited partnership in which you would have no involvement in making recommendations or decisions, or your investment in a closely held corporation or partnership started by a family member or friend. The Company must maintain a record of any approval to acquire a Security in a Limited Offering, with the reasons supporting the approval, for at least five years after the end of the fiscal year in which the approval is granted. The subscription document relating to the Private Funds managed by Eagle shall serve as documentation of the pre-approval of investments in the funds.

2.  Prohibited and Restricted Transactions

a.  Short Sales. You may not sell short any Security, except that you may (i) sell short a

Security if you own at least the same amount of the Security you sell short (selling short “against the box”); (ii) sell short U.S. Treasury futures and stock index futures based on the S&P 500 or other broad based stock indexes; and (iii) sell short shares of Exchange Traded Funds.

b.  Options. You may not engage in option transactions with respect to any Security, except that you may purchase a put option or sell a call option on Securities that you own, and you may purchase call options for the purpose of replicating a long position in underlying Securities you do not own. All holdings in call options must be held for a minimum of 60 days.

c.  Short-term Trading. You are strongly discouraged from engaging in excessive short-term trading of Securities. The purchase and sale, or sale and purchase, of the same or equivalent Securities within sixty (60) days are generally regarded as short-term trading.

d.  Additional Restrictions.

(1)

Personal Benefit. You may not cause or recommend a Client to take action for your personal benefit. Thus, for example, you may not trade in or recommend a security for a Client in order to support or enhance the price of a security in your personal account, or “front run” a Client.

(2)

Clients Trade First. Portfolio Managers requesting pre-clearance, must communicate their research conclusion about the Security being purchased or sold. Before a Portfolio Manager purchases or sells a Security, Clients must be afforded the opportunity to act upon Eagle’s recommendations regarding such Security. Portfolio Managers may not purchase or sell any Security for which they have coverage responsibility unless either (i) the Portfolio Manager has first broadly communicated his research conclusion regarding that Security and afforded suitable Clients sufficient time to act upon your recommendation (as set forth below), or (ii) the Portfolio Manager has first determined, with the prior concurrence of the CCO, that investment in that Security is not suitable for any Client. Portfolio Managers may purchase or sell Securities for which they do not have client coverage responsibility after first obtaining pre-clearance from Compliance.

(3)

Model Trades. Employees may not purchase or sell any Security that Eagle’s Investment Committee is considering to buy or sell, within the next seven business days, until one day after a Model Trade has been completed for all discretionary client accounts.

(4)

Personal Trades in Same Direction as Client: One-Day Blackout. Portfolio Managers may not purchase or sell any Security for their personal account until at least one day after Non-model Trades. Purchases and sales of such securities, with the exception of IPO’s or Private Securities, made following the blackout period of at least one day are deemed pre-approved by the CCO or his designee.

(5)

Trading before Communicating a Recommendation or Rating. If Eagle is in the process of making a new or changed recommendation or rating for a Security for which the Portfolio Managers have coverage responsibility, but they have not yet broadly communicated their research conclusions and recommendations or ratings for such Security, Portfolio Managers are prohibited from trading in that Security.

(6)	Restricted List. Employees may never transact in any Security on the Restricted List.

As a member of the portfolio management team, if you enter into a Security transaction for your personal account of a type described above, you must disclose such transactions to the CCO. Depending on the circumstances, the CCO may or may not elect to impose penalties for such transactions. Such penalties may include payment to the client account the difference between the portfolio managers and client’s sales or purchase price for the Security, if the portfolio manager’s price was higher (sales) or lower (purchases).

Fee Paying Family Accounts are not subject to these restrictions. Instead, such accounts are treated as regular fee paying client accounts.

3. Prohibited Transactions: You are prohibited from purchasing or selling any security, either personally or for any Client, while you are in the possession of material, non-public information concerning the security or its issuer.

5. Reporting Requirements. You are required to provide the following reports of your Reportable Securities holdings and transactions to the CCO. Remember that your reports also relate to members of your Immediate Family and accounts that you control or over which you have beneficial ownership.

Initial Report of Holdings. Within ten (10) days after you become an Eagle employee, you must submit to the CCO a report of your holdings of Reportable Securities, including the title, number of shares and principal amount of each Reportable Security held at the time you became an employee. (Exhibit G). The holdings report must be current as of a date not more than 45 days prior to the individual becoming an access person. The holdings report must also include Reportable Securities of immediate family members of those living in your household. The report must collect the name of any broker, dealer or bank with which you maintain an account for trading or holding any type of Securities, whether stocks, bonds, mutual funds, or other types. Please list any accounts that hold Reportable securities in Exhibit G and any accounts that hold non-Reportable securities in Exhibit J, described further below.

Whenever possible employees are requested to report securities accounts directly through Eagle’s Axys system by arranging with their broker for direct downloads of transactions. Employees directly reporting accounts through Axys are required to verify the accuracy of the list of Securities and Securities Accounts as recorded on the system on an annual basis, or on or before January 30th of each year, via Exhibit H, and as a part of the Quarterly Transaction Report described further below. The report shall be current as of December 31st. Employees who are not able to arrange for direct reporting through Axys should arrange to have duplicate brokerage statements sent to the CCO.

Initial and Annual Report of Non-Reportable Securities Accounts

On or before February 14th of each year, you must submit to the CCO a report of the name of any broker, dealer or bank with which you maintain an account for trading or holding any type of securities, whether stocks, bonds, mutual funds, or other types, regardless of whether the securities therein are considered Reportable. Please list any accounts that hold any non-Reportable securities accounts in Exhibit J. Note that you are not required to submit the transactions therein if all transactions are in only non-Reportable securities.

Quarterly Transaction Reports. Within (30) days after the end of each calendar quarter, you must submit to the CCO a report of your transactions in Reportable Securities during that quarter, including the date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares and principal amount of each Security in the transaction, the nature of the transaction (whether a purchase, sale, or other type of acquisition or disposition, including a gift), the price of the Security at which the transaction was effected, and the name of the broker, dealer or bank with or through which the transaction was effected. (Exhibit H) If you established an account with a broker, dealer or bank in which any Security was held during that quarter, you must also attest that such accounts have been included in the report completed.

Because your 4th Quarter Transaction Report also serves as your Annual Holdings Report, you must sign off on Exhibit H even if (i) copies of all of your account statements are provided to the CCO for that quarter (see paragraph 8, “Account Statements,” below), or (ii) all of the information required in such report is, on a current basis, already in the records of Eagle through direct downloads into the Axys system.

Annual Report of Limited Offerings

On or before February 14th of each year, you must submit to the CCO a report of any limited offerings, to include any interests in private placements such as limited partnerships and limited liability corporations. As a reminder, any transaction in a limited offering must be pre-cleared by Compliance at the time of purchase or sale as well as listed in the form (Exhibit K).

Exceptions from Reporting Requirements

There are limited exceptions from certain of the reporting requirements noted above. Specifically, an employee is not required to submit:

(1)	The Quarterly Reporting Form for any transactions effected pursuant to an automatic investment plan.

(2)

Any of the three (3) reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to Securities held in Exempt Accounts. Note however, that the CCO may request that an employee provide documentation to substantiate that the employee had no direct or indirect influence or control over the Exempt Account (e.g., investment advisory agreement, etc.). The certification is attached in the Appendix as Exhibit I, Exempt Accounts Certification.

D. RESPONSIBILTIES

1. Maintenance of List of employees: Notification. The CCO or his designee shall maintain a list of all employees, including that date of hire and date any employee left employment with the Company.

2. Review of Securities Reports. The CCO or his designee shall ensure that all Initial and Annual Reports of Securities Holdings and Quarterly Transaction Reports, together with all and Account Statements are received by Eagle.

3. Annual Certification by Employees. Each employee of the Company must certify annually that he or she has read and understood the Code of Ethics and has complied and will comply with its provisions.

4. Recordkeeping Requirements. The Company shall maintain the following records at its principal place of business and make these records available to the Securities and Exchange Commission (“Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(1)	copies of the Code of Ethics currently in effect and in effect at any time within the past five years, to be maintained in an easily accessible place;
(2)

a record of any violation of the Code of Ethics and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurred;

(3)

a copy of each transaction and holding report, to be maintained for at least five years after the end of the fiscal year in which the report is made or information provided, the first two years in an easily accessible place;

(4)	a record of all persons, currently or within the past five years, who are or were subject to the code of ethics; and
(5)

a copy of each Annual Report to a Fund Board referred to in paragraph 5 above, to be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

5. Confidentiality. All reports and other documents and information supplied by any employee of the Company or employee in accordance with the requirements of this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and in the Procedures, by the Partners of Eagle, by representatives of the Commission, or otherwise as required by law, regulation, or court order.

6. Interpretations. If you have any questions regarding the meaning or interpretation of the provisions of this Code of Ethics, please consult with the CCO.

7. Violations and Sanctions. Any employee of a Company who violates any provision of this Code of Ethics shall be subject to sanction, including but not limited to censure, a ban on personal Securities trading, disgorgement of any profit or taking of any loss, fines, and suspension or termination of employment. Each sanction shall be recommended by the CCO and approved by a Partner of Eagle.

In adopting and approving this Code of Ethics, the Company does not intend that a violation of this Code of Ethics necessarily is or should be considered to be a violation of Rule 17j-1 under the Investment Company Act of 1940 or Rule 204A-1.

E. REPORTING VIOLATIONS

Every employee must immediately report any violation of the Code to the CCO. All reports, which may be submitted anonymously, will be treated confidentially and investigated promptly and appropriately. The Company will not retaliate against any employee who reports a violation of the Code in good faith and any retaliation constitutes a further violation of the Code. Notwithstanding the foregoing, the Company may discipline any employee that violates the Code. The CCO or his designee will keep records of any violation of the Code, and of any action taken as a result of the violation.

F. EXCEPTIONS TO THE CODE

The Compliance Officer may, under very limited circumstances, grant an exception from the requirements of the Code on a case-by-case basis, provided that:

●

The employee seeking the exception provides the Compliance Officer with a written statement detailing the efforts made to comply with the requirement from which the employee seeks an exception. The Compliance Officer believes that the exception would not harm or defraud a Fund or client, violate the general principles stated in the Code or compromise the employee’s or the Firm’s fiduciary duty to any Fund or client; and

●	The employee provides any supporting documentation that the Compliance Officer may request from the employee.

No exceptions may be made to the fundamental requirements contained in the Code that have been adopted to meet applicable rules under the Investment Company Act and the Advisers Act.